UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, as Amended

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION – DATED APRIL 7, 2025

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Section 240.14a-12

RIOT PLATFORMS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials:
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION – DATED APRIL 7, 2025

RIOT PLATFORMS, INC.

3855 Ambrosia Street, Suite 301

Castle Rock, CO 80109

[●], 2025

Fellow Stockholders:

On behalf of the Board of Directors (the “Board”) of Riot Platforms, Inc., a Nevada corporation, [Nasdaq: “RIOT”] (“Riot” or the “Company”), we are pleased to invite you to attend the 2025 Annual General Meeting of the Company’s stockholders (the “Annual Meeting”) to be held at 10:00 a.m. (Eastern Time) on Tuesday, June 10, 2025. The Annual Meeting will be virtual-only, held exclusively online to facilitate stockholder attendance and provide a consistent experience to all stockholders regardless of location. The live webcast of the meeting will be available via the virtual meeting portal at:

www.virtualstockholdermeeting.com/RIOT2025

The accompanying Notice of Annual General Meeting of Stockholders and proxy statement (the “Proxy Statement”) provide details about the Annual Meeting, including the nominees for election to the Board and other matters to be considered at the Annual Meeting, as well as additional information regarding virtual attendance for the Annual Meeting, which can be found on page 1 of the Proxy Statement.

We are happy to share the Board’s perspectives on Riot’s performance and accomplishments during 2024 and Riot’s future beginning in 2025.

Board Oversight and Focus

In 2024, the Board continued to focus on building on the Company’s strengths with the goal to maximize the value of our assets, and effectively and efficiently allocating capital between opportunities presented to the Company that generate the highest return on investment. Specifically, in early 2024, the Board oversaw the implementation of the Bitcoin Treasury Strategy, the primary focus of which is acquiring and holding Bitcoin on our balance sheet. Additionally, the Board determined that it is in the best interest of the Company to evaluate the feasibility of developing the Company’s remaining power capacity at our facility in Navarro County, Texas (the “Corsicana Facility”) for artificial intelligence (“AI”)/high-performance computing (“HPC”) uses. We have engaged leading consultants in the data center industry to assist in studying the feasibility of a transition, as well as leading financial advisors to assist in our go-to-market execution. The Board and management remain committed to upholding responsible corporate governance practices, with an emphasis on risk management and intelligent growth, to ensure Riot continues to adhere to our five core values: Teamwork, Accountability, Urgency, Transparency, and Attention to Detail. By embedding these values in our key functions, the Board aims to enhance Company performance, compliance, and execution, ultimately delivering value to all of our stockholders.

Company Performance in 2024

In 2024, the Company made significant progress in advancing our goal of enhancing our power infrastructure to mine Bitcoin in support of the Bitcoin blockchain. We generated revenue of $376.7 million and net income of $109.4 million, primarily from our Bitcoin mining facilities in Rockdale, Texas (the “Rockdale Facility”) which is believed to be one of the largest single Bitcoin mining facility in North America, as measured by developed capacity. We made substantial progress on the development of our second large-scale Bitcoin mining facility, the Corsicana Facility, completing Phase I which equips us with up to 400 megawatts (“MW”) of capacity. In 2024 the Company engaged in a number of accretive acquisitions, namely the acquisition of Block Mining, Inc. (“Block Mining”), a Kentucky-based vertically integrated Bitcoin miner. By acquiring Block Mining, we now own two operational sites in Kentucky, totaling 60 MW of operational capacity with potential to expand up to 155 MW. We intend to expand the two Kentucky sites, targeting 110 MW for self-mining operations in 2025. Additionally, we also own a greenfield expansion opportunity in Kentucky, adjacent to an existing substation, presenting us with the ability to develop 60 MW of additional capacity, and the potential to expand up to 150 MW. In December of 2024, the Company acquired E4A Solutions, LLC (“E4A Solutions”) a leading provider of electrical engineering services to a diverse customer base of energy developers and data center operators. The acquisition of E4A Solutions adds to our vertically integrated strategy by adding engineering expertise to service our own existing and future electrical infrastructure as well as provide solutions and services to the rapidly growing market for electrical infrastructure.

By expanding our infrastructure, we made progress in 2024 towards increasing our Bitcoin mining power to enhance our share of global hash rate and optimize revenue potential of our operations. As of December 31, 2024, we operated with a total hash rate capacity of 31.5 exahash per second (“EH/s”), which enabled us to mine 4,828 Bitcoin in 2024.

Another top priority is to be an industry leader in the cost of mining Bitcoin. We believe that maintaining a strong focus on cost-efficiency will provide Riot with a solid foundation to pursue its strategic growth initiatives and, ultimately, enhance stockholder value. Our 2024 results demonstrate that Riot’s vertical integration strategy and management team delivered consistent and sustainable performance throughout the year. We believe our size and scale, and the strength of our balance sheet, continue to provide us with a competitive advantage in the Bitcoin mining space. We are pleased with the Company’s trajectory and remain committed to maximizing efficient growth and maintaining a low cost to mine.

Investments in Riot’s Future

The Board has overseen substantial investments in the Company’s future through development, acquisitions, and talent management. Historically, the Company has primarily financed our strategic growth through the issuance of equity and the sale of mined Bitcoin. In 2024, we determined that it was in the best interest of the Company to engage in a debt issuance to fund the purchase of Bitcoin. The Company issued $594.4 million aggregate principal amount of convertible senior notes maturing in 2030 (the “2030 Notes”). As fellow Riot stockholders, we are cognizant of the dilutive effect of raising capital through equity sales; however, we believe that the capital we raise enables us to invest in the Company in ways that will generate positive returns for our stockholders’ investments, and that these efforts have put us in a strong financial position to capitalize on strategic growth opportunities. The Company is constantly exploring ways to reduce its cost of capital and will consider carefully structured debt financing as part of its strategy moving forward.

Riot has been mining Bitcoin since 2017, and throughout this time, our Board and management team have helped the Company expand our operations through various business cycles, market volatility, regulatory hurdles, a global pandemic, and an evolving global supply chain. Through these challenges, our Board and management team have continued to believe in the Company’s long-term success and ability to pivot, as necessary or desirable, based on the frequent evolution of the Bitcoin industry. As we explore the feasibility of expanding into AI/HPC applications, we are committed to maximizing our power infrastructure and expanding our capabilities in response to emerging market opportunities. We are confident that the groundwork we lay today will drive years of growth in emerging sectors that, to date, have already demonstrated significant potential, increasing our ability to deliver returns to our stockholders.

Evolving our Board and Governance

In addition to the significant strides we have made with respect to our business over the last year, we have continued to evolve our Board and governance. In February 2025, with input from our stockholders, we announced the appointment of three new independent directors who collectively possess experience directly overseeing the conversion of Bitcoin mining assets for potential AI/HPC uses, managing data center operations and maximizing the value of dynamic real estate properties similar to those owned and operated by Riot. We are excited to have these directors join us at an important moment for Riot and their expertise is already making a positive impact.

On behalf of the entire Board, we would like to extend our deepest gratitude to Hannah Cho and Hubert Marleau, who retired from the Company’s Board in February 2025, for their significant contributions during their time as directors. They were instrumental in the growth and evolution of Riot and their guidance, wisdom, and unwavering support have been invaluable to our success. We wish them the very best.

In addition to these Board changes, we are also continuing to evolve our governance. For this year’s Annual Meeting, we will be supporting a proposal submitted by one of our stockholders to declassify our Board.

Your Vote Matters

Whether or not you plan to attend the virtual Annual Meeting, we encourage you to read the accompanying Proxy Statement and vote as soon as possible. Vote now over the Internet at www.proxyvote.com, or by telephone or by mail. If you wish to vote by mail, please complete, sign, and date your WHITE proxy card or voting instruction card and return it according to the instructions provided.

Voting as soon as possible will ensure your representation at the Annual Meeting regardless of whether you attend the virtual Annual Meeting. If you have already voted, there is no need to vote again unless you wish to change your vote.

We thank you for your continued support.

Sincerely,	Sincerely,

Benjamin Yi, Executive Chairman	Jason Les, Chief Executive Officer

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. YOU MAY VOTE YOUR SHARES ONLINE OR BY TELEPHONE USING THE SIXTEEN-DIGIT CONTROL NUMBER ASSIGNED TO YOU, OR BY MAIL. TO VOTE BY MAIL, PLEASE COMPLETE, SIGN AND DATE YOUR WHITE PROXY CARD OR VOTING INSTRUCTION CARD AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE ACCORDING TO THE INSTRUCTIONS PROVIDED. PLEASE DO NOT SHARE YOUR CONTROL NUMBER.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION – DATED APRIL 7, 2025

NOTICE OF 2025 ANNUAL GENERAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, JUNE 10, 2025, AT 10:00 A.M. (EASTERN TIME)

Dear Stockholders:

NOTICE IS HEREBY GIVEN that the 2025 Annual General Meeting of the stockholders (the “Annual Meeting”) of Riot Platforms, Inc., a Nevada corporation (“Riot” or the “Company”), will be held at 10:00 a.m. (Eastern Time) on Tuesday, June 10, 2025, or such later date as the Annual Meeting may be adjourned or postponed. The Annual Meeting will be virtual-only and conducted exclusively online at:

www.virtualstockholdermeeting.com/RIOT2025

through a live audio webcast to facilitate stockholder attendance and to enable stockholders to participate fully and equally, regardless of size of holdings, resources, or physical location. No in-person attendance option will be available. To find instructions on how to access and log in to the virtual Annual Meeting, see “How do I attend the virtual Annual Meeting?” on page 1 in the accompanying proxy statement (the “Proxy Statement”).

Each stockholder receiving this Notice of 2025 Annual General Meeting of Stockholders (this “Notice”) has been assigned a 16-digit control number, which is required to register for and gain admittance to the Annual Meeting. The unique 16-digit control number assigned to you can be found on the enclosed WHITE proxy card or voting instruction card accompanying this Notice. Specific instructions on how to access the virtual Annual Meeting are included at the end of this Notice and in the accompanying Proxy Statement.

Items of Business

The following proposals, as more fully described in the accompanying Proxy Statement, are being submitted to our stockholders for their consideration at the Annual Meeting:

Proposal		Board Recommendation
1.	Elect as a Class I director each of the two nominees in the accompanying Proxy Statement for a term expiring at the 2028 Annual General Meeting of Stockholders.	“FOR”

2.	Ratify, in a non-binding advisory vote, the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	“FOR”

3.	Approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers (“Say-on-Pay”).	“FOR”

4.	Approve, in a non-binding advisory vote, the frequency at which future Say-on-Pay votes will be held (“Say-on-Frequency”).	“1 YEAR”

5.

Approve, in a non-binding advisory vote, D. E. Shaw Valence Portfolios, L.L.C. (“D. E. Shaw”) proposal, if properly presented at the Annual Meeting, requesting that the Board take all the necessary steps in its power, including amending the Company’s bylaws, to declassify the Board so that all directors are elected on an annual basis (the “Declassification Proposal”).

“FOR”

THIS IS NOT A BALLOT. YOU CANNOT USE THIS NOTICE TO VOTE YOUR SHARES.

This Notice presents only an overview of the more complete Proxy Statement accompanying this Notice, which is hereby made part of this Notice. The Proxy Statement is also available to you on the Internet at www.proxyvote.com, the Securities and Exchange Commission’s website, www.SEC.gov, or by visiting our website, www.riotplatforms.com, and navigating to the “Investor Relations” page, where the Proxy Statement can be found under the “All SEC Filings” tab.

The Board of Directors has established the close of business on Monday, April 14, 2025, as the record date (the “Record Date”) for determining those of our stockholders entitled to attend, and vote their shares at, the Annual Meeting. Accordingly, only holders of our common stock, no par value per share, of record at the close of business on the Record Date will receive this Notice and be eligible to attend and vote their shares at the Annual Meeting (including any adjournments or postponements thereof). Holders of other classes of our outstanding capital stock are not entitled to vote at the Annual Meeting. As of the Record Date, there were [●] shares of Company common stock, no par value per share, outstanding and entitled to vote at the Annual Meeting. The foregoing shares of our common stock, no par value per share, are referred to herein as “shares.” A list of stockholders of record as of the Record Date will be available at the Annual Meeting online at the virtual meeting portal, www.virtualstockholdermeeting.com/RIOT2025, and will be available by request during the ten (10) days prior to the Annual Meeting by submitting your written request to our Corporate Secretary at: Riot Platforms, Inc., 3855 Ambrosia Street, Suite 301, Castle Rock, Colorado 80109, Attention: Corporate Secretary.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we encourage you to read the accompanying Proxy Statement and vote your shares by proxy as soon as possible so that we can ensure your vote will be represented at the Annual Meeting.

You may submit your vote by proxy with your 16-digit control number using any of the following methods:

Before the Annual Meeting:

●	Voting online at: www.proxyvote.com;
●	Voting by telephone by calling: 1-800-690-6903 (owners of record) or 1-800-454-8683; or
●	Voting by mail by completing, signing, dating and returning the enclosed WHITE proxy card as soon as possible in accordance with the instructions on the WHITE proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

During the virtual Annual Meeting: Voting over the internet at www.virtualstockholdermeeting.com/RIOT2025.

Your proxy, whether given online at www.proxyvote.com, by telephone, or through the return of the enclosed WHITE proxy card, may be revoked prior to its exercise by either: (i) submitting a written notice of revocation or a duly executed proxy bearing a date later than your previously-submitted proxy to: Vote Processing, c/o: Broadridge, 51 Mercedes Way, Edgewood, New York 11717, and to our Corporate Secretary at: Riot Platforms, Inc., 3855 Ambrosia Street, Suite 301, Castle Rock, Colorado 80109, Attention: Corporate Secretary, prior to the Annual Meeting; or (ii) attending the virtual Annual Meeting via the virtual meeting portal at www.virtualstockholdermeeting.com/RIOT2025 and voting your shares, virtually using your 16-digit control number, live at the Annual Meeting. To ensure fair conduct of the Annual Meeting and that our stockholders of record as of the Record Date are able to participate in the Annual Meeting, you will not be able to participate in the virtual Annual Meeting without the unique 16-digit control number assigned to you and provided on the back of your WHITE proxy card or voting instruction card.

We urge you to review the accompanying proxy materials carefully and to vote as promptly as possible. Please note that we have enclosed the Proxy Statement and your WHITE proxy card along with this Notice.

By Order of the Board of Directors,

William Jackman, Executive Vice President, General Counsel and Corporate Secretary

Castle Rock, CO

April [●], 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL GENERAL MEETING OF THE STOCKHOLDERS OF RIOT PLATFORMS, INC. TO BE HELD ON:

TUESDAY, JUNE 10, 2025, AT 10:00 A.M. (EASTERN TIME)

VIA THE VIRTUAL MEETING PORTAL AT:

www.virtualstockholdermeeting.com/RIOT2025

THE NOTICE AND OUR PROXY STATEMENT ARE AVAILABLE ONLINE AT:

www.proxyvote.com and www.RiotPlatforms.com

IMPORTANT

PLEASE VOTE THE WHITE PROXY CARD TODAY “FOR” THE COMPANY NOMINEES AND PROPOSALS AND “FOR” THE DECLASSIFICATION PROPOSAL WE URGE YOU TO DISCARD AND NOT SIGN ANY PROXY CARD THAT MAY BE SENT TO YOU BY D. E. SHAW.

2024 Business Highlights	31
2024 Compensation Highlights	32
Executive Compensation Philosophy, Policies and Practices	33
Executive Compensation Decision Making Process	35
Our Executive Compensation Program Elements for 2024	39
Practices Related to the Grant of Equity Awards	47
Other Compensation Elements	48
Other Policies and Practices	48
Stock Ownership Requirements	50
Tax and Accounting Considerations	50
Risk and Analysis of Compensation Plans	51
Executive Employment Agreements	51
Compensation and Human Resources Committee Report	53
Summary Compensation Table	54
Grants of Plan Based Awards Table for Fiscal Year 2024	56
Outstanding Equity Awards at Fiscal Year End Table	58
Option Exercises and Stock Vested Table	60
Potential Post-Employment Benefits	60
CEO Pay Ratio	62
Pay vs. Performance	62
Pay-for-Performance Alignment	65
☑ PROPOSAL NO. 3: APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)	69
☑ PROPOSAL NO. 4: APPROVAL, ON AN ADVISORY BASIS, OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-FREQUENCY”)	70
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	71
☑ PROPOSAL NO. 5: THE DECLASSIFICATION PROPOSAL	73
DELINQUENT SECTION 16(A) REPORTS	76
INCORPORATION BY REFERENCE	76
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	76
APPENDIX A: RECONCILIATION OF GAAP MEASURE TO ADJUSTED EBITDA	A-1

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION – DATED APRIL 7, 2025

RIOT PLATFORMS, INC.

3855 Ambrosia Street, Suite 301

Castle Rock, CO 80109

PROXY STATEMENT

FOR THE 2025 ANNUAL GENERAL MEETING OF STOCKHOLDERS

INTRODUCTION

This Proxy Statement, along with the accompanying Notice of 2025 Annual General Meeting of Stockholders (the “Notice”), contains information about the 2025 Annual General Meeting of the stockholders of Riot Platforms, Inc., including any adjournments or postponements thereof (the “Annual Meeting”). In this Proxy Statement, we refer to Riot Platforms, Inc., a Nevada corporation, and its consolidated subsidiaries, as “Riot,” “Riot Platforms,” the “Company,” “we,” “us” or “our.”

We are holding the Annual Meeting at 10:00 a.m. (Eastern Time) on Tuesday, June 10, 2025, or such later date or dates as the Annual Meeting may be adjourned or postponed. The Annual Meeting will be virtual-only and held exclusively online via the virtual meeting portal, at www.virtualstockholdermeeting.com/RIOT2025 and no option to attend the virtual Annual Meeting in-person will be available. For specific instructions on how to attend the virtual Annual Meeting, please see “How do I vote?” beginning on page 2 of this Proxy Statement.

This Proxy Statement, the accompanying WHITE proxy card and, though not part of this Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2024 (“2024 Annual Report”) are being mailed, commencing on or about April [●], 2025, to the stockholders of record (as defined below) entitled to notice of and to vote at the Annual Meeting. Please see “Who may attend and vote at the Annual Meeting?” on page 1 of this Proxy Statement. Copies of this Proxy Statement and our 2024 Annual Report are available at www.proxyvote.com. You can also find copies of our Annual Reports on Form 10-K as well as all our periodic and current reports filed with the U.S. Securities and Exchange Commission (the “SEC”) on the SEC’s website, www.SEC.gov, or through the “Investor Relations” section of our website at www.riotplatforms.com. Except for those reports we have filed with the SEC, and as specifically incorporated by reference herein, the information contained on our website is not part of these proxy solicitation materials.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Meeting Information:

Record Date:	April 14, 2025

Meeting Date and Time:	June 10, 2025, at 10:00 a.m. Eastern Time

Location:	Virtual live webcast via the virtual meeting portal at: www.virtualstockholdermeeting.com/RIOT2025.

We include these questions and answers to provide some background and clarity concerning voting, solicitation and other general information. We encourage you to read this Proxy Statement and the accompanying materials carefully and in their entirety.

All Riot stockholders are encouraged to attend the virtual Annual Meeting, which will be held online to provide a consistent experience to all stockholders.

Who may attend and vote at the Annual Meeting?

You may attend and vote your shares at the Annual Meeting if you are a stockholder of our common stock, no par value per share (“shares”), at the close of business on the record date, April 14, 2025 (the “Record Date”), as identified by our transfer agent. In addition to stockholders of record (whose shares are registered in the stockholder’s name) holding shares as of the Record Date, each “beneficial owner” (whose shares are registered or held in the name of such person’s broker, bank or other nominee) as of the Record Date are also entitled to vote by using the methods described below. For more information, please see the information provided under the section entitled “How do I vote?” below.

As of the Record Date, there were [●] shares issued, outstanding and entitled to vote at the Annual Meeting.

How do I attend the virtual Annual Meeting?

To be admitted to the virtual Annual Meeting, navigate via web browser to the virtual meeting portal at www.virtualstockholdermeeting.com/RIOT2025 and enter the 16-digit control number from your Notice of Internet Availability of Proxy Materials or WHITE proxy card. Once admitted, stockholders may submit written questions, vote their shares and view reference materials (such as our list of stockholders as of the Record Date). The Annual Meeting will be held entirely online through a live audio webcast to facilitate stockholder attendance and to enable stockholders to participate fully and equally, regardless of size of holdings, resources, or physical location. Accordingly, no in-person or alternative venue will be provided, and all stockholders entitled to attend the Annual Meeting must do so through the virtual meeting portal using the 16-digit control number provided.

If you experience technical difficulties during the meeting, please call the technical support number posted on the virtual meeting website. We will have technicians ready to assist you beginning 15 minutes prior to the start of the Annual Meeting, at 9:45 a.m. (Eastern Time) on the meeting date, June 10, 2025.

What is a proxy and what is a proxy statement?

A proxy is a legal authorization that allows another person to vote the shares you own on your behalf. The person designated for this purpose is referred to as a proxy. If you designate someone as your proxy, the document in which you make that designation is also called a proxy.

A proxy statement is a document that we are required by law to provide you when we ask you to designate a proxy to vote your shares. It contains important background information on the matters that are being voted on. This document you are currently reading is a proxy statement, and we encourage you to review it carefully before voting.

Why am I receiving this Proxy Statement?

You are a stockholder of record as of the Record Date and are therefore entitled to attend the Annual Meeting and vote your shares. We have sent you this Proxy Statement or a Notice of Internet Availability of Proxy Materials in connection with the solicitation by our Board of Directors (the “Board”) of your proxy to vote your shares at the Annual Meeting (including any adjournments or postponements thereof).

What information is contained in this Proxy Statement?

This Proxy Statement provides a summary of the key information you need to know to make an informed vote. It includes information relating to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and named executive officers, as well as other required information.

How many votes do I have?

At the Annual Meeting, each stockholder of record is entitled to one vote for each share of Riot common stock owned as of the Record Date. Cumulative voting is not permitted.

How do I vote?

Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy. If your proxy is properly submitted, you are legally designating the person or persons named on the WHITE proxy card to vote your shares as you have directed. All valid proxies that we receive through this solicitation, which are not revoked, will be voted in accordance with instructions you provide on the WHITE proxy card. Except as set forth below, if you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations discussed below. For more information, please see the information provided under the section entitled “How does the Board recommend I vote on the proposals before the Annual Meeting?” below. Voting by proxy will not affect your right to attend the virtual Annual Meeting.

How you may vote depends on how your shares are held. As explained below, the voting procedures are different for stockholders of record and for beneficial owners of our shares. If you are a stockholder of record, you may vote your shares at the Annual Meeting using any of the following methods:

●	Before the Annual Meeting:
o	Via the Internet. Vote online by visiting the online portal at www.proxyvote.com and completing and submitting your WHITE proxy card using your 16-digit control number. You will need to follow the instructions on the website.

o	By telephone. To vote via telephone, call 1-800-690-6903 and follow the telephone prompts.

o	By mail. Complete, sign, and date the enclosed WHITE proxy card and return it by mail in the enclosed postage prepaid envelope to: Vote Processing, c/o: Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Your proxy will be voted in accordance with your instructions. If you sign the WHITE proxy card but do not specify how you want your shares voted, they will be voted as recommended by the Board.

●	During the Annual Meeting:
o	Live Via the Internet. If you wish to vote your shares live and online at the virtual Annual Meeting, you may attend the virtual Annual Meeting and vote your shares on the proposals presented through the virtual portal established to host the Annual Meeting. To access the virtual meeting portal, attend the Annual Meeting and vote your shares, please navigate via the Internet to the virtual meeting portal website at www.virtualstockholdermeeting.com/RIOT2025, and enter the unique 16-digit control number provided to you on the WHITE proxy card accompanying this Proxy Statement. You will not be able to attend the virtual Annual Meeting without your 16-digit control number. PLEASE DO NOT SHARE YOUR CONTROL NUMBER.

If you are a beneficial owner, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee (“Stockholder Nominee”) to do so. Your Stockholder Nominee has instructions on how to direct your shares to be voted. You may vote by following those instructions and the instructions on the Notice. If you are a beneficial owner who has obtained a legal proxy and are authorized to vote by your Stockholder Nominee and you wish to submit your vote, you may do so by attending the virtual Annual Meeting and voting virtually, or by telephone by dialing 1-800-454-8683.

All proxies must be submitted and received prior to the Annual Meeting to be counted. We encourage you to vote your shares as soon as possible to ensure your shares are represented at the Annual Meeting. The deadline for stockholders of record to vote by telephone or via the internet before the Annual Meeting is 11:59 p.m. (Eastern Time) on June 9, 2025. After this deadline, stockholders of record may vote their shares live during the Annual Meeting through the virtual meeting portal, as discussed above.

What is the difference between being a stockholder of record and a beneficial owner and how does this affect my voting?

Many of our stockholders hold their shares through brokers, banks, or other nominees, rather than directly in their own names. As summarized below, there are some differences between being a stockholder of record and a beneficial owner.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Corporation, or if you possess stock certificates representing your shares, you are the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals named on the WHITE proxy card or to vote at the Annual Meeting.

Beneficial Owners. If your shares are registered or held in the name of your Stockholder Nominee, you are the beneficial owner of shares held in “street name” and are not a stockholder of record. Your proxy materials are being forwarded to you by your Stockholder Nominee, who is considered to be the stockholder of record with respect to your shares held in street name. As the beneficial owner, you have the right to instruct your Stockholder Nominee how to vote your shares, and you are also invited to attend the virtual Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your Stockholder Nominee authorizing you to do so.

Do I need to attend the virtual Annual Meeting to vote my shares?

You do not need to attend the virtual Annual Meeting to vote your shares. Shares represented by valid proxies that are received in time for the Annual Meeting will be voted at the Annual Meeting unless they are revoked in advance of the meeting date. A stockholder may revoke a proxy before the proxy is voted by following the instructions under the section title “May I change or revoke my proxy?” below.

May I change or revoke my proxy?

If you are a stockholder of record, you may revoke your proxy or change your vote at any time before your shares are voted at the Annual Meeting. There are several ways to do this:

Before the Annual Meeting:

●	by signing a new proxy card dated after your previously submitted proxy and submitting it in accordance with the instructions above;
●	by re-voting your shares via the Internet or by telephone as instructed above (note: only your latest Internet or telephone vote will be counted);
●	by delivering a signed statement of revocation or a duly executed proxy card bearing a later date than your previously submitted proxy card via mail to: (i) Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717; and (ii) our Corporate Secretary at: Riot Platforms, Inc., 3855 Ambrosia Street, Suite 301, Castle Rock, Colorado 80109, Attention: Corporate Secretary; or

During the Annual Meeting:

●	by attending the Annual Meeting virtually and voting during the Annual Meeting. Attending the Annual Meeting via the virtual meeting portal at www.virtualstockholdermeeting.com/RIOT2025 will not automatically revoke a previously submitted proxy unless you specifically request revocation or you vote your shares, virtually, live at the Annual Meeting.

What should I do if I receive more than one proxy card?

In light of the Declassification Proposal, in addition to the proxy statement and WHITE proxy card you receive from us, you may receive solicitation materials from D. E. Shaw, including a proxy statement and proxy card. The Board strongly urges you to vote using the WHITE proxy card and NOT vote using any proxy card that may be sent to you by D. E. Shaw. You may receive more than one WHITE proxy card or voting instruction card from us if you hold shares in more than one account, which may be held directly, in registered form (i.e., as a stockholder of record), or held in street name (i.e., as a beneficial owner). Please vote in the applicable manner described under “How do I vote?”, beginning on page 2, on the WHITE proxy card for each account to ensure that all your shares are voted.

If you have already voted using a proxy card sent to you by D. E. Shaw, you have every right to change your vote and we strongly urge you to revoke that proxy by marking, signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided or following the instructions on your WHITE proxy card to vote via the Internet. Only the latest validly executed proxy that you submit will be counted-any proxy may be revoked at any time prior to its exercise at the Annual Meeting. If you are a beneficial owner, you may revoke your proxy or change your vote by submitting new voting instructions to your Stockholder Nominee.

Will my shares be voted if I do not return my proxy card?

If shares are registered in your name, they will not be voted if you do not submit your WHITE proxy card by mail or vote online via the portal at www.proxyvote.com, or by telephone by dialing 1-800-690-6903, or if you do not attend the virtual Annual Meeting and vote your shares virtually using the unique 16-digit control number assigned to you on your WHITE proxy card. Please see the section entitled “How do I vote?” beginning on page 2 above for specific instructions on how to vote your shares. If you sign and return your WHITE proxy card without instructions as to how your shares should be voted, your shares represented by such WHITE proxy card will be voted in accordance with the Board’s recommendations.

If you are a beneficial owner, your broker may vote your shares at their discretion on “routine” matters if your broker does not receive instructions from you.

The following proposal is typically considered a routine matter:

●	Proposal 2 (A Non-binding Ratification of the Appointment of Deloitte as the Independent Auditors for the fiscal year ending December 31, 2025)

Your Stockholder Nominee cannot vote your shares on “non-routine” matters if it has not received instructions from you because it does not have discretionary voting authority on that matter. If your Stockholder Nominee chooses not to vote on a routine matter for which it does have discretionary voting authority or cannot vote on a non-routine matter because it has not received instructions from you, a “broker non-vote” has occurred. Broker non-votes will be counted for the purposes of a quorum but will not be counted as votes cast with respect to a proposal “for” or “against” the non-routine matters. Because abstentions and broker non-votes do not represent shares cast with respect to a proposal, broker non-votes will have no effect on the outcome of votes on any of the proposals put forth in this Proxy Statement, except as required under Nevada law and identified in this Proxy Statement.

If D. E. Shaw solicits proxies in connection with matters to be voted on at the Annual Meeting and brokers separately receive proxy materials from both us and D. E. Shaw, then the Annual Meeting will be considered a contested meeting. Accordingly, under applicable NYSE rules, if your broker receives proxy materials from both us and D. E. Shaw, it will not be permitted to exercise discretionary authority regarding any proposals to be voted on at the Annual Meeting, including on matters typically considered “routine,” such as the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2). As a result, if you do not instruct your bank, broker or other holder of record on how to vote your shares, then your shares may not be voted on these matters at the Annual Meeting. We therefore encourage you to provide voting instructions. This ensures your shares will be voted at the Annual Meeting in the manner you desire.

What vote is required to approve each proposal presented at the Annual Meeting?

Plurality of Votes Cast:

●	Proposal 1 (Election of Class I Directors)

Majority of Votes Cast:

●	Proposal 2 (Ratify, in a Non-binding Advisory Vote, the Appointment of Deloitte as the Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2025)
●	Proposal 3 (Approve, in a Non-binding Advisory Vote, Say-on-Pay)
●	Proposal 4 (Approve, in a Non-binding Advisory Vote, Say-on-Frequency)
●	Proposal 5 (Approve, in a Non-binding Advisory Vote, the Declassification Proposal)

Although, as noted above, abstentions and broker non-votes are counted as “shares present” at the Annual Meeting for the purpose of determining whether a quorum exists, they are not counted as votes cast either “for” or “against” the proposal and, accordingly, do not affect the outcome of the vote.

How does the Board recommend I vote on the proposals before the Annual Meeting?

The Board unanimously recommends that you vote according to the Board’s recommendation for each of the five Proposals presented at the Annual Meeting, as follows:

Proposal		Board Recommendation
1.	Elect as a Class I director each of the two nominees in the accompanying Proxy Statement for a term expiring at the 2028 Annual General Meeting of Stockholders.	“FOR”

2.	Ratify, in a non-binding advisory vote, the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	“FOR”

3.	Approve, in a non-binding advisory vote, Say-on-Pay.	“FOR”

4.	Approve in a non-binding advisory vote, Say-on-Frequency.	“1 YEAR”

5.	Approve, in a non-binding advisory vote, the Declassification Proposal.	“FOR”

Will other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, the Board knows of no other business that will be presented at the Annual Meeting. Pursuant to Exchange Act Rule 14a-8 and as stated in our 2024 proxy materials, stockholder proposals intended for consideration for inclusion in this Proxy Statement were due on or before December 30, 2024. No stockholder proposals were received by this stated deadline and, therefore, no stockholder proposals have been included in this Proxy Statement.

Additionally, as disclosed in our 2024 proxy materials and as specified in our Bylaws, notice of stockholder proposals to be considered for presentation at this year’s Annual Meeting, but not to be included in this Proxy Statement, were required to have been received by the Company’s Corporate Secretary no sooner than February 13, 2025, and no later than March 15, 2025. If any other matter is presented at the Annual Meeting, the WHITE proxy card provides that your shares will be voted by, and in the discretion of, the proxy holder listed on the WHITE proxy card.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting in accordance with our Bylaws and Nevada law. The attendance, virtually or by proxy, of holders of not less than one-third of the outstanding shares of stock entitled to vote as of the Record Date will constitute a quorum for doing business at the Annual Meeting. Therefore, based on [●] shares outstanding as of April 14, 2025, the presence of [●] shares, whether represented by their holder virtually or by proxy, will constitute a quorum for purposes of the Annual Meeting. If you grant your proxy and do not revoke it prior to the Annual Meeting, your shares will be considered present at the Annual Meeting and be counted toward the quorum. Proxies marked “Withhold” or “Abstain” and broker non-votes will be treated as shares that are present for purposes of determining whether a quorum has been met.

What happens if a quorum is not reached?

If a quorum cannot be reached, either the Chairman of the Board or the stockholders, by a vote of the holders of a majority of shares present virtually or represented by proxy (which may be voted by the proxy holders), may, without further notice to any stockholder (unless a new Record Date is set), adjourn the Annual Meeting to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.

Householding of Annual Disclosure Documents.

The SEC has adopted a rule concerning the delivery of annual disclosure documents to households with more than one stockholder. The rule permits the Company or brokers holding Company shares on your behalf to send a single set of our Annual Report and Proxy Statement or Notice to any household at which two or more of our stockholders reside, if the stockholders appear to be members of the same family. Each stockholder will continue to receive a separate proxy card or voting instruction card. This procedure is referred to as “householding” and benefits both stockholders and the Company. Householding reduces the volume of duplicate information received by stockholders and helps to reduce expenses. This rule applies to our Annual Reports, our Proxy Statements, the Notice and any information statements. Once stockholders receive notice that communications to their addresses will be “householded”, the practice will continue until stockholders are notified otherwise or until they revoke their consent to the practice.

If at any time a stockholder no longer wishes to participate in householding and would prefer to receive separate sets of our annual disclosure documents or Proxy Statement or Notice, they may revoke their consent for future mailings by contacting our proxy advisors and virtual webcast hosts for the Annual Meeting, Broadridge Financial Solutions, Inc., via:

●	Telephone at: 1-866-540-7095; or
●	Mail to: Broadridge Householding Department, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

Similarly, if an address is shared with another stockholder and, together, both stockholders would like to receive only a single set of our annual disclosure documents, the stockholders should follow the same methods of notice instructions above.

Who is paying for this proxy solicitation?

The Company will bear the cost of the solicitation of proxies; however, we will not pay our directors, officers and employees any additional compensation for soliciting proxies in person, by telephone or by other means. We may reimburse brokerage firms, banks and other agents for reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners. We have engaged Okapi Partners, a proxy solicitation firm, to assist us in soliciting proxies in connection with the Annual Meeting for an engagement fee of approximately $50,000, plus reimbursement of reasonable out-of-pocket expenses. Other proxy solicitation expenses that we will pay include those for preparing, mailing, returning, and tabulating the proxies. Okapi Partners may be contacted via the methods below:

Banks and Brokerage Firms, Please Call: (212) 297-0720

Stockholders and All Others Call Toll-Free: (855) 305-0857

E-mail: info@okapipartners.com

Are stockholders entitled to appraisal or dissenters’ rights?

Under Nevada law, stockholders are not entitled to appraisal or dissenters’ rights with respect to the proposals presented in this Proxy Statement.

Where can I find the voting results of the Annual Meeting?

We expect to announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

When are stockholder proposals due for next year’s annual general meeting?

All stockholder proposals, including stockholder proposals for candidates for nomination for election to the Board, should be submitted in accordance with applicable SEC rules and regulations, Nevada law, and the Company’s procedures in its Bylaws for stockholder proposals. Stockholder proposals should be submitted to our Corporate Secretary by mail to the following address:

Riot Platforms, Inc.

3855 Ambrosia Street

Suite 301

Castle Rock, CO 80109

Attention: Corporate Secretary

Stockholder proposals intended to be presented at, and included in the definitive proxy statement for, the 2026 Annual General Meeting of Stockholders (the “2026 Annual Meeting”) must be delivered to our Corporate Secretary on or before the close of business on [●], to be considered timely pursuant to SEC Rule 14a-8 and our Bylaws. Stockholder proposals intended to be presented at the 2026 Annual Meeting outside of the SEC Rule 14a-8 process must be delivered to our Corporate Secretary at the above address no sooner than [●], 2026, and no later than [●], 2026, to be considered timely.

If the date of our 2026 Annual Meeting has been changed by more than thirty (30) days before or more than sixty (60) days after the first anniversary of this year’s Annual Meeting, notice by the stockholder must be delivered to our Corporate Secretary not earlier than the close of business on the ninetieth (90th) day prior to the scheduled date of the 2026 Annual Meeting and not later than the close of business on the later of the sixtieth (60th) day prior the scheduled date of the 2026 Annual Meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by the Company, to be considered timely.

Stockholders may nominate candidates for the Board by the same deadlines as set forth above for stockholder proposals outside of the SEC Rule 14a-18 process for such business to be eligible to come before the 2026 Annual Meeting. Each notice of business or nomination must set forth the information required by our Bylaws. Any such proposals, including stockholder proposals for candidates for nomination for election to the Board, must be submitted in accordance with applicable SEC rules and regulations, and follow the procedures in our Bylaws. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by SEC Rule 14a-19 and provide reasonable evidence of such compliance, upon request. Submitting a notice does not ensure that the proposal will be raised at the 2026 Annual Meeting. We will not permit stockholder proposals or nominations that do not comply with the foregoing notice requirements to be brought before the 2026 Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our business operates under the direction of the Board, four of whom are independent. Pursuant to our Bylaws, the Board is divided into three equal in size classes, with staggered three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring. The Governance and Nominating Committee (“Governance Committee”) and the Board have unanimously fixed the size of the Board at six directors, with two directors designated as Class I directors, two directors designated as Class II directors, and two directors designated as Class III directors. Class I director seats on the Board are up for election at this Annual Meeting, Class II director seats are up for election at the 2026 Annual Meeting, and Class III director seats are up for election at the 2027 annual general meeting of stockholders.

The Governance Committee and the Board have unanimously nominated and hereby recommend to the stockholders for their approval at the Annual Meeting the following director nominees for election to the Board:

Director Nominees

Name	Age	Director since

Jaime Leverton	47	2025
Douglas Mouton	61	2025

Information relating to the nominees for election as director and for each continuing director, including period of service as a director of the Company, principal occupation, skill, experience and other biographical material, is shown later in this Proxy Statement.

Ms. Leverton and Mr. Mouton have consented to stand for election as Class I directors; and we have no reason to believe that either is unable or will decline to serve as a director if elected. Although the Company knows of no reason why Ms. Leverton or Mr. Mouton could not serve as a director, if either is unable to serve or is unwilling to serve, the accompanying proxy will be voted for a substitute nominee. Each director nominee, if elected, will serve until the expiration of their term and until a successor is named and qualified, or until their earlier resignation, death or removal.

As provided by our Bylaws, should a director die, resign or otherwise be removed from office prior to the expiration of his or her term of office, the remaining directors may appoint an interim director to fill the resulting vacancy on the Board until a successor is duly qualified and elected by the stockholders following the expiration of the term of office.

Vote Required

Pursuant to our Bylaws, the Company uses a plurality of votes cast by the stockholders entitled to vote for the election of directors. Plurality of the votes cast means that those director nominees receiving the most “FOR” votes cast in favor of their election to the Board will be elected to the Board. Votes that are marked “WITHHOLD” will not be included in the vote tally for the election of directors and thus will have no effect on the outcome of the vote on this proposal.

Stockholder Nominees do not have authority to vote the shares held in street name for their beneficial owner clients without such clients’ instructions on this proposal. As a result, any uninstructed shares held in street name by Stockholder Nominees for their beneficial owner clients will not be voted at the Annual Meeting on this Proposal No. 1 and will be considered broker non-votes. Broker non-votes and abstentions will not affect the results of the vote on this proposal.

BOARD VOTING RECOMMENDATION REGARDING PROPOSAL NO. 1

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE AS CLASS I DIRECTORS ON THE BOARD ON THE WHITE PROXY CARD.

INFORMATION REGARDING DIRECTORS

The information set forth in the following table is current as of the date of this Proxy Statement, of the individuals who currently serve as directors on the Board.

Name of Director	Age	Director Since	Independent	Audit Committee	Compensation and Human Resources Committee	Governance and Nominating Committee
Benjamin Yi	43	2018
Jason Les	39	2017
Lance D’Ambrosio	67	2021	✔			✔
Jaime Leverton	47	2025	✔		✔
Douglas Mouton	61	2025	✔	✔	✔	✔
Michael Turner	52	2025	✔		✔	✔

✔	Committee Member
Committee Chair
Audit Committee financial expert

Class III Directors (Terms Expiring in 2027)

Age: 43 Director Since: 2018 Committees: None Other Current Public Company Board Service: None

Benjamin Yi has served as our Executive Chairman since May 2021, as a member of the Board since October 2018, and as Chairman of the Board from November 2020 through May 2021. Mr. Yi previously served as a member of each of the Board’s three standing committees, however, as of May 24, 2021, upon his appointment as the Company’s Executive Chairman, Mr. Yi resigned from all committee positions.

Prior to his appointment as our Executive Chairman, Mr. Yi led capital markets and corporate development at IOU Financial Inc., a Montreal-based fintech-enabled lender to North American small businesses which was privatized by Neuberger Berman in 2023, from January 2017 through May 2021. Prior to that time, Mr. Yi worked in Corporate Development & Strategy at Dundee Corporation, a Toronto-based conglomerate primarily focused on the natural resources sectors from September 2015 through September 2016, and in Investment Management from August 2010 through August 2015. Prior to Dundee Corporation, Mr. Yi was a securities analyst at the predecessor to 1832 Asset Management L.P., where he covered energy and special situations investments as part of a team managing one of North America’s largest natural resources-focused investment funds. Mr. Yi served as an Independent Director and Chair of the Corporate Governance and Remuneration Committee of PetroMaroc Corporation, plc, a Jersey, UK-based energy company, from December 2013 to December 2016, and as a member of the Board of Managers and Audit Committee of Android Industries, LLC, a privately held Michigan-based assembler of complex modules for the automotive industry, from January 2017 to September 2016. Mr. Yi also previously served and as an Independent Director, member, and occasional Chair of the Audit Committee of Woulfe Mining Corp., a Vancouver-based mining company, from October 2013 to its acquisition in September 2015.

Mr. Yi holds a Bachelor of Commerce, specialist in Finance, major in Economics from University of Trinity College and a Master of Finance from the Rotman School of Management at the University of Toronto. He is a CFA charter holder and member of the CFA Society Cayman Islands.

Expertise: We believe Mr. Yi is qualified to serve on our Board because he brings two decades of unique capital markets and investment experience to the Company, and a particular expertise in fintech, specialty finance, and investing throughout a company’s capital structure. Mr. Yi leverages his expertise in corporate governance, capital markets, and corporate development as a Board member to help shape Board discussions and strategic policymaking decisions.

Age: 39 Director Since: 2017 Committees: None Other Current Public Company Board Service: None

Jason Les has served as a director on the Company’s Board since November 2017 and has served as the Company’s Chief Executive Officer (“CEO”) since February 8, 2021.

Prior to his service as the Company’s CEO, Mr. Les was a founding partner of Binary Digital, a software-development company, where he led the engineering team and coordinated project development for AI, reverse engineering, and inter-software compatibility projects from May 2017 to November 2020. Additionally, his background includes over a decade of unique experience as a former professional heads-up poker player, during which he successfully competed in high-stakes games online, in addition to the most prestigious, high-stakes tournaments in the world. In 2015 and 2017, Mr. Les was selected as a human benchmark for testing the world’s best poker artificial intelligence in what was dubbed “Man vs Machine” at Carnegie Mellon University.

Mr. Les holds a Bachelor of Science, Computer Science from the University of California, Irvine.

Expertise: We believe Mr. Les is qualified to serve on our Board because he has been deeply involved with Bitcoin since 2013, with significant experience in cryptocurrency mining, as an engineer studying protocol development, and contributing to open-source projects. Mr. Les brings technical expertise regarding Bitcoin mining, leadership experience AI projects, and an astute understanding of the overall Bitcoin industry to Board discussions and strategic policy making decisions that help the Board establish, oversee and improve Company policies designed to drive growth of the Company and protect stockholder interests.

Class II Directors (Terms Expiring in 2026)

❖ ❖ ❖

Ms. Cho brings extensive experience in the enterprise technology industry, and significant knowledge and expertise in the marketing and communications aspects of the enterprise technology space to establish policies and strategies assisting the Company in navigating its public discourse regarding the Bitcoin mining industry. Ms. Cho leverages her executive leadership experience, as well as her marketing and communications expertise in the enterprise technology space during Board discussions and strategic policymaking decisions to assist the Board as it seeks to continue to establish, oversee and improve Company policies designed to drive the growth of the Company and protect stockholder interests.

Age: 67 Director Since: 2021 Committees: ❖ Audit Committee ❖ Compensation Committee (Chair) ❖ Governance Committee Other Current Public Company Board Service: None

Lance D’Ambrosio has served as a director on the Company’s Board, including as a member of each of its three standing committees, since May 2021. Mr. D’Ambrosio has served as the Board’s Lead Independent Director since February 2025, as Chair of the Compensation Committee since June 2024, and sits on the Audit Committee and Governance Committee. He previously served as Chair of the Audit Committee from May 2021 through June 2024.

Mr. D’Ambrosio has served as a co-founder and Chairman at RackScale Data Centers, an AI/HPC infrastructure company, since May 2022. Since 2001, Mr. D’Ambrosio has served as the Managing Partner of 4 D Investments, a company focusing on technology and real estate investments. Mr. D’Ambrosio also served as the Chief Executive Officer and Chairman of the board of directors of Crystal Peak Minerals, a Canadian public company focused on precious metals mining, from 2010 to 2018.

Mr. D’Ambrosio has been recognized as a recipient of the Ernst & Young and Merrill Lynch Entrepreneur of the Year Award in the category of e-Software & Services, and he holds a Bachelor of Science, Marketing and a Bachelor of Science, Management from the University of Utah, where he graduated in 1979 as a member of the Dean’s Honor List.

Expertise: We believe Mr. D’Ambrosio is qualified to serve on our Board because he brings extensive experience as a corporate executive, entrepreneur and director. He leverages his substantial corporate governance and finance experience during Board discussions and strategic policymaking decisions to help the Board establish, oversee and improve Company policies.

Age: 52 Director Since: 2025 Committees: ❖ Audit Committee (Chair) ❖ Compensation Committee ❖ Governance Committee Other Current Public Company Board Service: 1

Michael Turner has served as a director on the Company’s Board since February 2025. Mr. Turner has served as Chair of the Audit Committee since February 2025 and sits on the Compensation Committee and the Governance Committee.

Mr. Turner was the President of Oxford Properties Group, a leading global real estate investor, asset manager and business builder from April 2018 through April 2023, Executive Vice President & Country Head from April 2016 through March 2018, and held several other key positions of increasing authority from May 2010 through April 2016. Mr. Turner also served as the Global Head of Real Estate at the Ontario Municipal Employees Retirement System (OMERS), one of Canada’s largest defined benefit public pension funds from April 2018 through April 2023. Mr. Turner was Executive Vice President, Investments at CBRE Group, Inc., a leading global real estate services and investment firm from 2008 through 2010. Mr. Turner has served as a member of the board of directors of Lineage Holdings, a global leader in the logistics industry, since September 2020, and previously served on the boards of several private investment and asset management companies, including M7 Real Estate (UK), an investment management company, from January 2021 through March 2023, R-LABS Canada, Inc., a real estate venture builder, from August 2018 to March 2022, and Honest Buildings, a capital planning and project management company, from August 2018 to August 2019.

Mr. Turner holds a Bachelor of Arts from the University of British Columbia, a Master of Planning from Queen’s University, a Master of Finance from the University of Toronto, and is a CFA charter holder.

Expertise: We believe Mr. Turner is qualified to serve on our Board because he brings substantial real asset investment, capital allocation and financial experience which he uses to enhance profitability, spur innovation, and ensure operational excellence.

Nominees for Class I Directors (Terms Expiring in 2028)

❖ ❖ ❖

Mr. Marleau has extensive corporate governance and public company board experience, and he brings over five decades of dedicated financial markets and economics experience to the Board. He brings his extensive experience and expertise to Board discussions and policymaking decisions, helping to assist the Board shape its strategic vision for the Company and as it seeks to continue to establish, oversee and improve Company policies designed to drive the growth of the Company and protect stockholder interests.

Age: 47 Director Since: 2025 Committees: ❖ Audit Committee ❖ Compensation Committee ❖ Governance Committee (Chair) Other Current Public Company Board Service: None

Jaime Leverton has served on our Board since February 2025. Ms. Leverton has served as Chair of the Governance Committee since February 2025 and sits on the Compensation Committee and the Audit Committee.

Ms. Leverton most recently served as Chief Executive Officer and Chairperson of the Board at Ulys Holdings, Inc., a fintech platform for banking and digital assets, from July 2024 through February 2025. Previously, she served as Chief Executive Officer and as a member of the board of directors of Hut 8 Mining Corp., one of the largest publicly traded Bitcoin mining companies, from December 2020 to February 2024. Prior to Hut 8, Ms. Leverton served as Chief Commercial Officer at eStruxture Data Centers, a Canadian data center colocation platform, from June 2019 through December 2020, and General Manager, Vice President – Canada and APAC at Cogeco Peer 1 (now Aptum Technologies), a data center and cloud computing services company, from May 2017 through May 2019. Ms. Leverton also served as Managing Director, Financial Markets, at National Bank of Canada from April 2016 through May 2017. Ms. Leverton previously served as a member of the board of directors of WonderFi Technologies Inc., a global digital asset platform, from March 2024 through August 2024.  Ms. Leverton currently serves on the board of directors of multiple privately held companies.

Ms. Leverton holds a Bachelor of Social Science and Bachelor of Arts in Psychology and Political Science from the University of Ottawa, a Master of Business Administration from Dalhousie University, and an Institute of Corporate Directors, Director certificate from the Rotman School of Management at the University of Toronto.

Expertise: We believe Ms. Leverton is qualified to serve on our Board because she brings extensive experience as a corporate executive as well as highly relevant data center leadership skills and experience in converting Bitcoin operations into AI/HPC space.

Age: 61 Director Since: 2025 Committees: ❖ Audit Committee ❖ Compensation Committee ❖ Governance Committee Other Current Public Company Board Service: None

Douglas Mouton has served on our Board since February 2025. Mr. Mouton has served as a member of the Audit Committee, Compensation Committee and Governance Committee since February 2025.

From June 2022 through June 2024, Mr. Mouton served as Senior Engineer Lead, Datacenter Design Engineering and Construction at Meta, a multinational technology conglomerate. Mr. Mouton also served as Vice President, Global Datacenter Delivery at Microsoft, a multinational technology conglomerate, from June 2015 through July 2021. Mr. Mouton has served as a member of the advisory board at Fidelis New Energy, a developer of multi-gigawatt, zero carbon power facilities in Europe, since September 2022.

Mr. Mouton holds a Bachelor of Arts in Architecture from the University of Louisiana at Lafayette and a Master of Strategic Studies, Military Science and Operational Studies from U.S. Army War College.

Expertise: We believe Mr. Mouton is qualified to serve on our Board because he brings extensive relevant industry experience, including expertise in the design, construction and scaling of data centers and deep familiarity with the requirements of hyperscalers.

Familial Relationships and Adverse Proceedings

There are no familial relationships among any of the director nominees and our directors or our executive officers, or between any of our directors and our executive officers. Additionally, none of our directors, director nominees or executive officers are party to any legal proceedings adverse to us.

Board Experience

Diversity of experience is an important attribute of a well-functioning board of directors, and our Board’s commitment to achieving balanced board composition is reflected in our Board Diversity Policy adopted in 2023. Our Board values experience, among other attributes, in selecting nominees to serve on our Board and believes that a diverse Board leverages differences in thought, perspective, regional and industry experience, cultural and geographical background, age, ethnicity, race, gender, knowledge and skills which will ensure that Riot retains a competitive advantage. Accordingly, in alignment with the Board Diversity Policy, when evaluating candidates for nomination as new directors, the Governance Committee will consider the appropriate mix of diversity, skills, experience and expertise in the pool of qualified candidates. If the Governance Committee chooses to engage a search firm, it will work with search firms who understand the Company’s approach in identifying and proposing suitable candidates for appointment to the Board. The Governance Committee periodically reviews the effectiveness of the Board Diversity Policy, including reviewing best practices.

The matrix below summarizes certain experiences, qualifications, skills, and attributes that our directors bring to the Board to enable effective oversight. This matrix is intended to provide a summary of our directors’ qualifications and is not a complete list of each director nominees’ strengths or contributions to the Board. Additional details on each director nominee’s experiences, qualifications, skills, and attributes are set forth in their biographies above.

Director Skills Matrix as of April 7, 2025

Skills and Experience	Yi	Les	D’Ambrosio	Leverton	Mouton	Turner
Industry and Technology	X	X	X	X	X	X
Executive Leadership	X	X	X	X	X	X
Emerging Technologies	X	X		X	X
Global Business	X		X	X	X	X
Finance and Accounting	X		X	X		X
Service, Operations and Manufacturing			X	X		X
Communication and Marketing				X
Digital Assets	X	X	X	X
Corporate Governance	X		X	X		X
Risk Management	X	X		X	X	X
Human Capital Management				X		X
Data Centers and Energy			X	X	X	X

CORPORATE GOVERNANCE

Corporate Governance Guidelines, Code of Ethics and Business Conduct, and Committee Charters

Our Corporate Governance Guidelines, together with our Board Committee Charters, provide the framework for the corporate governance of the Company. This promotes the interests of our stockholders and strengthens our Board and management accountability. Below is a summary of our Corporate Governance Guidelines and Board Committee Charters.

Our Code of Ethics and Business Conduct (the “Code of Ethics”) applies to our directors, officers, employees (including temporary employees), contractors, and interns (“Covered Persons”). This includes our Principal Executive Officer and our Principal Financial Officer. We require that they avoid conflicts of interest, comply with applicable laws, protect our assets and conduct business in an ethical and responsible manner and in accordance with the Code of Ethics. The Code of Ethics prohibits employees from taking unfair advantage of our business partners, competitors, and employees through manipulation, concealment, misuse of confidential or privileged information, misrepresentation of material facts or any other practice of unfair dealing or improper use of information. The Code of Ethics requires employees to comply with all applicable laws, rules and regulations wherever in the world we conduct business. This includes applicable laws on privacy and data protection, anti-corruption and anti-bribery, and trade sanctions.

If we make substantive amendments to the Code of Ethics, or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics to our named executive officers, directors, financial professionals and persons performing similar functions, we will disclose the nature of such amendment or waiver on our website or in a report filed with the SEC on Form 8-K.

We provide our Corporate Governance Guidelines, as well as the charters of each of our Board Committees and our Code of Ethics on our website at https://www.riotplatforms.com/overview/governance/governance-documents/. Information contained on or accessible via our website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.

Board’s Role in Corporate Governance Matters

The Board oversees the management of the business and affairs of the Company. In this oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved for the stockholders. Our Board is focused on, and committed to, responsible and effective corporate governance. Our Board members conduct candid and constructive discussions and deliberations among themselves and with management and outside advisors regarding the strategic vision of the Company and in fulfillment of their oversight role with respect to the Company’s executive officers.

Further, our Board operates with a robust committee structure consisting of the Board’s three standing committees, Audit, Compensation, and Governance, each of which fulfill various aspects of the Board’s overall oversight and strategic roles. Each committee elects a chair from among its members to oversee and set the agendas for the committee’s meetings. As part of the Board’s role in overseeing the governance and structure of our business, the Board oversees the Company’s executive officers, including overseeing the partitioning of the various executive officers’ roles and responsibilities within the Company.

Our Board has adopted Corporate Governance Guidelines based on the best practices in our industry and the Board continues to review and adapt them over time. Our Governance Committee is responsible for overseeing our Corporate Governance Guidelines and reporting and making recommendations to our Board concerning corporate governance matters. Our Board regularly reviews our Corporate Governance Guidelines and updates them periodically in response to changing regulatory requirements and evolving governance practices. Our Corporate Governance Guidelines, Articles of Incorporation and Bylaws address various governance matters including, but not limited to, the following:

●	Rules regarding the role and responsibilities of the Board and of each individual director, including director compensation, orientation, and continuing education standards;

●	Rules regarding Board composition, including selecting the Chair and Lead Independent Director of the Board and establishing the Board’s committees and their membership, as well as establishing and overseeing membership criteria and director independence;
●	Rules regarding the submission of director nominees for election by our stockholders;
●	Rules regarding the voting standard for the election of directors;
●	Rules regarding Board meetings, including the calling of meetings and establishing their schedules and agenda;
●	Rules regarding the conduct of executive sessions of independent directors and the situations requiring such executive sessions to be held;
●	Rules regarding the Board’s access to management;
●	Establishing the procedures for management succession planning;
●	Named executive officer performance evaluation and compensation;
●	Rules establishing and overseeing stock ownership guidelines for directors, executive officers and employees;
●	Rules regarding restrictions on transactions in our securities by our directors, executive officers, and other persons in possession of material non-public information, including restrictions on hedging and pledging transactions, as well as on transactions involving margin accounts; and
●	Board and committee self-evaluations to assess the effectiveness of the Board and its committees at fulfilling their various mandates.

Board Orientation and Continuing Education

Each member of our Board is required to participate in board orientation programs which are designed to familiarize new Board members with the Company’s business, strategies, and policies which provides new Board members assistance in developing Company and industry knowledge to optimize their service on the Board. The Governance Committee and management are responsible for maintaining the director orientation programs as well as director continuing education programs. The Board’s continuing education programs assist in maintaining and enhancing skills necessary to perform Board responsibilities. Continuing education programs may include internally developed programs, programs presented by third parties, and financial and administrative support to attend qualifying academic or other independent programs.

Board Structure

Our Bylaws provide that the Board is responsible for setting the size of the Board and for nominating individuals to stand for election to the Board by our stockholders. The Board has set the number of directors at six, and the Board is currently comprised of four independent directors and two executive directors who serve as part of our executive management team.

Our Bylaws also provide for a classified board, comprised of three equal-in-size classes of directors (Class I, Class II, and Class III), with one of the three classes of directors standing for election at each annual general meeting of stockholders. Currently, the Board believes that the classified board structure is in the best interest of the Company. The classified board structure and corresponding terms ensure that at any given time the majority of the directors will have a deep knowledge of the Company and a firm understanding of its goals, and it allows for continuity and stability of the Board, promoting the balance of long-term and short-term interests of the Company and its stockholders. A classified Board remains accountable to the Company’s stockholders as directors continue to have fiduciary responsibilities. The Board is supporting a stockholder proposal to declassify the Board. Please see the section entitled, “Proposal No. 5: The Declassification Proposal” on page 73 for more information with respect to the stockholder proposal.

Director Independence

Our common stock is listed on Nasdaq. Under the Nasdaq Rules, independent directors must comprise a majority of a listed company’s board of directors. In addition, the Nasdaq Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Our Bylaws further provide that the Board may establish committees from time to time as it deems necessary or expedient, and that at least three directors serving on the Board must be “independent directors” within the meaning of the Nasdaq Rules and applicable SEC rules.

The definition of “independent director” included in the Nasdaq Rules includes a series of objective tests, such as whether the director is not an employee of the Company, has not engaged in various types of specified business dealings with the Company, and does not have an affiliation with an organization that has had specified business dealings with the Company. Consistent with the Company’s Corporate Governance Guidelines, the Board’s determination of independence is made in accordance with the Nasdaq Rules and the applicable SEC rules. Even though the Governance Committee and the Board have determined that each of the independent directors is “independent” according to the objective tests included in the Nasdaq Rules, the Board, as required by the Nasdaq Rules, has also made a subjective determination with respect to each independent director that such director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and therefore meets the standards of independence required of “independent” directors under the Nasdaq Rules.

Currently, the Board has established three standing committees: the Audit Committee, the Governance Committee, and the Compensation Committee.

Upon the recommendation of the Governance Committee, our Board undertook a review of its composition, the composition of its committees, and the independence of our directors, and our Board considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that each of our four (4) non-employee directors: Lance D’Ambrosio, Jaime Leverton, Douglas Mouton, and Michael Turner, representing a majority of our current directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Nasdaq Rules and the applicable SEC rules, including the additional Audit Committee member and Compensation Committee member independence standards set forth in the Nasdaq Rules. Additionally, the Board has determined that Hannah Cho and Hubert Marleau, who each retired as of February 12, 2025, did not have a relationship that would interfere with the exercise of independent judgment in carrying out their responsibilities as a director and that each of them was “independent” as that term is defined under the Nasdaq Rules and the applicable SEC rules.

There are no familial relationships among any of the director nominees and our directors or our executive officers, or between any of our current directors and our executive officers.

Board Leadership

Our Board recognizes that it is important to determine an optimal board leadership structure to ensure independent oversight of management as we continue to grow. Accordingly, we separate the roles of CEO and Executive Chairman of our Board in recognition of the differences between the two roles. The CEO is responsible for setting our strategic direction and our day-to-day leadership and performance, while the Executive Chairman provides guidance to the CEO and presides over meetings of our full Board.

Our Lead Independent Director fills the Executive Chairman’s role under the circumstances outlined herein. Our Lead Independent Director is responsible for overseeing the conduct of meetings and setting the agendas for the meetings of the Board when our Bylaws, Nasdaq Rules, applicable SEC rules, or Nevada law require our Executive Chairman to be absent. During such meetings, our Lead Independent Director has broad authority and oversight over the affairs of the Board. The Board believes its actions in adapting its leadership structure in response to the changes in its leadership and the challenges faced by the Company are evidence of its proactive commitment to strong corporate governance and appropriate independent director oversight of management. We believe this separation of responsibilities provides a balanced approach to overseeing us and managing our Board.

Our Board’s leadership is currently comprised of our Executive Chairman, Benjamin Yi, and a strong Lead Independent Director, Lance D’Ambrosio. Following the appointment of Benjamin Yi as our Executive Chairman in May 2021, the Board determined it was in its best interest to appoint a Lead Independent Director. In appointing the Lead Independent Director, the Board considers various attributes including leadership, independent presence and financial and business expertise on the Board. Mr. D’Ambrosio, together with Mr. Yi and our CEO, Jason Les (who also serves as an executive director on our Board), comprise our senior Board leadership, which the Board believes is appropriate to provide the most effective leadership structure for the Company, which operates in a highly competitive and rapidly changing technology industry.

Term Limits and Retirement

The Board does not have a mandatory retirement age for directors and, because the Governance Committee evaluates director nominees for the class of directors standing for election at each annual general meeting of stockholders, the Board has decided not to adopt specific term limits for directors.

Board’s Role in Risk Oversight

Our Board plays an active role, as a whole and at the committee level, in risk oversight of the Company. The Board does not have a formal risk management committee but rather administers this oversight function through its three standing committees, the Audit Committee, the Governance Committee, and the Compensation Committee. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through discussions by committee members about such risks.

Our Board believes the following are certain key factors providing it appropriate opportunities for oversight, discussion and evaluation of the Company’s decisions and direction: (i) director independence, experience and knowledge; (ii) the ability of independent directors to participate in the agenda-setting process for our Board and committee meetings; (iii) the conduct of regularly scheduled executive sessions of independent directors; and (iv) our directors’ access to management.

The Board’s three standing committees play a key role in fulfilling the Board’s risk oversight function. Below is a brief description of the roles and activities of the Board’s standing committees in fulfilling this function. A more complete description of each of the committees can be found beginning on page 19 of this Proxy Statement.

The Audit Committee periodically reviews overall enterprise risk management, in addition to maintaining responsibility for oversight of financial reporting-related risks, including those related to the Company’s accounting, auditing and financial reporting practices, and cybersecurity. The Audit Committee also reviews reports and considers any material allegations regarding potential violations of the Company’s Code of Ethics and whistleblower reports.

The Governance and Nominating Committee oversees corporate governance risks and oversees and advises the Board with respect to the Company’s policies and practices regarding significant issues of corporate responsibility.

The Compensation and Human Resources Committee oversees the Company’s compensation practices, including establishing and overseeing performance-oriented incentives to attract and retain highly qualified personnel for positions of substantial responsibility with the Company, evaluating and making recommendations to the Board with respect to incentive-compensation plans and equity-based plans, evaluating risks associated with the Company’s compensation policies and programs, and evaluating the adequacy of its current executive compensation and benefit plan, policies and programs. The Committee also oversees the Company’s personnel development and training, its human resources practices, including oversight of its management succession planning, and the maintenance of the Company’s corporate culture.

Director Attendance at Board, Committee, and Other Meetings

Our Board and its three standing committees meet throughout the year on a set schedule, hold special meetings and may act by written consent from time to time as appropriate. Directors are expected to attend regular Board meetings and meetings of the committees on which they serve, with the understanding that, on occasion, a director may be unable to attend a meeting. In 2024, the Board held 22 regular meetings and executed actions by unanimous written consent, as permitted by our Bylaws and Nevada law. Each director attended 100% of the regular and special meetings of the Board and of the committees on which he or she served that were held during his or her term of office. All directors then-serving attended the 2024 annual general meeting of stockholders, and, to the Company’s knowledge, all of our current directors will attend this year’s Annual Meeting.

In addition to formal meetings of the Board and its three standing committees, directors meet and confer on an informal basis throughout the year. While no formal business is decided at these informal meetings, the Board believes participating better enables its members to carry out the Board’s oversight functions and to rapidly respond to the demands required when operating in an emerging and high growth industry.

The Board also holds executive sessions of its members qualified as “independent directors” within the meaning of the Nasdaq Rules and applicable SEC rules in connection with regularly scheduled Board meetings and at such other times as they deem appropriate. Executive sessions of independent directors are provided for in the agenda for each regularly scheduled Board meeting. Each of the independent directors attended 100% of the regular and special executive sessions that were held during his or her term of office.

An important part of the executive sessions of independent directors of our Board and its three standing committees is the discussion of results from the annual self-evaluations undertaken by our Board and its standing committees, the purpose of which is for continuous improvement in performance and effectiveness. Our Governance Committee facilitates our Board’s annual self-evaluation.

Communications With the Board

Should stockholders wish to communicate with the Board, correspondence may be sent to the Board at: Riot Platforms, Inc., 3855 Ambrosia Street, Suite 301, Castle Rock, Colorado 80109, Attention: Board of Directors, and specifically request that a copy of the letter be distributed to a particular Board member or to all Board members. Where no such specific request is made, the letter will be distributed to all Board members if material, in the judgment of the CEO, to matters on the Board’s agenda.

Committees of the Board of Directors

Our Board has three standing committees: (i) the Audit Committee, (ii) the Governance Committee, and (iii) the Compensation Committee. Each of these three standing committees is comprised solely of and chaired by independent non-employee directors, each of whom the Board has affirmatively determined is independent pursuant to the Nasdaq Rules and applicable SEC rules. Each of the committees operates pursuant to its respective charter. The committees regularly report on their activities and actions to our full Board, generally at the next Board meeting following a committee meeting. The committee charters are reviewed annually by the Governance Committee. If appropriate, and in consultation with the chairs of the other committees, the Governance Committee proposes revisions to the charters. The responsibilities of each committee are described in more detail below. The charter of each of our Audit Committee, Governance Committee, and Compensation Committee complies with applicable Nasdaq Rules, SEC rules and provisions of Nevada law.

Copies of each of the charters for the three standing committees are available at https://www.riotplatforms.com/ overview/governance/governance-documents/, by following the link for each of the Audit Committee, the Governance Committee, and the Compensation Committee, and are also available to stockholders free of charge upon written request to our Corporate Secretary at Riot Platforms, Inc., Attention: Corporate Secretary, 3855 Ambrosia Street, Suite 301, Castle Rock, Colorado 80109. The principal functions of each of the three standing committees are summarized below.

Audit Committee

Members: Michael Turner (Chair); Lance D’Ambrosio; Jaime Leverton; and Douglas Mouton

Our Audit Committee oversees our independent registered public accounting firm and accounting and internal control matters. Our Audit Committee also assists our Board in fulfilling its responsibilities to oversee, among other things: the integrity of our financial statements; our compliance with relevant legal and regulatory requirements; our internal controls and procedures over financial reporting; the qualifications and independence of our independent registered public accounting firm; and the performance of our internal audit function and the audit function of our independent registered public accounting firm.

In addition to these key oversight functions, our Audit Committee is responsible for, among other matters, the following:

●	Directly appointing, compensating, retaining, terminating and overseeing the work of our independent registered public accounting firm;
●	Pre-approving and adopting appropriate procedures to pre-approve all audit services, internal control-related services and non-audit services to be provided by our independent registered public accounting firm;
●	Reviewing and discussing with our independent registered public accounting firm and our management (i) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the selection or application of accounting principles, (ii) the effect of regulatory and accounting initiatives or actions applicable to us, as well as off-balance sheet structures, on our financial statements, and (iii) any major issues concerning the adequacy of our internal controls and any special steps adopted in light of any material control deficiencies;
●	Discussing guidelines and policies governing the process by which our management assesses and manages major risk exposures;
●	Reviewing and discussing our earnings press releases with management and our independent registered public accounting firm; and
●	Reviewing and discussing with our independent registered public accounting firm and our management quarterly and year-end operating results, reviewing our interim financial statements included in our Quarterly Reports on Form 10-Q, and recommending to our Board the inclusion of our annual financial statements in our Annual Reports on Form 10-K.

A more detailed description of our Audit Committee’s purposes and responsibilities is contained in its charter, which is available online at https://www.riotplatforms.com/overview/governance/governance-documents/.

The Board has determined  that each member of the Audit Committee during 2024 and each current member is independent within the meaning of the applicable Nasdaq Rules and the SEC Rules for director independence generally and for audit committee service specifically and that each of them is financially literate under the current Nasdaq Rules. The Board has also determined three current members of this committee – Mr. D’Ambrosio, Ms. Leverton, and Mr. Turner – meet the qualifications of an “audit committee financial expert,” in accordance with SEC Rules and similar financial sophistication rules under the Nasdaq Rules.

The Audit Committee held six (6) meetings (including by written consent) during the fiscal year ended December 31, 2024, in addition to meeting regularly with the Company’s independent registered public accounting firm, both privately and with representatives of the Company’s management present.

Compensation and Human Resources Committee

Members: Lance D’Ambrosio (Chair); Jaime Leverton; Douglas Mouton; and Michael Turner

The Compensation Committee, among other things, is responsible for:

●	Reviewing and making recommendations to the Board with respect to the compensation of our officers and directors, including the CEO;
●	Overseeing and administering the Company’s executive compensation plans, including equity-based awards;
●	Negotiating and overseeing employment agreements with officers and directors;
●	Overseeing how the Company’s compensation policies and practices may affect the Company’s risk management practices and/or risk-taking incentives;
●	Establishing and overseeing performance-based incentive programs to attract and retain personnel for positions of substantial responsibility with the Company;
●	Overseeing the Company’s personnel development and training programs, its human resources practices, including oversight of management succession planning; and
●	Overseeing maintenance of the Company’s corporate culture.

A more detailed description of our Compensation Committee’s purposes and responsibilities is contained within its charter, which is available online at https://www.riotplatforms.com/overview/governance/governance-documents/.

When evaluating the compensation of our executive officers, the Compensation Committee evaluates factors including the executive’s responsibilities, experience, and the competitive marketplace. The Compensation Committee may also invite the senior executives and other members of management to participate in their deliberations, or to provide information to the Compensation Committee for its consideration with respect to such deliberations, except that the Executive Chairman and CEO may not be present for the deliberation of or the voting with respect to his or her compensation. The Executive Chairman and CEO may, however, be present for the deliberation of or the voting on compensation for any other person, including other executive officers.

The Compensation Committee has the authority to retain such compensation consultants, outside counsel and other advisors as the Compensation Committee in its sole discretion deems appropriate. Previously, the Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) in connection with the preparation of the 2019 Equity Incentive Plan (the “2019 Equity Plan”), which was ratified and approved by the stockholders at the 2019 Annual General Meeting. In 2023, the Compensation Committee retained Compensia Inc. (“Compensia”) as its compensation advisor. Compensia has served as the Compensation Committee’s advisor in fiscal years 2023, 2024 and 2025 with respect to the Compensation Committee’s evaluation of the Company’s compensation practices, including its equity incentive compensation planning. The Compensation Committee has instructed Compensia to provide comparative information regarding companies of similar size and in related industries to the Company and to analyze the Company’s historical and current compensation to assist the Compensation Committee with its evaluation of the Company’s compensation practices and future needs.

The Board has affirmatively determined in its business judgment that each member of the Compensation Committee meets the director independence standards of the Nasdaq Rules and the SEC Rules and meets the additional independence criteria applicable to Compensation Committee members under the Nasdaq Rules and the applicable SEC rules.

The Compensation Committee held nine (9) meetings (including by written consent) during the fiscal year ended December 31, 2024.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or formerly was an employee or officer of the Company. None had a related person transaction with the Company that required disclosure. In addition, during 2024, none of our executive officers served as a member of the Board of Directors or Compensation Committee (or other board committee performing equivalent functions) of an entity that had one or more executive officers serving as members of the Board or the Compensation Committee.

Governance and Nominating Committee

Members: Jaime Leverton (Chair); Lance D’Ambrosio; Douglas Mouton; and Michael Turner

Ms. Leverton serves as Chair of the Governance Committee. The Governance Committee, among other things, is responsible for:

●	Reviewing and assessing the development of the executive officers, and considering and making recommendations to the Board regarding promotion and succession issues;
●	Evaluating and reporting to the Board on the performance and effectiveness of the directors, committees, and the Board as a whole;
●	Working with the Board to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience, including diversity considerations, for the full Board and each committee;
●	Annually presenting to the Board a list of individuals recommended to be nominated for election to the Board;
●	Reviewing, evaluating, and recommending changes to the Company’s Corporate Governance Guidelines and committee charters;
●	Recommending to the Board individuals to be elected to fill vacancies and newly created directorships;
●	Overseeing the Company’s compliance program, including the Code of Ethics; and
●	Overseeing and evaluating how the Company’s corporate governance and legal and regulatory compliance policies and practices, including leadership, structure, and succession planning, may affect the Company’s major risk exposures.

A more detailed description of our Governance Committee’s purposes and responsibilities is contained within its charter, which is available at our website at: https://www.riotplatforms.com/overview/governance/governance-documents.

The Board has affirmatively determined in its business judgment that each member of the Governance Committee meets the director independence standards of the Nasdaq Rules and SEC Rules.

The Governance Committee held two (2) meetings (including by written consent) during the fiscal year ended December 31, 2024.

Evaluating Director Nominees

As specified in our Corporate Governance Guidelines, we seek directors with the highest standards of ethics and integrity, sound business judgment, and the willingness to make a strong commitment to the Company and its success. The Governance Committee works with the Board on an annual basis to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience for the full Board and each committee, taking into account both existing directors and all nominees for election as directors, as well as diversity considerations and the membership criteria reflected in the Corporate Governance Guidelines. The Governance Committee seeks to include directors with a diversity of experience, professions, viewpoints, skills, and backgrounds that will enable them to make significant contributions to the

Board and the Company, both as individuals and as part of a group of directors. The Board evaluates each individual in the context of the full Board, with the objective of recommending a group that can best contribute to the success of the business and represent stockholder interests through the exercise of sound judgment. In determining whether to recommend a director for re-election, the Governance Committee also considers the director’s attendance at meetings and participation in and contributions to the activities of the Board and its committees.

The Governance Committee may, at its discretion, choose to utilize a third party for identifying and evaluating potential director nominees.

The Governance Committee will consider director candidates properly recommended by stockholders by providing notices of stockholder proposals in compliance with our Bylaws and applicable law. The Governance Committee’s process for considering such stockholder recommendations is no different than its process for screening and evaluating candidates suggested by directors, our management, or third parties.

Code of Ethics and Business Conduct

All Riot employees, officers and directors are required to abide by our Code of Ethics to help ensure that we consistently conduct our business in an ethical and legal manner. Our Code of Ethics is an important component of our compliance program that includes compliance with all applicable laws and corporate policies and procedures, and financial integrity that contributes to good business conduct and our belief that we should conduct all business dealings in an honest and ethical manner.

Our Governance Committee assists our Board in fulfilling its oversight responsibility as to our compliance with the Code of Ethics by reviewing and acting on compliance processes, standards and controls.

Certain Relationships and Related Party Transactions

Effective March 29, 2023, the Company adopted a written Related Party Transaction Policy, as amended April 29, 2024, (the “RPT Policy”) for the purpose of describing the procedures used to identify, review, approve and disclose, if necessary, any transaction in which the Company was or is to be a participant in which the amount involved exceeds the lower of either $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years (the “Threshold”), and in which any of the Company’s executive officers, directors or stockholders (or groups of stockholders) owning more than 5% of the Company’s outstanding common stock, or any immediate family members of such persons (collectively a “Related Party”), has a direct or indirect material interest.

Once a related party transaction in which the aggregate amount involved will or may be expected to exceed the Threshold in any calendar year has been identified by the Company’s Executive Vice President (“EVP”), General Counsel and Corporate Secretary, the Audit Committee must review the transaction for approval or ratification. In determining whether to approve or ratify a related party transaction, the Audit Committee shall consider all relevant facts and circumstances including:

(i)	whether the transaction was undertaken in the ordinary course of business of the Company;
(ii)	whether the Related Party transaction was initiated by the Company, a subsidiary or the Related Party;
(iii)	whether the transaction with the Related Party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
(iv)	the purpose of, and the potential benefits to the Company of, the Related Party transaction;
(v)	the approximate dollar value of the amount involved in the Related Party transaction, particularly as it relates to the Related Party;
(vi)	the Related Party’s interest in the Related Party transaction; and

(vii)	any other information regarding the Related Party transaction or the Related Party that the Board or its advisors believe could be material to investors’ investment decisions regarding the Company’s securities, in light of the circumstances of the particular transaction.

All Related Party transactions must be approved or ratified by the Audit Committee in accordance with this RPT Policy to be permitted. To approve or ratify a Related Party transaction, the Audit Committee must determine, in good faith, that, under all circumstances, the reported transaction is in the best interests of the Company and its stockholders, notwithstanding the Related Party nature of the transaction.

No director may participate in any discussion, approval, or ratification of a transaction in which she or he is a related person.

Under the RPT Policy, if we should discover related party transactions that have not been approved, the Audit Committee will be notified and will determine the appropriate action, including ratification, rescission, or amendment of the transaction.

Gregory Les (“Gregory”), the brother of our CEO, Jason Les, is employed as Vice President, Corporate Development by the Company and reports to its EVP, Head of Corporate Development & Strategy. During the year ended December 31, 2024, Gregory received total cash compensation of approximately $352,088 comprised of a base salary in the amount of $230,000 in connection with such employment and $122,088 under the Company’s Annual Incentive Program (“AIP”). Gregory is eligible to participate in the AIP and his target award is a cash payment of 40% of his base salary. Gregory is also eligible to participate in the Company’s Long-Term Incentive Program ("LTIP”), to earn additional compensation upon Riot’s achievement of performance objectives in the case of performance restricted stock awards (“PRSAs”) and through time-based vesting in the case of restricted stock awards (“RSAs”). Under the Company’s LTIP, Gregory was granted up to 50,000 PRSAs which are eligible to vest, if at all, on July 31, 2026. Additionally, in 2024, Gregory was granted up to 20,100 PRSAs which are eligible to vest, if at all, on July 1, 2027, and 10,050 RSAs which are eligible to vest, if at all, as to one third, annually, through July 1, 2027. In 2024, Gregory forfeited 68,000 PRSAs in connection with the termination of the 2021 Performance Plan (as further discussed below under the Compensation Discussion and Analysis). Gregory is eligible to participate in our general employee benefits plan on the same terms as other employees and is entitled to receive performance-based incentive compensation, additional cash incentive bonuses, as well as equity award incentives which amounts will be paid in accordance with the Company’s regular compensation practices. The Compensation Committee has ratified the terms of Gregory’s compensation and the Audit Committee has approved the terms of his employment with the Company.

Soomin David Yi (“David”), the brother of our Executive Chairman, Benjamin Yi, is employed as Vice President, Corporate Development and reports to its EVP, Head of Corporate Development & Strategy. David joined the Company on May 1, 2024. During the year ended December 31, 2024, David received total cash compensation of $227,957 comprised of a base salary in the amount of $153,333 ($230,000 annually) and $74,624 under the AIP. David is eligible to participate in the Company’s AIP and his target award is cash payment of 40% of his base salary. In 2024, he was granted an initial equity award in the amount of 9,302 restricted stock units (“RSUs”) (valued at $92,555) which were eligible to vest, if at all, in four approximately equal quarterly tranches. David is also eligible to participate in the Company’s LTIP, with awards granted at the discretion of the Compensation Committee. Under the Company’s LTIP, David was granted up to 20,100 performance-based restricted stock units (“PSUs”) which are eligible to vest, if at all, on July 1, 2027, and 10,050 RSUs which are eligible to vest, if at all, as to one third, annually, through July 1, 2027. Upon vesting and settlement by the Company, the RSUs are convertible into shares of our common stock, on a one-for-one basis. Any unearned shares will be forfeited. Additionally, David is eligible to receive other employee benefit plans, on the same terms as other employees and is entitled to receive performance-based incentive compensation, additional cash incentive bonuses, as well as equity award incentives which amounts will be paid in accordance with the Company’s regular compensation practices. The Compensation Committee has ratified the terms of David’s compensation and the Audit Committee has approved the terms of his employment with the Company.

DIRECTOR COMPENSATION

It is the Board’s practice to maintain a fair and straightforward non-employee director compensation program that is also designed to be competitive with director compensation programs of the Company’s peers. The Compensation Committee periodically reviews the type and form of compensation paid to our non-employee directors in consultation with independent compensation consultants the Committee engages from time to time, before recommending the amount and form of director compensation for approval by the Board. In recommending changes to the Company’s director compensation package, the Compensation Committee reviews market data provided by independent compensation consultants and considers whether any changes in director compensation are required to enable the Company to retain talented Board members, who, as members of the Board, are responsible for setting the Company’s strategic vision, overseeing its growth and development, and aligning the Company’s mission with its stockholders’ interests.

Board members who are also our employees receive no compensation for their service as Board members. Our directors who also served as executive officers, Messrs. Yi and Les, did not receive additional compensation for their services as directors for the year ended December 31, 2024.

Director Stock Ownership Guidelines

We believe stock ownership by our non-employee directors aligns their interests with the interests of our stockholders. Accordingly, our Board has established Stock Ownership Guidelines (the “Guidelines”) for our non-employee directors who receive equity grants as part of their director compensation. Such guidelines are expressed as a multiple of three times each director’s annual cash retainer. It is anticipated that each director should be able to achieve these Guidelines within five (5) years of the effective date of the Guidelines (January 10, 2022), or if newly appointed to the Board after January 10, 2022, within five (5) years of joining the Board.

Equity Compensation

On September 27, 2022, the Company converted all unvested shares of RSUs into an equal number of shares of RSAs (RSAs, together with RSUs, “Stock Grants”). Generally, on the date of each annual general meeting of stockholders, each of our non-employee directors is granted either RSAs or RSUs, subject to any interim adjustments authorized by the Compensation Committee and approved by the Board. Stock Grants to non-employee directors vest in quarterly installments beginning in the first quarter following the date of grant (on the same day of the month as the date of grant) subject to continued service through each vesting date. Directors who are appointed mid-year receive a pro-rated Stock Grant based on the number of months between their appointment date and the date of our next annual general meeting of stockholders.

As mentioned above, the Compensation Committee engaged Compensia to evaluate the Company’s compensation practices and provide comparative information regarding companies of similar size and in related industries.

Director Compensation Table

The compensation paid or awarded for 2024, to our directors, as of December 31, 2024, is set forth in the table below.

	Fees Earned or	Stock	All Other
	Paid in Cash	Awards	Compensation	Total
Name	($)(1)	($)(2)	($)	($)
Benjamin Yi(3)	—	—	—	—
Jason Les(4)	—	—	—	—
Hubert Marleau(5)	120,000	238,800	—	358,800
Hannah Cho(6)	120,000	238,800	—	358,800
Lance D’Ambrosio(7)	120,000	238,800	—	358,800
Jaime Leverton(8)	—	—	—	—
Douglas Mouton(8)	—	—	—	—
Michael Turner(8)	—	—	—	—

(1)The Board receives a $100,000 annual cash retainer, and $20,000 annual cash Board Chair fee.
(2)Represents the grant date fair value for Company stock granted in the fiscal year ended December 31, 2024, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Such amounts do not represent amounts actually paid to or realized by the non-employee director. See

Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 (“2024 Annual Report”) for details as to the assumptions used to determine the grant date fair value of applicable Stock Grants. Additional information regarding the Company stock awarded to or held by each non-employee director on the last day of fiscal year 2024 is set forth in the table below.

The aggregate number of outstanding equity awards for each of our non-employee directors as of December 31, 2024 is set forth in the table below.

Name	Aggregate Number of Outstanding Awards
Hubert Marleau	12,000
Hannah Cho	12,000
Lance D’Ambrosio	12,000
Jaime Leverton	0
Douglas Mouton	0
Michael Turner	0

(3)	Mr. Yi currently serves as our Executive Chairman, making him an executive officer of the Company. He received no additional compensation for his services as a director of the Board in 2024.
(4)	Mr. Les currently serves as our CEO, making him an executive officer of the Company. He received no additional compensation for his services as a director of the Board in 2024.
(5)

Effective February 12, 2025, Mr. Marleau retired from the Company’s Board. During 2024, Mr. Marleau served as the Lead Independent Director on our Board, as Chair of the Governance Committee, and then as Chair of the Audit Committee. Stock awards include 24,000 RSUs granted at a fair value of $9.95 per share, as of July 1, 2024, issued under the Company’s 2019 Equity Plan pursuant to equity award agreements between Mr. Marleau and the Company as compensation for Mr. Marleau’s service as a director through June 30, 2025. Pursuant to the equity award agreements, such RSUs were eligible to vest, if at all, in four quarterly installments after the grant date, convertible into shares of our common stock, on a one-for-one basis. In connection with Mr. Marleau’s retirement, and in alignment with the acceleration terms of his equity award agreement, the vesting of the remaining 12,000 RSUs was accelerated and converted into 12,000 shares of our common stock.

(6)

Effective February 12, 2025, Ms. Cho retired from the Company’s Board. Ms. Cho served as an independent director on our Board, as Chair of the Compensation Committee, and then as Chair of the Governance Committee. Stock awards include 24,000 RSAs granted at a fair value of $9.95 per share, as of July 1, 2024, issued under the Company’s 2019 Equity Plan pursuant to an equity award agreement between Ms. Cho and the Company as compensation for Ms. Cho’s service as a director through June 30, 2025. Pursuant to the equity award agreement, these grants are eligible to vest in four quarterly installments, if at all, after the grant date. In connection with Ms. Cho’s retirement, and in alignment with the acceleration terms of her equity award agreement, the vesting of the remaining 12,000 RSAs was accelerated.

(7)

Mr. D’Ambrosio currently serves as the Lead Independent Director on our Board, and previously served as Chair of the Audit Committee and as Chair of the Compensation Committee. Stock awards include 24,000 RSAs granted at a fair value of $9.95 per share, as of July 1, 2024, issued under the Company’s 2019 Equity Plan pursuant to an equity award agreement between Mr. D’Ambrosio and the Company as compensation for Mr. D’Ambrosio’s service as a director through June 30, 2025. Pursuant to the equity award agreement, these grants are eligible to vest, if at all, in four equal quarterly installments after the grant date.

(8)	Ms. Leverton, Mr. Mouton, and Mr. Turner were appointed as directors to the Company’s Board effective February 12, 2025.

AUDIT MATTERS

PROPOSAL NO. 2

RATIFICATION OF AUDITOR APPOINTMENT

We are asking our stockholders to ratify the appointment by our Audit Committee of Deloitte to serve as our independent registered public accounting firm for the year ending December 31, 2025. Although our Bylaws do not require that our stockholders approve the appointment of our independent registered public accounting firm, the Audit Committee is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice and because we value our stockholders’ views on our independent registered public accounting firm. If our stockholders vote against the ratification of Deloitte, the Audit Committee will consider this in its selection of auditors for the following year. Even if our stockholders ratify the appointment, the Audit Committee may choose to appoint a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the interest of our Company and our stockholders.

The Audit Committee has retained Deloitte as the Company’s independent registered public accounting firm, to perform the audit of the Company’s consolidated financial statements for the year ending December 31, 2025, to be included on the Company’s annual report on Form 10-K for the same period. The Audit Committee previously retained Deloitte to serve as the Company’s independent public accounting firm and to perform such audit services for the year ended December 31, 2024. A representative of Deloitte is expected to be present virtually at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. During our two most recent years through December 31, 2024, and the subsequent interim period through the Record Date, neither the Company nor anyone on the Company’s behalf consulted Deloitte regarding either (1) the application of accounting principles to a specified transaction regarding us, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (2) any matter regarding us that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Vote Required

The affirmative vote of a majority of the votes cast on this proposal is required to ratify the appointment of the Company’s independent registered public accounting firm. Abstentions will be counted towards the tabulation of votes cast on this proposal but will have no effect on the outcome of the vote on this proposal. Stockholder Nominees have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a Stockholder Nominee does not exercise this authority, such broker non-votes will have no effect on the results of this vote. If the Company and D. E. Shaw are soliciting proxies in connection with matters to be voted on at the Annual Meeting, applicable NYSE rules prohibit brokers, as nominees for a beneficial owner, from exercising discretion to vote on this matter. Please see the section entitled, “Will my shares be voted if I do not return my proxy card?” on page 4 for more information with respect to the effect of broker non-votes.

BOARD VOTING RECOMMENDATION REGARDING PROPOSAL NO. 2

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON THE WHITE PROXY CARD.

Audit Fees

The current policy of the Company’s Audit Committee requires the Audit Committee’s review and pre-approval of all audit and permissible non-audit services provided by the Company’s independent auditors. These services requiring pre-approval by the Audit Committee may include audit services, audit-related services, tax services and other services. All the services performed by the independent registered public accounting firm were approved by the Audit Committee prior to performance. The Audit Committee has determined that the payments made to its independent accountants for these services are compatible with maintaining such auditors’ independence.

Aggregate fees billed or expected to be billed for professional services for the years ended December 31, 2024 and December 31, 2023 in the following categories and amounts were:

	2024	2023
Audit Fees(1)	$2,129,084	$1,462,304
Audit-Related Fees	$—	$—
Tax Fees(2)	$—	$—
All Other Fees	$—	$—
Total Fees	$2,129,084	$1,462,304
(1)	Audit fees relate to the financial statement audits, the quarterly reviews and related matters. Audit fees include services rendered by Deloitte, our independent registered public accounting firm, for the Company’s audits, reviews of the interim condensed consolidated financial statements included in the Company’s Form 10-Qs, and the review of our registration statements, including the issuance of comfort letters.
(2)	Tax Fees include fees for services rendered for tax compliance and related matters. There were no Tax Fees incurred with, or services provided by our auditor, Deloitte, in 2024 or 2023.

Deloitte, as our independent registered public accounting firm (through its full-time employees) performed all work regarding the audit of our financial statements for the most recently completed fiscal year.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

All the services performed in the years ended December 31, 2024 and December 31, 2023 were pre-approved by the Audit Committee. It is the Audit Committee’s policy to pre-approve all audit and permissible non-audit services to be provided to us by our independent registered public accounting firm. Our Audit Committee pre-approves these services by category and service.

REPORT OF THE AUDIT COMMITTEE

The following Report of our Audit Committee (this “Report”) does not constitute soliciting material and this Report should not be deemed filed or incorporated by reference into any other previous or future filings by us under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent we specifically incorporate this Report by reference therein.

The role of the Audit Committee is, among other things, to assist the Board in its oversight of the following: the integrity of Riot’s financial statements; Riot’s compliance with relevant legal and regulatory requirements; Riot’s internal controls over financial reporting; the qualifications and independence of Riot’s independent registered public accounting firm; and the performance of Riot’s internal audit functions and that of its independent registered public accounting firm.

The Board has determined that, in its business judgment, all members of the Audit Committee are independent within the meaning of the Nasdaq Rules, the Sarbanes-Oxley Act of 2002 and related rules of the SEC.

Riot’s management is responsible for the preparation, presentation and integrity of Riot’s financial statements and the effectiveness of Riot’s system of internal control over financial reporting and disclosure controls and procedures. Management is responsible for maintaining and evaluating appropriate accounting and financial reporting practices and internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations.

The Audit Committee, on behalf of Riot, engaged Deloitte & Touche LLP (“Deloitte”) as its independent registered public accounting firm for the year ending December 31, 2025, as well as for the year ended December 31, 2024. Pursuant to its appointment, Deloitte is responsible for auditing Riot’s consolidated financial statements and expressing an opinion as to whether such financial statements are presented fairly, in all material respects, in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”). Deloitte was also responsible for auditing the effectiveness of Riot’s internal control over financial reporting for the year ended December 31, 2024.

The Audit Committee has met and held discussions with Riot’s management and Deloitte. The Audit Committee discussed with the Riot’s management and Deloitte the overall scope of, and plans for, their respective audits and the identification of audit risks. The Audit Committee also met with Deloitte and Riot’s Chief Financial Officer (principal financial officer) and Chief Accounting Officer (principal accounting officer), with and without management present, to discuss the results of their respective examinations, the reasonableness of significant judgments, the evaluations of Riot’s internal controls over financial reporting and the overall quality of Riot’s financial reporting. Management has represented to the Audit Committee that Riot’s consolidated financial statements were prepared in accordance with GAAP.

In the performance of its oversight function, the Audit Committee has:

●	Reviewed and discussed Riot’s internal controls over financial reporting with management and Deloitte, including a review of management’s report on its assessment and for the year ended December 31, 2024, Deloitte’s audit of the effectiveness of Riot’s internal controls over financial reporting and any significant deficiencies or material weaknesses identified by such audit;
●	Considered, reviewed and discussed the audited financial statements with management and Deloitte, including a discussion of the quality of the accounting principles, the reasonableness thereof, significant adjustments, if any, and the clarity of disclosures in the financial statements, as well as critical accounting policies and other financial accounting and reporting principles and practices;
●	Discussed with Deloitte the matters required to be discussed under the Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees, and No. 2410, Related Parties;
●	Received, reviewed and discussed the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence; and
●	Reviewed the services provided by Deloitte other than its audit services and considered whether the provision of such other services by Deloitte is compatible with maintaining its independence, discussed with Deloitte its independence, and concluded that Deloitte is independent from Riot and its management.

In reliance on the reports, reviews and discussions described in this Report, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in Riot’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC and for inclusion in the Company’s proxy materials to be provided to the Company’s stockholders in advance of its 2025 annual general meeting of stockholders.

The Audit Committee has also appointed, and has requested stockholder ratification of the appointment of, Deloitte as Riot’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Respectfully submitted,

The Audit Committee of Riot Platforms, Inc.

Michael Turner, Chair
Lance D’Ambrosio
Jaime Leverton
Douglas Mouton

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides an overview of our executive compensation program for 2024 and our executive compensation philosophies, policies and practices, as well as the compensation paid to our 2024 named executive officers (the “NEOs”) (within the meaning of Item 402(a)(3) of Regulation S-K), who are listed below.

Our 2024 Named Executive Officers

During 2024, the Board unanimously appointed the following individuals as our NEOs, who each hold the office set forth below his name.

Jason Les Chief Executive Officer	Benjamin Yi Executive Chairman	Colin Yee EVP, Chief Financial Officer	William Jackman EVP, General Counsel and Corporate Secretary	Jason Chung EVP, Head of Corporate Development & Strategy

2024 Business Highlights

Riot had a remarkable year in 2024, generating record revenue, net income and adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”), demonstrating the value of our policy of retaining Bitcoin production rather than selling. Our efforts in 2024 put us in a strong position looking forward to the exciting opportunities ahead of us to maximize stockholder value, particularly on the AI/HPC front.

Please see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2024 Annual Report for a more detailed description of our 2024 financial results.

2024 Compensation Highlights

Consistent with our compensation philosophy, our NEOs were eligible to participate in performance-based short- and long-term incentive programs tied to annual and multi-year goals, respectively, that prioritize and reward performance on critical financial and strategic metrics and our performance relative to our peers.

Short-Term Incentives

Our short-term incentive program, the AIP, was developed to be dependent upon meaningful annual or short-term performance measures. Payouts are based on a combination of quantitative and qualitative components. The general philosophy of the Compensation Committee has been to work towards providing AIP opportunities (expressed as a percentage of base salary) that are competitive while also recognizing the Company's performance relative to its peer group.

Long-Term Incentives

Our LTIP was developed, in part, in response to feedback we received from our stockholders, and focuses primarily on rewarding relative TSR (as defined below) performance and over-performance, as compared to the broader market, and is appropriate for a company of our size and stage of growth.

See additional details in “Our Executive Compensation Program Elements for 2024” below in this Compensation Discussion and Analysis.

Executive Compensation Philosophy, Policies and Practices

Executive Compensation Philosophy

We believe our people are the core driving force behind our long-term success. Our compensation philosophy is to align compensation with the Company’s business objectives and to create stockholder value. Accordingly, the goals of our executive compensation programs are to be:

●	Competitive in the Market - attract and retain talented leaders through competitive pay programs;
●	Performance Focused - motivate executives to achieve and exceed financial, strategic, business, and other objectives to deliver the highest level of performance over the short-, medium-, and long-term by making a substantial percentage of total executive compensation variable, or “at risk,” based on individual or Company performance;
●	Aligned with Stockholders - align executive officer and stockholder interests to optimize long-term stockholder value; and
●	Balance - pay-for-performance metrics should ensure a mix of fixed and variable “at risk” compensation that fairly balances with our goals of attracting and retaining top talent, while motivating employees to be high-performing through an appropriate balance of short-, medium-, and long-term incentive awards and managing total compensation costs.

We compensate our NEOs with a mix of cash salaries, annual performance-based cash incentive compensation based on each NEO’s individual performance, and time-based equity and performance-based equity awards. We believe that the performance goals we set should be challenging yet achievable and competitive at the target performance level to increase motivation and to attract, retain, develop and reward executive officers who embody the abilities and skills to build long-term stockholder value. An effective way to incentivize our NEOs to create stockholder value is to make a significant portion of their overall compensation dependent on the achievement of our short- and long-term financial goals and strategic objectives. Such goals and objectives should be appropriately rewarded, and there should be a downside risk to compensation if we do not achieve such goals and objectives. Additionally, we believe granting our NEOs (and our other employees) equity compensation encourages them to operate like owners, linking their financial interests with the interests of our stockholders by directly aligning ultimate pay outcomes with our stock price performance and building meaningful long-term ownership of our stock.

As the Company grows, we will continue to evaluate our compensation philosophy and programs to ensure they continue to meet our financial goals, talent management and strategic objectives.

2024 Executive Compensation Policies and Practices

Stockholder Engagement and 2024 Say-on-Pay Vote

At our 2024 Annual Meeting, approximately 90.0% of the votes cast on our Say-on-Pay proposal were in support of our compensation program. We believe this strong support reflects the significant disclosure improvements introduced in our

2024 proxy statement, which we continued to enhance this year. Further, considering the level of support we received at our 2024 Annual Meeting, for 2025 compensation levels we intend to align the equity incentive portion of our compensation programs or practices with those reported in our prior proxy statement, filed with the SEC on April 29, 2024.

We intend to continue engaging with our stockholders and reviewing our compensation and governance practices in the future.

The Board would like to reaffirm its belief in the appropriateness, effectiveness and market competitiveness of the Company’s executive compensation programs, including continued emphasis on programs that reward our executive officers for generating sustainable profitability and delivering long-term value for our stockholders. The Board and the Compensation Committee will continue to consider the results of the Company’s annual stockholder advisory votes on the compensation of our NEOs when making future compensation decisions for our executive officers, including the NEOs.

Executive Compensation Decision-Making Process

Role of Our Compensation and Human Resources Committee

The Board has delegated to its Compensation Committee the authority and responsibility for evaluating, overseeing, and approving the Company’s executive compensation, and for overseeing and administering the Company’s compensation policies and programs, including administering the 2019 Equity Plan and our other employee benefit plans and programs. In executing its duties, with respect to executive compensation, the Compensation Committee: determines corporate financial and operating performance objectives relevant to each NEO’s incentive compensation; evaluates the CEO’s performance results in light of such objectives; evaluates the competitiveness and mix of each NEO’s compensation to be paid as it relates to a peer group of companies (as described further below); and recommends any changes to our NEOs’ total compensation packages, including base salary, annual incentive program amounts, and equity awards. The Compensation Committee has the authority to retain such compensation consultants, outside counsel and other advisors as the Compensation Committee in its sole discretion deems appropriate.

Role of the Compensation Consultant

On an annual basis, the Compensation Committee directs its independent compensation consultant to review the Company’s compensation practices. The Compensation Committee has engaged Compensia to be its independent compensation consultant. Compensia’s role is to benchmark and provide an assessment to the Compensation Committee so the Compensation Committee may determine whether our overall executive compensation program is consistent with our business strategy and objectives and promotes our compensation philosophy. The Compensation Committee also considers the performance, experience, skills, level of responsibility and future potential of each NEO in making compensation decisions rather than adhering to a specific benchmarked percentage for any of our NEOs.

Taking into consideration Nasdaq Rules and SEC independence factors, the Compensation Committee has made the determination that, in its business judgment, its compensation consultant, Compensia, is independent and that Compensia’s work did not raise any conflicts of interest.

Role of CEO and Executive Chairman

Our CEO and Executive Chairman recommend to the Compensation Committee all compensation elements for our NEOs (other than the CEO and Executive Chairman’s own compensation) and the Compensation Committee determines the value of each compensation element as described below. Recommendations are based upon the CEO and Executive Chairman’s assessment of each NEO’s performance and individual retention considerations, as well as the Company’s performance. The CEO and Executive Chairman do not recommend their own compensation, and the Compensation Committee, made up of independent directors, meets without the CEO and Executive Chairman present when evaluating and setting their compensation.

The Compensation Committee may also invite other senior executives and members of management to participate in its deliberations, or to provide information to the Compensation Committee for its consideration with respect to such deliberations. NEOs may be present for the deliberation of, or the voting to approve, the compensation for any other officer other than themselves.

Factors Considered in Setting Compensation and Role of Peer Data

The Compensation Committee reviews NEO roles and responsibilities and establishes ranges for each incentive element of executive compensation after reviewing similar information for a defined group of companies (“Peer Group”). Our Peer Group is used by the Compensation Committee as one factor in its analysis of disclosures and published compensation practices when considering our own NEO’s base salary, AIP, and long-term equity incentive compensation as compared to that of executive officers in similar roles and establishing target compensation opportunities. Other factors evaluated include the executive’s responsibilities and experience and the competitive marketplace, the importance of the position to our organization, overall retention value, tenure, expected future contributions and individual performance, internal pay equity, the projected future value of the total compensation and current and anticipated future business conditions, none of which is specifically weighted. The target amounts and compensation mix may vary for each NEO.

The Compensation Committee annually reviews our Peer Group and determines the inclusion of peer companies based on the following criteria:

●	companies that compete with us for executive talent and have a similar industry classification;
●	a comparable business model to Riot; and
●	revenue and/or market capitalization.

As part of this process, Compensia, our CEO and members of management provide input to the Compensation Committee regarding changes to Peer Group composition that may be appropriate based on changes to our business or to the attributes of companies within the group or the availability of their compensation data.

As part of our annual review cycle, the Compensation Committee reviewed potential changes to the Peer Group after consultation with Compensia. Following this review, the following Peer Group consisting of 19 publicly traded companies, capturing the competitive technology landscape and risk profile, was recommended and subsequently approved by the Compensation Committee for 2025. In comparison to the 2024 Peer Group, we have added six new peer companies, noted below, and have removed eight companies. Of the eight companies removed, four companies, Cyxtera Technologies, Inc., New Relic, Inc., Squarespace, Inc., and Sumo Logic, Inc. were removed because they were no longer publicly traded. Stronghold Digital Mining, Inc., was removed due to an expected acquisition, and HIVE Digital Technologies Ltd. (formerly HIVE Blockchain Technologies, Inc.), Greenidge Generation Holdings Inc., and Bitfarms Ltd. were removed due to lack of continued business alignment.

The Peer Group for 2025 includes the following companies:

Selection Criteria

2024		2025
• Publicly traded companies • US-headquartered (preferred)	**Ownership & Headquarters**	• Publicly traded companies • US-headquartered (preferred)
• Application Software • Data Processing and Outsourced Services • Internet Services and Infrastructure • Systems Software • Electronic or Electrical Component/Equipment/ Instrument	**Industries**	• Application Software • Internet Services and Infrastructure • Transaction & Payment Proc. Svcs. • Systems Software • Electronic or Electrical Component/Equipment/ Instrument
Revenue (Last 4Q): ~0.33x $100M; ~$290M; ~3.0x $900M	**Size**	**Revenue** (Last 4Q): ~0.33x $95M; ~$287M; ~3.0x $860M
Market Capitalization (200-day average): ~0.25x $275M; ~$1.1B; ~4.0x $4.5B	**Size**	**Market Capitalization** (30-day average): ~0.25x $730M; ~$2.9B; ~4.0x $11.7B
• Crypto mining exposure preferred • Data center hosting exposure preferred • Software and hardware business mix • Broader software / FinTech for balance (no/limited consumer-facing business models) • Positive revenue growth (5%+) preferred • Majority of revenue derived from US	**Refinement Criteria (Preferred)**	• Crypto mining exposure • Data center hosting exposure • Software and hardware business mix • Positive revenue growth (5%+) • Majority of revenue derived from US

Peer Groups

2024

⊖ Removed from the 2025 peer group

1. A10 Networks, Inc.
2. Applied Digital Corporation
3. Bitfarms Ltd.* ⊖
4. Cipher Mining, Inc.*
5. CleanSpark, Inc.*
6. Couchbase, Inc.
7. Cyxtera Technologies, Inc. ⊖
8. Fastly, Inc.
9. Greenidge Generation Holdings, Inc.* ⊖
10. HIVE Blockchain Technologies Ltd* ⊖
11. Hut 8 Mining*
12. Marathon Digital Holdings, Inc.*
13. Marqeta, Inc.
14. MicroStrategy Incorporated
15. New Relic, Inc.
16. Rapid7, Inc. ⊖
17. Repay Holdings Corporation
18. Squarespace, Inc.
19. Stronghold Digital Mining, Inc.* ⊖
20. Sumo Logic, Inc. ⊖
21. TeraWulf, Inc.* ⊖

2025

⊕ Added to the 2025 peer group

1. A10 Networks, Inc.
2. AppFolio, Inc. ⊕
3. Applied Digital Corporation
4. C3.ai, Inc. ⊕
5. Cipher Mining, Inc.*
6. CleanSpark, Inc.*
7. Couchbase, Inc.
8. Core Scientific, Inc. ⊕
9. DigitalOcean Holdings, Inc. ⊕
10. Fastly, Inc.
11. Flywire Corp. ⊕
12. Hut 8, Corp*
13. Klaviyo, Inc. ⊕
14. MARA Holdings, Inc.*
15. Marqeta. Inc.
16. MicroStrategy Incorporated
17. Rapid7, Inc.
18. Repay Holdings Corporation
19. TeraWulf, Inc.*

* Included in the 2024 AIP Peers as well

The Compensation Committee also approved and referenced a separate group of peer companies in its determination of the quantitative component of the 2024 AIP, which benchmarked Riot’s performance of Bitcoin production, direct cost per Bitcoin and Adjusted EBITDA relative to other publicly traded Bitcoin mining peers (the “2024 AIP Peer Group”). The 2024 AIP Peer Group included:

For 2025, the Compensation Committee approved the following changes to the 2024 AIP Peer Group: removal of Stronghold Digital Mining, Inc. due to expected acquisition activity, removal of Mawson Infrastructure Group due to an active sale underway, removal of Greenidge Generation Holdings, Inc. due to lack of continued business fit due to minimal self-mining activity, and addition of DMG Blockchain Solutions, Core Scientific, Inc. and IREN Limited.

Our Executive Compensation Program Elements for 2024

Compensation Element	Pay Mix	Relationship to Executive Compensation Program Objectives	Payout Determinations
Fixed – Cash	**Annual Base Salary**	CEO & Executive Chairman: 5% Other NEOs: 8%	▸ Attract and retain talented executive officers through competitive pay programs	▸ Desired experience; ▸ Knowledge of the company and our industry ▸ Expected future contributions; ▸ Overall ability to influence our financial performance and the strategic impact of the role; ▸ The ease or difficulty of replacing the incumbent; and ▸ In the case of executive officers other than the CEO, recommendations of the CEO
Variable – Cash/Bitcoin	**Annual Incentive Plan** *("AIP")*	CEO & Executive Chairman: 12% Other NEOs: 8%	▸ Motivate executive officers to achieve and exceed annual financial, strategic, business and other objectives ▸ Manage total compensation costs by aligning them with financial performance	▸ Achievement of the Company's annual financial and operational objectives
Variable – Equity	**Long-Term Equity Incentives** *("Equity Awards")*	CEO & Executive Chairman: 84% Other NEOs: 85%	▸ Align executive officer and stockholder interests to optimize stockholder value ▸ Motivate executive officers to achieve and exceed long-term financial, strategic, business and other objectives	▸ Total Shareholder Return

Annual Base Salary

Base salary reflects a fixed, stable portion of the overall compensation package and serves as the base amount from which other compensation elements may be determined. Salaries are reviewed annually and may be modified to reflect significant changes in the scope of an executive officer’s responsibilities and/or market conditions. Our goal is to be competitive with respect to base salary. Executive base salaries are not subject to automatic annual adjustments and represent a relatively small percentage of total target direct compensation, particularly for executive officers with greater responsibility and ability to influence results.

The Compensation Committee reviews executive base salary levels prior to or early in each fiscal year and whenever there is a substantial change in an executive’s responsibilities or in market conditions, taking into consideration the relative factors outlined above.

Effective July 1, 2024, the Compensation Committee approved salary increases to our NEOs to reflect the promotions of Mr. Yee and Mr. Chung to EVP. The salary of Messrs. Les, Yi, and Jackman remained the same.

	Base Salary as of	Percent Change	Base Salary as of
NEO	June 2023	Year-Over-Year (%)	July 2024
Jason Les	$ 600,000 + 10 Bitcoin*	0	$ 600,000 + 10 Bitcoin*
Benjamin Yi	$ 600,000 + 10 Bitcoin*	0	$ 600,000 + 10 Bitcoin*
Colin Yee	$450,000	11.1	$500,000
William Jackman	$500,000	0	$500,000
Jason Chung	$450,000	11.1	$500,000

* The Company’s CEO and Executive Chairman receive Bitcoin compensation to demonstrate commitment to, and faith in, the Company’s underlying industry.

Annual Incentive Plan Compensation

Each year, the Compensation Committee establishes performance metrics, cash incentive amounts (generally as a percentage of the applicable employee’s base salary for the year), target award opportunities and other terms and conditions of annual cash incentive for each of our NEOs and other eligible employees under our AIP. Generally, employees become eligible to participate in the AIP after completing 90 days of continuous employment with the Company, and eligible employees must remain employed through the date the AIP bonus is paid to receive the cash incentive bonus for that year, subject to the terms of individual employment agreements and the Company’s change in control policies. See “Compensation Upon Termination of Employment Policy” on page 48 of this Proxy Statement.

2024 Annual Incentive Plan

In 2024, all NEOs participated in the AIP. The Compensation Committee set goal amounts structured to range from 0% to 200% of pre-established award values dependent upon Company performance in specific pre-determined financial performance measures compared to the 2024 AIP Peers; and our performance in achieving the Company’s strategic objectives.

The primary objectives of the AIP in 2024 were to incentivize Riot’s senior management team to achieve industry-leading financial results and address investor feedback by developing a plan that is quantitative and formulaic.

Award Target Values. Generally, target values are set as a percentage of each NEO’s base salary, as adjusted for any changes in base salary throughout the year.

For 2024, there were no changes to the target AIP percentages from the prior fiscal year.

●	Messrs. Les and Yi had target AIP percentages equal to 100% of their base salaries, $600,000, and 10 Bitcoin.
●	Mr. Jackman had a target AIP percentage equal to 100% of his base salary, $500,000, in his role as EVP.
●	Messrs. Chung and Yee had target AIP percentages equal to 100% of their base salaries, $450,000, adjusted for their mid-year salary increase to $500,000, for their roles as EVPs.

Performance Metrics. The Compensation Committee established specific financial performance measures and assigned relative weights to each. The performance targets were strategically chosen to align with the interests of our stockholders by motivating executives to achieve the best financial performance, in defined measures, among our Bitcoin mining peers. The quantitative metrics established for the 2024 AIP are three key metrics that investors use to evaluate companies in our sector, and which demonstrate financial performance. To align with best compensation practices and stockholder feedback, we aimed to weight the quantitative portion of the AIP much heavier than the discretionary, and it represents 80% of the target payout. As Adjusted EBITDA is the most encompassing and important financial metric, it represents a heavier weight at 30%, while the other two metrics are weighted at 25%.

Determining Payout. The Compensation Committee determines and certifies payouts of performance-based, cash incentive compensation under the AIP. Such certification occurs soon after the end of the calendar year and utilizes the four (4) preceding fiscal quarters of our publicly filed financial data and the 2024 AIP Peers for purposes of ranking our performance against our 2024 AIP Peers.

For 2024, the Compensation Committee determined and recommended that the AIP percentage payout should be set at 165% of the pre-established award values target.

Quantitative Components (payout 135%)

●	Bitcoin Production – Riot ranked in the 1st quartile of its Bitcoin mining peers (45%).

●	Direct Cost per Bitcoin – Riot ranked in the 2nd quartile of its Bitcoin mining peers in low cost (25%).

●	Adjusted EBITDA – Riot ranked in the 1st quartile of its Bitcoin mining peers (60%).

Discretionary Strategic Component (payout 30%)

●	Riot ranked first among its Bitcoin mining peers in net liquidity.

●	Riot successfully remediated its material weaknesses and integrated a number of institutional grade functions supportive of operations.

●	Riot increased financial efficiency of its mining operations.

2023 AIP Adjustments

On August 13, 2024, the Compensation Committee determined that the originally awarded 2023 AIP was awarded based on then current accounting rules regarding the way changes in the value of Bitcoin were to be accounted for. Subsequent to the certification of the 2023 AIP award, the Company finalized its financial results for the fiscal year ended December 31, 2023, which incorporated changes to the Company’s accounting for its Bitcoin assets pursuant to FASB ASU 2023-08 that were not previously accounted for by the Compensation Committee in the Company’s anticipated financial results for the year ended December 31, 2023. Such changes had a significant impact on Riot’s financial statements and our AIP Peer Group. The Compensation Committee reviewed and considered management’s proposed revisions to the Company’s 2023 AIP calculations to account for such changes to the Company’s financial results performance versus our 2024 AIP Peers in the “Adjusted EPS” metric, and approved that the AIP percentage, which was previously determined to be at 150%, be amended to 170% of the AIP target metrics. In connection with this amendment, the Company distributed the difference in AIP cash incentive to all participants and the NEOs.

Long-Term Equity Incentives

Our long-term equity incentives are intended to:

●	Focus NEOs and other employees on achieving long-term financial, strategic and other business performance goals;
●	Provide significant reward potential for outstanding total shareholder return;
●	Enhance the Company’s ability to attract and retain talented NEOs and employees; and
●	Provide the Company’s management and employees with an opportunity for greater equity ownership to increase stockholder value.

The Compensation Committee determines equity grants for each NEO based on the factors outlined above, as applicable. It also considers the appropriate mix of types of equity-based compensation (i.e., the percentage of total award target value allocated to each type of award), and in considering the specific numbers of restricted shares to be granted it considers the intended percentage of the total award target value allocated to each type of equity award and the value of our common stock, which varies greatly, as of the grant date.

NEOs are generally to be awarded equity on an annual basis, typically after our annual general meeting of stockholders for that year. Such awards generally consist of a mix of time/service-based awards and performance-based awards. For awards granted prior to September 2022, time-based awards generally consisted of RSUs and performance-based awards generally consisted of PSUs. On September 27, 2022, we converted on a one-for-one basis all then outstanding RSU and

PSU awards previously granted into equal awards of RSAs and PRSAs, respectively. This change did not alter the underlying value of shares awarded.

For 2024, the equity awards made to our NEOs were comprised of 50% time-based RSAs or RSUs and 50% performance-based PRSAs or PSUs.

The 2019 Equity Plan, as amended

We currently have one equity compensation plan, the 2019 Equity Plan, as amended. We currently provide stock-based compensation to employees, directors and consultants under the 2019 Equity Plan, as approved by our stockholders on October 23, 2019.  Our previous 2017 Stock Incentive Plan, as amended (the “2017 Plan”), was replaced by the 2019 Equity Plan. No additional grants can be made under the 2017 Plan.

We currently have reserved 53,500,000 common shares for issuance under the 2019 Equity Plan. As of the date of this Proxy Statement, we have granted awards of 49,937,214 shares of restricted stock and restricted stock units, excluding forfeitures, as discussed under the following section, under the 2019 Equity Plan which are, upon vesting and settlement by the Company, convertible into an equal number of shares of the Company’s common stock.

2023 LTIP

On July 13, 2023, under the 2019 Equity Plan, the Compensation Committee originally adopted the LTIP for all eligible employees of Riot and its subsidiaries under the 2019 Equity Plan. The purpose of the LTIP is to encourage long-term employee retention through service-based and performance-based awards which are comprised of RSAs, RSUs, PRSAs, or PSUs, as identified in each participant’s award agreement (each, an “LTIP Award”). The Compensation Committee, or its delegee, shall determine the size of the grants awarded to participants in the LTIP. Each LTIP Award is divided and allocated one portion (50%) to service-based awards, and the other portion (50%) to performance-based awards. For more information, see the form of “LTIP Award Agreement” as filed with the SEC as Exhibit 10.1 on Form 8-K filed July 19, 2023.

2024 LTIP Award

On July 1, 2024, the equity awards made to our NEOs were comprised of 50% time-based RSAs or RSUs and 50% performance-based PRSAs or PSUs. The 2024 LTIP Awards are intended to deliver a target value of $7.5 million for our CEO and Executive Chairman, and $5.0 million for all other NEOs.

Service-based (Time-based) Awards.

Service-based
2024 LTIP Award
Named Executive Officer	# of Shares
Jason Les	376,884
Benjamin Yi	376,884
Colin Yee	251,256
William Jackman	251,256
Jason Chung	251,256

Service-based awards are granted as RSAs or RSUs which are eligible to vest, if at all, in three (3) approximately equal tranches, annually, over three (3) years (the “Award Term”).  Each service-based award under the LTIP is granted, subject to and contingent upon, the NEO’s continued service with the Company through the applicable annual vesting dates, as specified in the applicable LITP Award agreement. Any LTIP Award that remains unvested at the end of the Award Term or the earlier termination of the NEO’s service with the Company will be automatically forfeited and returned to the Company, without consideration, except as otherwise agreed by the Company. No proportionate vesting or credit shall be given for partial service prior to the applicable vesting date, except as otherwise agreed by the Company.

Performance-based Awards.

	Target 2024	Maximum 2024
	Performance LTIP	Performance LTIP
Named Executive Officer	# of Shares	# of Shares
Jason Les	376,884	753,768
Benjamin Yi	376,884	753,768
Colin Yee	251,256	502,512
William Jackman	251,256	502,512
Jason Chung	251,256	502,512

Performance-based awards under the LTIP are granted as PRSAs or PSUs which are eligible to vest, if at all, after the end of a three-year performance period, subject to the LTIP participant’s continued employment and based on shareholder return on investment (“Total Shareholder Return” or “TSR”) during the Award Term. TSR was chosen as the key metric of the LTIP because of its perception as a neutral, market-based measure of value created by a company.

The Compensation Committee determines the number of PRSAs or PSUs that will be granted based on the NEO’s title and position within the Company as set out on a matrix of LTIP tiers. Under the LTIP, relative TSR (“Relative TSR”) is calculated based on the percentage change in market price across the specific performance period, and the difference between the percentage change of a share of the Company’s common stock (the “Company TSR”) and the percentage change of the market price of the Russell 3000 Index (INDEXRUSSELL: RUA) (the “Index TSR”). The Russell 3000 Index was selected as the comparative measure because the Compensation Committee believes the Russell 3000 Index, which includes the Company’s common stock, provides a fair competitive benchmark for the Company’s share price performance. The Compensation Committee has reserved the right to substitute the index chosen as the comparative measure to determine Relative TSR for future LTIP Awards if the Russell 3000 Index is no longer available or if another index is determined, by the Committee, to be a superior comparative measure.

Under the LTIP, participants are rewarded for positive Relative TSR (i.e., Company TSR overperformance against the identified index TSR). Accordingly, Relative TSR determines the percentage of the LTIP Award that becomes eligible to vest. A higher Relative TSR results in more shares of common stock, vesting under the LTIP Award. The Compensation Committee has adopted the vesting percentages, as shown below, corresponding to each tiered change in Relative TSR. There is no minimum corresponding vesting percentage of the LTIP Award, however the maximum LTIP Award achievement is set at 200% corresponding to the vesting percentage of the award. A payout of 100% of the targeted number of PRSAs or PSUs will occur if a Relative TSR hurdle of 0% was met as of the end of the performance period. Each Relative TSR hurdle represents a limit, and no proportionate vesting will apply between each Relative TSR hurdle.

Vesting of any such performance-based award will occur as of the end of the Award Term, subject to the Compensation Committee’s certification, and contingent upon the participant’s continuous service with the Company through the end of the Award Term. Except as otherwise agreed by the Company, LTIP Awards that remain unvested at (i) the end of the Award Term (based on the Relative TSR as of the end of the Award Term certified by the Compensation Committee), or (ii) the earlier termination of the NEO’s service with the Company, will be automatically forfeited and returned to the Company without consideration.

Relative TSR Hurdle	Vesting Percentage (of the Target Award)
(50%) to < (40%)	0%
(40%) to < (30%)	20%
(30%) to < (20%)	40%
(20%) to < (10%)	60%
(10%) to < 0%	80%
0% to < 10%	100%	(Target Award)
10% to < 20%	140%
20% to < 25%	180%
25% and above	200%	(Maximum Award)

2023 LTIP One-Time Supplemental Performance-based Award

On July 13, 2023, the Compensation Committee originally granted 2023 LTIP awards to eligible employees, including the NEOs, in an equal mix of service-based awards (RSAs) and performance-based awards (PSAs). On January 3, 2024, the Compensation Committee approved a special, one-time amendment of the 2023 LTIP awards, granting PSAs or PSUs, which are eligible to vest, if at all, to all employees as of July 31, 2026. The purpose of this amended award was to incentivize strong performance and retention, across all employees during the critical 2023 – 2026 period for Riot, which represents the pivotal development period for the Corsicana Facility, as this asset was anticipated to, and has since become, the primary asset for substantial creation of value for Riot and our stockholders. Corsicana represents the future of Riot, and maximizing its value has been an imperative for the long-term success of the Company.

In late 2023 into early 2024, it became clear to the Company that Bitcoin ETFs would receive approval from the SEC. This development was a pivotal moment for the industry as it unlocked a major pipeline for further adoption and growth in demand for Bitcoin. For the Company, the ETF adoption meant, first, that the Corsicana Facility became of even greater value and, second, that due to the public’s new exposure to the Bitcoin ETFs as a Bitcoin investment and trading vehicle, it became imperative that Bitcoin miners executed on a strategy that differentiated themselves in the capital markets. In the Company’s context, it was critical that management remain focused and fully incentivized on maximizing value creation for our stockholders through the timely and successful development of the Corsicana Facility to create a compelling platform for continued institutional investment.

The amendment did not change the performance goals or vesting schedule of the original 2023 LTIP award, vesting as of July 31, 2026.

	Target 2023	Maximum 2023
	Performance	Performance
Named Executive Officer	LTIP Shares	LTIP Shares
Jason Les	2,500,000	5,000,000
Benjamin Yi	2,500,000	5,000,000
Colin Yee	500,000	1,000,000
William Jackman	500,000	1,000,000
Jason Chung	500,000	1,000,000

2022 Conversion of all Then Outstanding RSUs and PSUs into RSAs and PRSAs (Historic)

On September 27, 2022, we converted on a one-for-one basis all then outstanding RSU and PSU awards previously granted under the 2019 Equity Plan into equal awards of RSAs and PRSAs, respectively, pursuant to each person’s RSA award agreement. This change did not alter the underlying value of shares awarded.

Results of the 2021 Performance Plan

In August 2021, the Compensation Committee and the Board adopted the now terminated performance plan under the 2019 Equity Plan (the “2021 Performance Plan”), under which specific financial performance measures and their relative weighting and associated targets and thresholds were established. The performance targets under the 2021 Performance Plan served as the basis for measuring how we performed and for determining the grant of performance-based awards to eligible employees. The goal of the 2021 Performance Plan was to align the interests of Riot’s employees, including its NEOs, with the long-term operational objectives of the Company. Each eligible employee was granted a target award of unvested PRSAs when she or he was added to the 2021 Performance Plan. Such shares were eligible to vest upon the Company’s achievement of specified performance objectives, as further identified below, quarterly, throughout the two-year performance period ended December 31, 2023 (the “Performance Period”), subject to the recipient’s continued service with the Company through each vesting date.

Individuals became eligible to participate in the 2021 Performance Plan after completing 90 days of continuous employment with the Company. Upon confirmation by the Compensation Committee, eligible employees were added to the 2021 Performance Plan and granted a target award of unvested PRSAs as of the first trading day of the first fiscal quarter following the date they became eligible to participate in the 2021 Performance Plan. Each eligible employee’s target award was eligible to vest during the Performance Period upon the Company’s achievement of performance objectives, as explained below.

Target awards were set at levels we believe required significant effort on the part of the executive team and represented a high level of execution and growth based on prior-year performance results, existing business conditions, the markets in which we participate and our outlook. Upon the expiration of the Performance Period, all unearned and unvested shares remaining under the 2021 Performance Plan were forfeited, upon certification by the Compensation Committee, back to the Company as of February 26, 2024.

As of the end of the Performance Period, December 31, 2023, under the 2021 Performance Plan, there remained 2,248,035 Infrastructure Development target PRSAs and 757,140 Adjusted EBITDA target PRSAs that were not met. Through the life of the 2021 Performance Plan, and upon its final certification on February 22, 2024, the Compensation Committee determined that the performance objectives for a total of 1,942,445 PRSAs granted to our officers and employees were achieved; and, therefore, became vested and were eligible to be settled by the Company under the 2019 Equity Plan. Of those 1,942,445 PRSAs granted, 453,740 were related to achievement of Adjusted EBITDA targets, and 1,488,705 were related to achievement of Infrastructure Development targets. All such remaining PRSAs were forfeited as of February 22, 2024.

On February 22, 2024, our NEOs forfeited unearned shares under the 2021 Performance Plan, as follows:

	Shares	Shares
Named Executive Officer	Earned (#)	Forfeited (#)
Jason Les	226,666	298,334
Benjamin Yi	226,666	298,334
Colin Yee	50,000	192,000
William Jackman	148,000	192,000
Jason Chung	50,000	192,000

Vesting of Target Awards

Under the Performance Plan, each Target Award was divided into two Performance Objectives: (i) the Infrastructure Development Target (as described below); and (ii) the Adjusted EBITDA Target (as described below).

Infrastructure Development Target

The “Infrastructure Development Target” was related to the Company’s successful development and monetization of up to 1,500 MW of Bitcoin mining and hosting infrastructure. The Infrastructure Development Target was further divided into fifteen 100 MW project units generally corresponding to one 100 MW Bitcoin mining structure owned and operated by the Company (each, a “Project Unit”). A Project Unit was only eligible to be achieved once, and only those Project Units which were not achieved as of the date the employee was added to the Performance Plan. Each Project Unit consisted of the following three milestone goals:

1.

Installation of High-Voltage Energy Infrastructure. One-third (1/3) of the Project Unit to vest upon the successful installation of the electricity transmission infrastructure interconnected to the grid and capable of delivering usable power to the Bitcoin mining structure.

2.

Development of Miner-Ready Infrastructure. One-third (1/3) of the Project Unit to vest upon the successful development of a miner-ready building, which was deemed to occur when a Bitcoin mining structure had: (i) sufficient racking installed to house miners capable of utilizing the full usable electrical capacity of the building; (ii) highspeed Internet and electrical power (including all of the medium and low voltage equipment necessary to deliver power to operating miners) connected to the racks; and (iii) the cooling system (air or immersion) installed and ready for operation.

3.

Monetization of Capacity. One-third (1/3) of the Project Unit to vest upon the installation and operation of miners (whether the Company’s miners deployed in a self-mining capacity, or third-party miners installed in a hosted capacity) utilizing the full usable power capacity of the miner-ready infrastructure installed at the Bitcoin mining structure.

The Compensation Committee assessed the Company’s achievement of the Infrastructure Development Target (and thus, the vesting of PRSAs allocated to the Project Units under the Infrastructure Development Target) on a quarterly basis, once results for the preceding fiscal quarter were available for the Compensation Committee’s review. Accordingly, the PRSAs allocated to the portions of the Project Unit(s) achieved during the preceding fiscal quarter would vest upon the Compensation Committee’s certification that such portions of the Project Unit(s) had been achieved, provided the award recipient remained employed by the Company through the date the Compensation Committee certified such achievement.

Adjusted EBITDA Target

The “Adjusted EBITDA Target” related to the Company’s achievement of financial performance objectives established by the Board based on increases in the Company’s annual Adjusted EBITDA. “EBITDA” refers to earnings before interest, taxes, depreciation and amortization, and Adjusted EBITDA is a non-GAAP financial measure used by the Board to assess performance. The Adjusted EBITDA Target was divided into ten $50 million Adjusted EBITDA milestones (i.e., up to $500 million in total added Adjusted EBITDA), each of which could only be achieved once during the Performance Period. The Compensation Committee assessed the Company’s achievement of Adjusted EBITDA milestones annually, and PRSAs relating to the Adjusted EBITDA Target vested upon the Compensation Committee’s certification that an Adjusted EBITDA milestone has been achieved. Any unvested PRSAs allocated to the Adjusted EBIDTA Target that were unvested as of the end of the Performance Period or the earlier end of the employee’s service with the Company would be forfeited. For more explanation of the Company’s use of Adjusted EBITDA, see the discussion under the heading “Non-GAAP Measures” in the Management's Discussion and Analysis under Part II, Item 7 in our 2024 Annual Report.

The foregoing description is subject to, and qualified in its entirety by, the information contained in the Form 8-K, filed August 16, 2021.

Practices Related to the Grant of Equity Awards

Annual equity award grants are generally made to NEOs on an annual basis according to a pre-established schedule that coincides with the Company’s fiscal year-based performance management cycle, allowing the Board and Compensation Committee to grant equity awards close in time to performance appraisals. Equity-based compensation awards to our executive officers are approved annually in June, with a grant date of July 1.

In addition, with respect to the timing of our equity award grants:

●	We do not time equity-based awards in coordination with the release of material, non-public information and have never had a practice of doing so; and
●	We have never timed and do not plan to time the release of material, non-public information for the purpose of affecting the value of employee or Board compensation.

Other Compensation Elements

Benefits and Perquisites

Our NEOs are eligible to participate in a broad range of employee benefit programs in the same manner as non-executive employees as well as participation in an Executive Wellness Program pursuant to which eligible executives receive additional benefits focused on health care screening and wellness. For those executives who participated in the Executive Wellness Program, the cost of the program is included in the Summary Compensation Table. Riot does not offer separate benefits for executive officers, other than severance benefits (see “Compensation Upon Termination of Employment Policy” below) and the executive wellness program.

We generally do not provide perquisites to our NEOs other than, upon the determination of our CEO, business use of our leased corporate aircraft. If a NEO’s travel on our leased corporate aircraft includes a personal element, the NEO is required to fully reimburse us for the aggregate incremental cost of any such usage. We do consider the value of perquisites, to the extent provided at Peer Group companies, in assessing the competitiveness of our total compensation package for our NEOs.

Other Policies and Practices

Compensation Upon Termination of Employment Policy

We believe that to properly motivate and incentivize our executive team in the event of a change in control and the possibility of a termination without “cause” or a termination with “good reason,” a standardized “double trigger” change in control and severance policy is critical. We have agreed to provide payments and benefits to our NEOs and certain other executive officers in the event of a termination without “cause” or by the officer for “good reason” following a change in control transaction. Our Compensation Committee approves all change in control compensation and periodically evaluates the appropriateness of such compensation in light of advice from the Compensation Committee’s independent compensation consultant, Compensia, as well as the directors’ evaluation of the Company, the Peer Group, as identified in this Proxy Statement, and the Bitcoin mining industry generally. We believe that these change in control benefits assist in maximizing stockholder value and maintaining our NEOs’ focus in the period prior to, during and after the change in control event.

Our NEO’s change in control benefit terms include the following features:

●	no post-termination healthcare benefit subsidy;
●	enhanced severance benefits in connection with a change in control require a “double trigger” (which is defined as a qualifying termination during a “change in control period”) before a NEO becomes entitled to receive such benefits; and
●	no severance benefits for a termination for cause, or without good reason.

The severance provisions are included in such NEO’s Executive Employment Agreements. With the exception of Mr. Yee, all other NEOs are eligible to receive a level of severance benefits as further identified below. Consistent with our compensation strategy, any such severance is provided for only in the event of a qualifying termination (i.e. a termination by us without “cause” or by the NEO for “good reason”).

Qualifying Termination	CEO & Executive Chairman - Months of Base Salary	EVPs - Months of Base Salary
Termination without Good Reason (with Notice)	1 month	1 month
Termination Without Cause or Resignation for Good Reason	Lesser of 12 months or remainder of Employment Term	Lesser of 12 months or remainder of Employment Term
Death or Disability	6 months	6 months
Change in Control "Double Trigger"	12 months + salary through end of Employment Term	12 months + salary through end of Employment Term

Additionally, such NEOs are eligible for accelerated vesting of all then outstanding service-based and performance-based awards upon a qualifying termination. For further details on severance payments, see the section below titled "Potential Post Employment Benefits.”

Policy for the Recovery of Erroneously Awarded Compensation (Clawback)

The Compensation Committee adopted the Riot Platforms, Inc. Policy for the Recovery of Erroneously Awarded Compensation (the “Clawback Policy”) effective as of October 2, 2023, in accordance with the applicable Nasdaq Rules, Section 10D of the Exchange Act, and Rule 10D-1 promulgated thereunder. In the event of an accounting restatement (i) due to material noncompliance with any financial reporting requirement under the securities laws or (ii) that corrects an error that is not material to previously issued financial statements, but would result in a material misstatement if the error were not corrected in the current period or left uncorrected in the current period, the Clawback Policy requires the Company to recover from Section 16 officers (including our NEOs) the amount of incentive-based compensation received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on restated amounts.

The Clawback Policy is compliant with the SEC’s final rule adopted on January 27, 2023. The Clawback Policy operates in addition to, and not in lieu of, any other rights of the Company to recoup or recover incentive awards under applicable laws and regulations, including the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Company to date has not sought to recoup any payments under this Clawback Policy. We review our Clawback Policy periodically and will amend or update it as necessary to comply with the applicable regulations and any new requirements.

Insider Trading, Hedging and Pledging Policies

Our Insider Trading Policy establishes guidelines with respect to transacting in Company securities and prohibits directors, employees, consultants and contractors, and certain of their family members, from transacting in Company securities (whether issued by Riot or another company) while such person is aware of material non-public information (except pursuant to an approved 10b5-1 trading plan), or from providing such material non-public information to any person who may trade while aware of such information. We also have procedures that require trades by directors and executive officers to be pre-cleared by the Compliance Officer, as defined in the Insider Trading Policy, or his or her staff before trading in Company stock.

Additionally, our Insider Trading Policy restricts directors and executive officers from taking part in short sales, tipping, holding securities in margin accounts and options trading, and strongly discourages our directors and executive officers from participating in hedging or monetization transactions (through financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds) and requires any Insider, as defined in the Insider Trading Policy, to request preclearance and approval to trade by the Compliance Officer. Directors and executive officers may pledge Riot stock as collateral for a loan or investment, however, to mitigate any risk created by such actions, directors and executive officers are permitted to pledge only if the maximum aggregate loan or investment amount collateralized by such pledge of Riot securities does not exceed twenty-five percent (25%) of the total value of the pledged Riot securities.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Non-public Information

It is the Compensation Committee’s practice not to grant awards of options, generally, when in possession of material non-public information, and if such options are to be granted, practice would be to wait until such material non-public information has been fully disclosed, widely disseminated to the public, and at least two (2) business days have passed after such material non-public information has been disclosed. Additionally, the Company does not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation. Such practice is in accordance with our Insider Trading Policy as well as our Code of Ethics.

There have been no awarded options to a NEO during the last completed fiscal year ended December 31, 2024.

Stock Ownership Requirements

We established stock ownership requirements to ensure that our NEOs hold a meaningful equity stake in the Company and, by doing so, link their interests with those of our stockholders. Stock directly or indirectly owned (for example, through a trust), along with unvested RSAs (if any), are included in the calculation of shares owned for purposes of the ownership requirements. NEOs are expected to meet the ownership requirements within five (5) years of the date upon which the NEO first becomes subject to the requirements.

Our NEOs are required to own shares in an amount equal to an applicable target value based on a multiple of annual base salary. Our NEOs are required to meet the requirements by the following ownership requirement dates.

Ownership Guideline
NEO	Role	Ownership Date	Salary Multiple	Guideline Met(1)
Jason Les	Chief Executive Officer	January 10, 2026	5x	Met
Benjamin Yi	Executive Chairman	January 10, 2026	5x	Met
Colin Yee	Chief Financial Officer	September 27, 2027	3x	Met
William Jackman	NEO	January 10, 2027	3x	Met
Jason Chung	NEO	July 24, 2028	3x	Met
(1)	As of April 7, 2025.

Tax and Accounting Considerations

Accounting Treatment

We recognize a non-cash charge to earnings for accounting purposes for equity awards. We expect that our Compensation Committee will continue to review and consider the accounting impact of equity awards in addition to considering the impact for dilution and overhang when deciding the amounts and terms of equity grants.

Deductibility of Executive Compensation

The Internal Revenue Code (the “Code”) Section 162(m) may limit the amount that we may deduct from our federal income taxes for compensation paid to certain of our current or former executive officers who qualify as “covered employees” within the meaning of Code Section 162(m) to one million dollars per executive officer per year. While we are mindful of the benefit of the full deductibility of compensation, we believe that we should not be constrained by the requirements of Code Section 162(m) where those requirements would impair our flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, we have not adopted a policy that would require that all compensation be deductible, though we do consider the deductibility of compensation when making compensation decisions. We may authorize compensation payments that are not fully tax deductible if we believe that such payments are appropriate to attract and retain executive talent or meet other business objectives.

Taxation of Parachute Payments and Deferred Compensation

We have no obligation to provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that they might owe as a result of the application of Section 280G, 4999, or 409A of the Code, however, we may provide additional payments to cover taxes due in connection with the vesting and settlement of PRSAs and RSAs, or otherwise provide for net settlement of vested PRSAs and RSAs to cover the state and federal taxes due thereon, as permitted under the 2019 Equity Plan and approved by the Compensation Committee. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control that exceed certain limits prescribed by the Code, and that the employer may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Code also may impose significant taxes on a service provider in the event that they receive deferred compensation that does not comply with the requirements of Section 409A of the Code. We have structured our compensation arrangements with the intention of complying with or otherwise being exempt from the requirements of Section 409A of the Code.

Risk and Analysis of Compensation Plans

The Compensation Committee engaged Compensia to assess and determine whether the design and operation of our compensation policies and practices could encourage executives or employees to take excessive or inappropriate risks that would be reasonably likely to have a material adverse effect on our Company. In assessing our policies and practices, the following factors among others were analyzed: the design, size and scope of our cash and equity incentive programs and program features that mitigate against potential risks, such as payout caps, equity award clawbacks, the quality and mix of performance-based and “at risk” compensation and various policies such as trading, severance, benefits and governance. After reviewing the analysis performed by Compensia, we concluded that any potential risks arising from our employee compensation policies and practices, including our executive compensation programs, are not reasonably likely to have a material adverse effect on our Company.

Executive Employment Agreements

We have entered into employment agreements with, and provide post-employment benefits to, our NEOs as follows:

Benjamin Yi, Executive Chairman

On November 20, 2024, we entered into an executive employment agreement with Mr. Yi, pursuant to which he has agreed to serve as our Executive Chairman for a thirty-six month term, which renews for successive twelve-month terms after the expiration of the initial term. Mr. Yi’s compensation for his services as our Executive Chairman remain as $600,000 as annual base salary, paid in cash, and 10.0 Bitcoin. Mr. Yi is eligible to receive additional annual incentive bonuses under the AIP with a target amount of 100% of his base salary, and 10.0 Bitcoin, with a minimum target amount of 0% of his base salary. The Company pays the cash aspect of Mr. Yi’s base salary in accordance with its regular compensation practices, and the Bitcoin aspect of his base salary is paid out on a quarterly basis as of the end of each fiscal quarter completed during his employment term. As additional compensation for his services as our Executive Chairman, Mr. Yi is eligible to receive periodic grants of equity awards, which will be subject to vesting schedules and other terms and conditions, as set forth in equity award agreements with the Company, to be entered into as of the date of such future awards. Any equity Mr. Yi may receive as compensation for his services as our Executive Chairman will be awarded under the 2019 Equity Plan, as the same may be amended or replaced from time to time during the term of his employment as our Executive Chairman.

During the fiscal year ended December 31, 2020, Mr. Yi served as an independent director on our Board and was not an officer or employee of the Company. As an independent director prior to becoming Executive Chairman, Mr. Yi received equity awards of 227,642 RSUs under the Company’s 2019 Equity Plan, pursuant to an equity award agreement with the Company, which vested in regular quarterly intervals and were settled in accordance with the Company’s regular compensation procedures. Mr. Yi receives no additional compensation for his services as a member of our Board.

Jason Les, Chief Executive Officer

On November 20, 2024, we entered into an executive employment agreement with Mr. Les, pursuant to which he has agreed to serve as our CEO for a thirty-six month term, which renews for successive twelve-month terms after the expiration of the initial term. Mr. Les’s compensation for his services as our CEO includes $600,000 as annual base salary, paid in cash, and 10.0 Bitcoin. Mr. Les is eligible to receive additional annual incentive bonuses under the AIP with a target amount of 100% of his base salary, and 10.0 Bitcoin, with a minimum target amount of 0% of his base salary. The Company pays the cash aspect of Mr. Les’s base salary in accordance with its regular compensation practices, and the Bitcoin aspect of his base salary is paid out on a quarterly basis as of the end of each fiscal quarter completed during his employment term. As additional compensation for his services as our CEO, Mr. Les is eligible to receive periodic grants of equity awards, which will be subject to vesting schedules and other terms and conditions, as set forth in equity award agreements with the Company, to be entered into as of the date of such future awards. Any equity Mr. Les may receive as compensation for his services as our CEO will be awarded under the 2019 Equity Plan, as the same may be amended or replaced from time to time during the term of his employment as our CEO.

During the fiscal year ended December 31, 2020, Mr. Les served as an independent director on our Board and was not an officer or employee of the Company. As an independent director prior to his appointment as our CEO and Executive Director, Mr. Les received equity awards of 288,617 RSUs under the Company’s 2019 Equity Plan, pursuant to an equity award agreement with the Company, which vest in intervals and are eligible to be settled in accordance with the Company’s regular compensation procedures. Mr. Les receives no additional compensation for his services as a member of our Board.

Colin Yee, EVP, Chief Financial Officer

On April 12, 2022, we entered into a professional services agreement with Clear Capital Management Corporation, a personal services corporation organized under the federal laws of Canada, wherein the professional services of Mr. Yee, as our Head of Corporate and Financial Operations would be rendered. Pursuant to such agreement, Mr. Yee agreed to serve as our Chief Financial Officer, through his professional services corporation, for a two-year term which may be extended for additional one-year terms upon mutual written consent. Due to his promotion to EVP, Chief Financial Officer, effective July 1, 2023, Mr. Yee’s fee increased from $350,000 to $450,000, paid in cash, and he is eligible to receive additional cash incentive bonuses under the AIP, which amounts will be paid in accordance with the Company’s regular compensation practices. Effective July 1, 2024, Mr. Yee’s fee increased from $450,000 to $500,000. Mr. Yee is also eligible to receive equity compensation under the Company’s 2019 Equity Plan, as the same may be amended or replaced from time to time during the term of his engagement as our EVP, Chief Financial Officer.

William Jackman, EVP, General Counsel and Corporate Secretary

Effective November 20, 2024, we entered into an executive employment agreement with Mr. Jackman, pursuant to which he agreed to serve as our EVP, General Counsel and Corporate Secretary, for a thirty-six month term, which renews for successive twelve-month terms after the expiration of the initial term. Mr. Jackman’s compensation for his services as our EVP, General Counsel and Corporate Secretary, is $500,000 as annual base salary, paid in cash. Mr. Jackman is eligible to receive additional annual incentive bonuses under the AIP with a target amount of 100% of his base salary, which will be paid in accordance with the Company’s regular compensation practices. As additional compensation for his services Mr. Jackman is also eligible to receive equity awards, which will be subject to vesting schedules and other terms and conditions, as set forth in equity award agreements with the Company, to be entered into as of the date of such future awards. Any equity Mr. Jackman may receive as compensation for his services as our EVP, General Counsel and Corporate Secretary will be awarded under the 2019 Equity Plan, as the same may be amended or replaced from time to time during the term of his employment.

Jason Chung, EVP and Head of Corporate Development & Strategy

Effective November 20, 2024, we entered into an employment agreement with Mr. Chung pursuant to which he agreed to serve as our EVP, Head of Corporate Development & Strategy, for a thirty-six month term, which renews for successive twelve-month terms after the expiration of the initial term. Mr. Chung’s compensation for his services as our EVP, Head of Corporate Development & Strategy, is $500,000 as annual base salary, paid in cash. Mr. Chung is eligible to receive additional annual incentive bonuses under the AIP with a target amount of 100% of his base salary, which will be paid in accordance with the Company’s regular compensation practices. As additional compensation for his services Mr. Chung is also eligible to receive equity awards, which will be subject to vesting schedules and other terms and conditions, as set forth in equity award agreements with the Company, to be entered into as of the date of such future awards. Any equity Mr. Chung may receive as compensation for his services as our EVP, Head of Corporate Development & Strategy will be awarded under the 2019 Equity Plan, as the same may be amended or replaced from time to time during the term of his employment.

Compensation and Human Resources Committee Report

This report of the Compensation and Human Resources Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The Compensation Committee oversees the Company’s compensation programs, policies and practices. The Compensation Committee has reviewed and discussed with management the foregoing “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee has recommended to the Board that the foregoing “Compensation Discussion and Analysis” be included in the Proxy Statement for this 2025 Annual General Meeting of Stockholders.

Respectfully submitted,

The Compensation and Human Resources Committee of Riot Platforms, Inc.

Lance D’ Ambrosio, Chair
Jaime Leverton
Douglas Mouton
Michael Turner

Summary Compensation Table

The compensation we paid to our NEOs for 2024, 2023 and 2022 is summarized in the table below:

						Non-Equity
					Stock	Incentive Plan		All Other
Name and Principal Position	Year	Salary		Bonus	Awards (1)	Compensation (2)		Compensation		Total
		($)		($)	($)	($)		($)		($)
Jason M. Les	2024	1,334,219	(3)	—	79,263,056	2,893,957	(4)	41,096	(5)	83,532,328
CEO	2023	963,807	(6)	—	10,991,245	1,496,478	(6)	39,060		13,490,590
(Principal Executive Officer)	2022	679,757	(7)	—	20,297,175	511,225	(7)	12,111		21,500,268
Benjamin Yi	2024	1,365,153	(8)	—	79,263,056	2,865,610	(9)	9,591	(10)	83,503,410
Executive Chairman	2023	986,087	(11)	—	10,991,245	1,496,478	(11)	28,539		13,502,349
	2022	679,757	(12)	—	20,297,175	512,764	(12)	8,853		21,498,549
Colin Yee	2024	475,000		—	19,755,371	863,750		8,046	(13)	21,102,167
EVP, CFO	2023	400,000		—	7,327,477	600,000		7,475		8,334,952
(Principal Financial Officer)	2022	228,910		—	3,310,534	200,933		—		3,740,377
William Jackman	2024	500,000		—	19,755,371	915,000		15,951	(14)	21,186,322
EVP, General Counsel	2023	483,710		—	7,327,477	675,000		30,000		8,516,187
	2022	358,833		—	5,074,294	315,333		—		13,200,218
Jason Chung(15)	2024	475,000		—	19,755,371	858,750		18,179	(16)	21,107,300
EVP, Head of Corporate Development & Strategy	2023	375,000		—	7,327,477	562,500		15,582		8,280,559
	2022	—		—	—	—		—		—
(1)	Amounts reflect the aggregate grant date fair value, computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures, of the RSA, RSUs, PRSAs, and PSUs granted to the NEOs, based on the closing price per share of our common stock as of the grant date, as reported on the Nasdaq Capital Market. The FASB ASC Topic 718 grant date fair value of one RSA or RSU, in the applicable fiscal year, is the closing price of one share of our stock on the date of grant. The value for the PRSAs or PSUs, which are subject to performance conditions, is based on the probable outcome of completion of all performance conditions on the grant date of the 2021 Performance Plan or the LTIP awards, as applicable. PRSA and PSU fair value for the 2024 and 2023 LTIP awards was determined based on a third-party, multifactor Monte Carlo valuation model in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be recognized by the NEO, which depends, among other things, on the vesting of the applicable RSAs, RSUs, PRSAs, or PSUs, and the closing price per share of our common stock as of settlement of the vested award. For details as to the assumptions used to determine the grant date fair value of the RSAs, RSUs, PRSAs and PSUs, see Note 15, Note 15 and Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, 2023 and 2022, respectively.
(2)	The Compensation Committee initially adopted the AIP in 2021 which awards annual non-equity incentive compensation to NEOs and other eligible employees based on achievement of designated and rigorous Company and individual performance targets during the applicable year. AIP performance targets are established annually as a percentage of the NEO’s base salary and are awarded based on the NEO’s achievement of the performance targets established during the applicable year.
(3)	Reflects the following amounts paid to Mr. Les as salary compensation for services in 2024 inclusive of: $600,000 in cash and 10.0 Bitcoin (with an aggregate fair value of $734,219 measured as of the quarterly Bitcoin payment date).
(4)	Includes, for Mr. Les $990,000 in cash and 16.5 Bitcoin (with an aggregate fair value of $1,671,720, measured as of the quarterly Bitcoin payment dates) for 2024 AIP non-equity compensation; and $115,000 in cash and 1.828 Bitcoin (with an aggregate fair value of $117,237 measured as of the Bitcoin payment date) for the 2023 AIP adjustment payout.
(5)	Reflects the amounts paid on behalf of Mr. Les in 2024 for medical insurance coverage of $15,407, Executive Wellness Program of $15,485, life insurance of $486, disability insurance of $648, and 401(k) match of $9,070.

(6)	Reflects amounts paid to Mr. Les as compensation for services in 2023, including salary compensation of: $623,473 in cash, 10.0 Bitcoin, and 0.88 Bitcoin paid time off payout compensation (with an aggregate fair value of $340,334 measured as of the quarterly Bitcoin payment date). The 2023 AIP non-equity compensation for Mr. Les includes: $826,500 in cash and 15 Bitcoin (with an aggregate fair value of $633,978, measured as of December 31, 2023).
(7)	Reflects amounts paid to Mr. Les as compensation for services in 2022, including salary compensation of: $420,833 in cash and 10.0 Bitcoin (with an aggregate fair value of $258,924 measured as of the quarterly Bitcoin payment date). The 2022 AIP non-equity compensation for Mr. Les includes: $370,333 in cash and 8.80 Bitcoin (with an aggregate fair value of $140,892, measured as of December 31, 2022).
(8)	Reflects the following amounts paid to Mr. Yi as salary compensation for services in 2024 inclusive of: $600,000 in cash and 10.0 Bitcoin compensation, with an aggregate fair value of $765,153 (measured as of the quarterly Bitcoin payment date).
(9)	Includes, for Mr. Yi: $990,000 in cash and 16.5 Bitcoin (with an aggregate fair value of $1,642,953, measured as of the quarterly Bitcoin payment dates) for 2024 AIP non-equity compensation; and $115,000 in cash and 1.828 Bitcoin (with an aggregate fair value of $117,657 measured as of the Bitcoin payment date) for the 2023 AIP adjustment payout.
(10)	Reflects the amounts paid on behalf of Mr. Yi in 2024 for medical insurance coverage of $9,591.
(11)	Reflects the amounts paid to Mr. Yi as compensation for services in 2023, including salary compensation of: $638,462 in cash and 10.0 Bitcoin (with an aggregate fair value of $347,625 measured as of the quarterly Bitcoin payment date). The 2023 AIP non-equity compensation for Mr. Yi includes: $862,500 in cash and 15.0 Bitcoin (with an aggregate fair value of $633,978, measured as of December 31, 2023).
(12)	Reflects the amounts paid to Mr. Yi as compensation for services in 2022, including salary compensation of: $420,833 in cash and 10.0 Bitcoin (with an aggregate fair value of $258,924 measured as of the quarterly Bitcoin payment date). The 2022 AIP non-equity compensation for Mr. Yi includes: $370,333 in cash and 8.80 Bitcoin (with an aggregate fair value of $142,431, measured as of December 31, 2022).
(13)	Reflects the amounts paid on behalf of Mr. Yee in 2024 for medical insurance coverage of $6,355 and the Executive Wellness Program of $1,691.
(14)	Reflects the amounts paid on behalf of Mr. Jackman in 2024 for medical insurance coverage of $15,951.
(15)	Mr. Chung was not a NEO in fiscal year 2022.
(16)	Reflects the amounts paid on behalf of Mr. Chung in 2024 for the Executive Wellness Program of $18,179.

Grants of Plan-Based Awards Table for Fiscal Year 2024

The following table presents, for each of our NEOs, information concerning each plan-based equity award grant made during the year ended December 31, 2024. This information supplements the information about these awards set forth in the foregoing Summary Compensation Table.

			Estimated
			Possible
			Payouts
			Under				All other
			Non-				Stock	Grant
			Equity		Estimated Future		Awards:	Date Fair
			Incentive		Payouts Under		Number of	Value of
			Plan		Equity Incentive		Shares of	Stock and
			Awards(1)		Plan Awards(2)		Stock or	Option
		Type of	Target		Target	Maximum	Units	Awards(3)
Name	Grant Date	Award	($)		(#)	(#)	(#)	($)
Jason Les	January 3, 2024	AIP	2,661,720	(4)	—	—	—	—
CEO	January 3, 2024	PRSA	—		2,500,000	5,000,000	—	70,900,000
(Principal Executive Officer)	July 1, 2024	PRSA	—		376,884	753,768	—	4,613,060
	July 1, 2024	RSA	—		—	—	376,884	3,749,996
	August 13, 2024	AIP	285,651		—	—	—	—
Benjamin Yi	January 3, 2024	AIP	2,632,953	(5)	—	—	—	—
Executive Chairman	January 3, 2024	PRSA	—		2,500,000	5,000,000	184,820	70,900,000
	July 1, 2024	PRSA	—		184,820	369,640	—	4,613,060
	July 1, 2024	RSA	—		—	—	—	3,749,996
	August 13, 2024	AIP	285,651		—	—	—	—
Colin Yee	January 3, 2024	AIP	783,750		—	—	—	—
EVP, CFO	January 3, 2024	PSU	—		500,000	1,000,000	—	14,180,000
(Principal Financial Officer)	July 1, 2024	PSU	—		251,256	502,512	—	2,499,997
	July 1, 2024	RSU	—		—	—	251,256	2,499,997
	August 13, 2024	AIP	80,000		—	—	—	—
William Jackman	January 3, 2024	AIP	825,000		—	—	—	—
EVP, General Counsel	January 3, 2024	PRSA	—		500,000	1,000,000	—	14,180,000
	July 1, 2024	PRSA	—		251,256	502,512	—	2,499,997
	July 1, 2024	RSA	—		—	—	251,256	2,499,997
	August 13, 2024	AIP	90,000		—	—	—	—
Jason Chung	January 3, 2024	AIP	783,750		—	—	—	—
EVP, Head of Corporate Development & Strategy	January 3, 2024	PRSA	—		500,000	1,000,000	—	14,180,000
	July 1, 2024	PRSA	—		251,256	502,512	—	2,499,997
	July 1, 2024	RSA	—		—	—	251,256	2,499,997
	August 13, 2024	AIP	75,000		—	—	—	—
(1)	The Compensation Committee grants non-equity incentive plan awards to each of our NEOs under the AIP on an annual basis pursuant to an employment agreement between the Company and such NEO. The target amount for each NEO’s AIP award for the year ended December 31, 2024, was set at 100% of such NEO’s base salary, and payout is determined by the Compensation Committee in its evaluation of such NEO’s performance during the year. There is no minimum threshold, and the maximum payout amount is 200% of the base salary, for participants for awards under the AIP. NEO AIP payouts are determined based on the Compensation Committee’s assessment of their achievement of performance objectives during the year. See the discussion of the AIP in the Compensation Discussion and Analysis beginning on page 31 of this Proxy Statement.

(2)	Compensation levels and target amounts are determined and recommended by the Compensation Committee as further discussed in the Compensation Discussion and Analysis section of this Proxy Statement. The vesting schedule for each RSA and RSU awarded under the LTIP is set forth in the “Outstanding Equity Awards at Fiscal Year-End” table below, and the vesting conditions applicable to PRSA and PRSU awards are discussed further in the Compensation Discussion and Analysis.
(3)	In accordance with SEC requirements, these amounts reflect the aggregate grant date fair value based upon probable (at target) achievement of the performance goals, excluding the effect of estimated forfeitures. The amounts reported do not reflect compensation actually received by the NEOs. Any and all unearned PRSAs that have not been achieved as of December 31, 2024 will be forfeited by the NEO.
(4)	Mr. Les’ base salary for 2024 was $600,000 and 10.0 Bitcoin, and the 2024 AIP target amount for Mr. Les was $600,000 cash and 10.0 Bitcoin (or $933,542, based on the price of one Bitcoin on December 31, 2024, the determination date for calculation of the AIP). As disclosed, overperformance under the AIP may result in a payout over 100% (up to a maximum of 200% of base salary), as determined by the Compensation Committee. The U.S. Dollar amount of the Bitcoin ultimately awarded to Mr. Les under the AIP for 2024 is disclosed in the “Non-Equity Incentive Plan Compensation” column of the foregoing Summary Compensation Table.
(5)	Mr. Yi’s base salary for 2024 was $600,000 and 10.0 Bitcoin, and the 2024 AIP target amount for Mr. Yi was $600,000 cash and 10.0 Bitcoin (or $933,542, based on the price of one Bitcoin on December 31, 2024, the determination date for calculation of the AIP). As disclosed, overperformance under the AIP may result in a payout over 100% (up to a maximum of 200% of base salary), as determined by the Compensation Committee. The actual U.S. Dollar amount of the Bitcoin ultimately awarded to Mr. Yi under the AIP for 2024 is disclosed in the “Non-Equity Incentive Plan Compensation” column of the foregoing Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year End Table

The Company does not grant equity awards outside of the 2019 Equity Plan and no options were outstanding as of December 31, 2024. The following table provides information regarding the outstanding equity awards granted under the 2019 Equity Plan to our NEOs as of December 31, 2024:

			Stock
			Awards

						Equity
					Equity	Incentive
					Incentive	Plan Awards
					Plan Awards	Market
				Market	Number of	Value of
			Number of	Value of	Unearned	Unearned
			Shares or	Shares or	Shares or	Shares or
			Units of	Units of	Units of	Units of
			Stock That	Stock That	Stock That	Stock That
			Have Not	Have Not	Have Not	Have Not
		Type of	Vested	Vested(2)	Vested	Vested(2)
Name	Grant Date	Award(1)	#	($)	#	($)
Jason Les(3)	July 13, 2023	RSA	123,214	1,258,015	—	—
CEO	July 13, 2023	PRSA	—	—	369,640	3,774,024
(Principal Executive Officer)	January 3, 2024	PRSA	—	—	5,000,000	51,050,000
	July 1, 2024	RSA	376,884	3,847,986	—	—
	July 1, 2024	PRSA	—	—	753,768	7,695,971
Benjamin Yi(4)	July 13, 2023	RSA	123,214	1,258,015	—	—
Executive Chairman	July 13, 2023	PRSA	—	—	369,640	3,774,024
	January 3, 2024	PRSA	—	—	5,000,000	51,050,000
	July 1, 2024	RSA	376,884	3,847,986	—	—
	July 1, 2024	PRSA	—	—	753,768	7,695,971
Colin Yee(5)	July 13, 2023	RSU	82,142	838,670	—	—
EVP, CFO	July 13, 2023	PSU	—	—	246,426	2,516,009
(Principal Financial Officer)	January 3, 2024	PSU	—	—	1,000,000	10,210,000
	July 1, 2024	RSU	251,256	2,565,324	—	—
	July 1, 2024	PSU	—	—	502,512	5,130,648
William Jackman(6)	July 13, 2023	RSA	82,142	838,670	—	—
EVP, General Counsel	July 13, 2023	PRSA	—	—	246,426	2,516,009
	January 3, 2024	PRSA	—	—	1,000,000	10,210,000
	July 1, 2024	RSA	251,256	2,565,324	—	—
	July 1, 2024	PRSA	—	—	502,512	5,130,648
Jason Chung(7)	July 13, 2023	RSA	82,142	838,670	—	—
EVP, Head of Corporate Development & Strategy	July 13, 2023	PRSA	—	—	246,426	2,516,009
	January 3, 2024	PRSA	—	—	1,000,000	10,210,000
	July 1, 2024	RSA	251,256	2,565,324	—	—
	July 1, 2024	PRSA	—	—	502,512	5,130,648
(1)	All awards were granted under the 2019 Equity Plan pursuant to equity award agreements between the NEOs and the Company as of the grant date shown. RSAs and RSUs vest upon specified vesting dates (e.g., vesting in arrears following the end of each fiscal year completed after the grant date), provided the NEO’s service with the Company has not ceased prior to the vesting date. Unvested PRSAs and PSUs are eligible to vest upon the Company’s achievement of specified Performance Objectives and targets (specified under the LTIP, as applicable), provided the NEO’s service with the Company has not ceased prior to the date the Compensation Committee certifies the achievement of the Performance Objectives and targets (or a portion thereof) relating to the awards, as specified under the LTIP. For additional information the LTIP, see “Long-Term Equity Incentives” on page 42 of this Proxy Statement. Subject to any provisions relating to accelerated vesting upon a change in control or post-termination, unvested RSAs, PRSAs, RSUs and PSUs are subject to forfeiture if a separation from service occurs prior to the vesting event. See “Potential Post-Employment Benefits” on page 60 of this Proxy Statement.
(2)	Based on the closing price per share of our common stock on December 31, 2024 of $10.21, as reported on the Nasdaq Capital Market.

(3)	Includes: (a) 184,820 RSAs granted July 13, 2023 under the LTIP which are eligible to vest as to one third (1/3) per year through July 1, 2026, (b) up to a maximum of 369,640 unvested PRSAs granted July 13, 2023 which are eligible to vest, if at all, on July 31, 2026, (c) up to a maximum of 5,000,000 unvested PRSAs granted January 3, 2024 (see the “2023 LTIP One-Time Supplemental Performance-based Award” heading) which are eligible to vest, if at all, on July 31, 2026, amending the original PRSA award granted on July 13, 2023, (d) 376,884 RSAs granted July 1, 2024 under the LTIP which are eligible to vest as to one third (1/3) per year through July 1, 2027, and (e) up to a maximum of 753,768 unvested PRSAs granted July 1, 2024 which are eligible to vest, if at all, on July 1, 2027. The vesting of PRSAs is contingent upon Riot’s achievement of specified Performance Objectives, and the final number of vested PRSAs may be less than the Target Award, depending on the Company’s future performance.
(4)	Includes: (a) 184,820 RSAs granted July 13, 2023 under the LTIP which are eligible to vest as to one third (1/3) per year through July 1, 2026, (b) up to a maximum of 369,640 unvested PRSAs granted July 13, 2023 which are eligible to vest, if at all, on July 31, 2026, (c) up to a maximum of 5,000,000 unvested PRSAs granted January 3, 2024 (see the “2023 LTIP One-Time Supplemental Performance-based Award” heading) which are eligible to vest, if at all, on July 31, 2026, amending the original PRSA award granted on July 13, 2023, (d) 376,884 RSAs granted July 1, 2024 under the LTIP which are eligible to vest as to one third (1/3) per year through July 1, 2027, and (e) up to a maximum of 753,768 unvested PRSAs granted July 1, 2024 which are eligible to vest, if at all, on July 1, 2027. The vesting of PRSAs is contingent upon Riot’s achievement of specified Performance Objectives, and the final number of vested PRSAs may be less than the Target Award, depending on the Company’s future performance.
(5)	Includes: (a) 123,213 RSUs granted July 13, 2023 under the LTIP which are eligible to vest as to one-third (1/3) per year through July 1, 2026, (b) up to a maximum of 246,426 unvested PSUs which are eligible to vest, if at all, July 31, 2026, (c) up to a maximum of 1,000,000 unvested PSUs granted January 3, 2024 (see the “2023 LTIP One-Time Supplemental Performance-based Award” heading) which are eligible to vest, if at all, July 31, 2026, (d) 251,256 RSUs granted July 1, 2024 under the LTIP which are eligible to vest as to one-third (1/3) per year through July 1, 2027, (e) up to a maximum of 502,512 unvested PSUs which are eligible to vest, if at all, July 1, 2027. The vesting of PRSAs and PSUs is contingent upon Riot’s achievement of specified Performance Objectives, and the final number of vested PRSAs may be less than the Target Award, depending on the Company’s future performance.
(6)	Includes: (a) 123,213 RSAs granted July 13, 2023 under the LTIP which are eligible to vest as to one third (1/3) per year through July 1, 2026, (b) up to a maximum of 246,426 unvested PRSAs granted July 13, 2023 which are eligible to vest, if at all, on July 31, 2026, (c) up to a maximum of 1,000,000 unvested PRSAs granted January 3, 2024 (see the “2023 LTIP One-Time Supplemental Performance-based Award” heading) which are eligible to vest, if at all, on July 31, 2026, amending the original PRSA award granted on July 13, 2023, (d) 251,256 RSAs granted July 1, 2024 under the LTIP which are eligible to vest as to one third (1/3) per year through July 1, 2027, and (e) up to a maximum of 502,512 unvested PRSAs granted July 1, 2024 which are eligible to vest, if at all, on July 1, 2027. The vesting of PRSAs is contingent upon Riot’s achievement of specified Performance Objectives, and the final number of vested PRSAs may be less than the Target Award, depending on the Company’s future performance.
(7)	Includes: (a) 123,213 RSAs granted July 13, 2023 under the LTIP which are eligible to vest as to one third (1/3) per year through July 1, 2026, (b) up to a maximum of 246,426 unvested PRSAs granted July 13, 2023 which are eligible to vest, if at all, on July 31, 2026, (c) up to a maximum of 1,000,000 unvested PRSAs granted January 3, 2024 (see the “2023 LTIP One-Time Supplemental Performance-based Award” heading) which are eligible to vest, if at all, on July 31, 2026, amending the original PRSA award granted on July 13, 2023, (d) 251,256 RSAs granted July 1, 2024 under the LTIP which are eligible to vest as to one third (1/3) per year through July 1, 2027, and (e) up to a maximum of 502,512 unvested PRSAs granted July 1, 2024 which are eligible to vest, if at all, on July 1, 2027. The vesting of PRSAs is contingent upon Riot’s achievement of specified Performance Objectives, and the final number of vested PRSAs may be less than the Target Award, depending on the Company’s future performance.

Option Exercises and Stock Vested Table

The following table presents, for each of the NEOs, the number of shares of Riot’s common stock underlying the stock options and stock grants which vested during 2024, as well as the aggregate value realized upon the exercise of such vested options and the settlement of such vested stock grants.

		Option Awards		Stock Awards
		Number of		Number of
		Shares	Value	Shares	Value
		Acquired	Realized	Acquired	Realized
		Upon	Upon	Upon	Upon
	Type of	Exercise	Exercise	Vesting	Vesting (1)
Name	Award	(#)	($)	(#)	($)
Jason Les	PRSA	—	—	30,000	471,900
CEO (Principal Executive Officer)	RSA	—	—	1,485,884	14,472,510
	RSA	—	—	61,606	612,980
Benjamin Yi	PRSA	—	—	30,000	471,900
Executive Chairman	RSA	—	—	1,485,884	14,472,510
	PRSA	—	—	61,606	612,980
Colin Yee	RSA	—	—	12,571	147,458
EVP, CFO (Principal Financial Officer)	PRSA	—	—	14,000	220,220
	RSA	—	—	12,569	114,378
	RSA	—	—	37,147	361,812
	RSU	—	—	41,071	408,656
William Jackman	PRSA	—	—	14,000	220,220
EVP, General Counsel	RSA	—	—	371,471	3,618,128
	RSA	—	—	41,071	408,656
Jason Chung	PRSA	—	—	14,000	220,220
EVP, Head of Corporate Development	RSA	—	—	30,678	375,499
	RSA	—	—	41,071	408,656
(1)	Calculated by multiplying (i) the fair market value of Riot’s common stock on the vesting date, which was determined using the closing price on the Nasdaq Capital Market of a share of Riot’s common stock on the date of vesting, or if such day falls on a weekend or holiday, on the immediately preceding trading day, by (ii) the number of shares of Riot’s common stock underlying the vested RSA or PRSA, as appropriate.

Potential Post-Employment Benefits

The following table discloses the potential payments upon termination or change in control that would have been received by our NEOs, had a termination event occurred on December 31, 2024, based on the terms of the applicable employment agreements and equity award agreements that were in effect on that date. The table assumes that any equity awards that vest in connection with the applicable triggering event that are subject to performance conditions are earned at the target level of performance within the applicable period except as may be noted otherwise, and values equity awards based on the closing price of a share of our common stock on December 31, 2024 of $10.21, as reported on the Nasdaq Capital

Market. These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the NEOs, amounts would only be known at the time that she or he becomes entitled to such payment.

	Termination Event
		Termination
		Without
	Termination	Cause or			Change in
	For Cause or	For Good		Change in	Control
	Without	Reason or	Death or	Control (Single	(Double
Named Executive Officer	Good Reason	Resignation	Disability (2)	Trigger)	Trigger)(3)
Benefit (1)	($)	($)	($)	($)	($)
Jason Les,
Chief Executive Officer
Severance	—	3,068,584	1,534,292	—	7,543,602
Restricted Stock	—	33,171,667	32,215,833	—	67,625,996
Options	—	—	—	—	—
Total	—	36,240,251	33,750,125	—	75,169,598
Benjamin Yi,
Executive Chairman
Severance	—	3,068,584	1,534,292	—	7,543,602
Restricted Stock	—	33,171,667	32,215,833	—	67,625,996
Options	—	—	—	—	—
Total	—	36,240,251	33,750,125	—	75,169,598
Colin Yee(4),
EVP, Chief Financial Officer
Severance	—	—	—	—	—
Restricted Stock	—	—	—	—	—
Options	—	—	—	—	—
Total	—	—	—	—	—
William Jackman,
EVP, General Counsel
Severance	—	1,000,000	500,000	—	2,458,333
Restricted Stock	—	10,202,771	9,565,550	—	21,260,651
Options	—	—	—	—	—
Total	—	11,202,771	10,065,550	—	23,718,984
Jason Chung,
EVP, Head of Corporate Development & Strategy
Severance	—	1,000,000	500,000	—	2,458,333
Restricted Stock	—	10,202,771	9,565,550	—	21,260,651
Options	—	—	—	—	—
Total	—	11,202,771	10,065,550	—	23,718,984
(1)

“Severance” excludes the cost of COBRA coverage; however, it includes the NEO’s AIP cash incentive. Because the amount of the AIP target cash incentive granted to the NEO varies, the target is set at 100% of each NEO’s salary as of December 31, 2024. The AIP target cash incentive is contingent upon the future achievement of performance objectives that cannot be reasonably predicted; further, the NEO’s AIP performance target (i.e., the maximum percentage of the NEO’s base salary that can be achieved as an AIP bonus for the applicable year) is set each year by the Compensation Committee based on contemporaneous business expectations and conditions, which likewise cannot be reasonably predicted. The severance for Mr. Les and Mr. Yi includes Bitcoin salary in an amount of 10.0 Bitcoin per year, and Bitcoin AIP target cash incentive in the amount of 10.0 Bitcoin per year, calculated using the December 31, 2024 Bitcoin price of $93,429. “Restricted Stock” includes time-based RSAs granted under and subject to the terms and conditions of the 2019 Equity Plan and PRSAs granted pursuant to the Performance Plan and the LTIP.

(2)

Assumes death or disability as of December 31, 2024, and AIP compensation at target payout. The severance for Mr. Les and Mr. Yi includes Bitcoin salary in an amount of 5.0 Bitcoin, and Bitcoin AIP target cash incentives in the amount of 5.0 Bitcoin, calculated using the December 31, 2024 Bitcoin price of $93,429.

(3)

We have a “Double-Trigger” Change in Control policy that applies to all compensation paid or payable to our NEOs (and other employees), including any equity compensation paid or payable under the 2019 Equity Plan, which governs all our currently outstanding equity awards. Accordingly, a Change in Control (as defined in the 2019 Equity Plan) does not automatically trigger any severance, accelerated vesting of equity-based awards, or any other post-employment benefits without a subsequent qualifying separation from service, diminution in responsibilities, or other

“Good Reason” termination event (as defined in the 2019 Equity Plan). If a Change in Control is followed by a subsequent qualifying separation from service within the period specified under our agreements with the NEO (generally six to twelve months following the Change in Control), the vesting of any unvested RSAs held by the NEO as of the Change in Control is automatically accelerated and unvested RSAs are deemed to have vested as of immediately prior to the consummation of the applicable Change in Control event. No severance is due to the NEO following a Change in Control unless a subsequent qualifying separation from service occurs.

(4)

Under the Consulting Agreement between Riot and Clear Capital Management Corporation, as of December 31, 2024, neither Clear Capital Management Corporation nor Mr. Yee was eligible for potential post-employment benefits.

CEO Pay Ratio

We are required under Item 402(u) of Regulation S-K to calculate and disclose our “CEO pay ratio.” We conduct our business within the continental United States and as of December 31, 2024, we had 783 employees, of whom approximately 0.7% are located outside the United States. We have not excluded employees located outside the United States when identifying the median employee.

For 2024, the median annual total compensation of all employees of the Company, excluding our CEO, was $58,875.14, and the annual total compensation of our CEO was $83,532,328, as reported in the “Summary Compensation Table” on page 54 of this Proxy Statement. Accordingly, the ratio of our CEO’s annual total compensation to the median annual compensation of all employees (excluding the CEO) was 1,419:1.

We used total compensation to determine the median employee as of December 31, 2024, which includes (i) annual base salary plus annual incentives paid to salaried employees and (ii) hourly salary rate times annual hours plus additional adjustments for annual incentives, shift differentials, actual overtime rates, and other cash allowances paid to hourly employees and any equity granted to eligible employees.

The ratio and annual total compensation amount of the median employee are reasonable estimates that have been calculated using methodologies and assumptions permitted by SEC rules. The Company notes that its ratio and annual total compensation amount may not be directly comparable to those of other companies because the methodologies and assumptions used to identify the median employee may vary significantly among companies.

Pay vs. Performance

The following tables summarize the relationship between executive compensation for our principal executive officer (also known as CEO), other NEOs, and financial performance measures for the Company’s five (5) most recently completed fiscal years, calculated in accordance with Item 402(v) of Regulation S-K. The disclosure included in this section is prescribed by SEC rules and Section 953(a) of the Dodd-Frank Act, and it does not necessarily align with how the Company or the Compensation Committee views the link between the Company’s performance and compensation paid to its NEOs. For discussion of how Riot views its executive compensation, including alignment with the Company’s performance, see “Compensation Discussion and Analysis” beginning on page 31 of this Proxy Statement. Please review the tables and associated narrative and graphical disclosure together for a more complete presentation of such relationship over the periods presented.

					Average
					Summary	Average	Value of Initial Fixed			Company
	Summary	Summary			Compensation	Compensation	$100 Investment			Selected
	Compensation	Compensation	Compensation	Compensation	Table Total	Actually Paid	Based On:		Net	Measure
	Table Total	Table Total for	Actually	Actually Paid to	Paid	to		Peer	Income (loss)	Adjusted
	for	Mr.	Paid to	Mr.	to non-PEO	non-PEO		Group	(in	EBITDA
	Mr. Les(1)	McGonegal(2)	Mr. Les(3)	McGonegal(3)	NEOs(4)	NEOs(3)(4)	TSR	TSR	thousands)	(in
Year	($)	($)	($)	($)	($)	($)	($)	($)	($)	thousands)(7)($)
2024	83,532,328	—	55,439,295	—	36,724,800	26,210,124	911.61	181.61(5)	109,401	463,189
2023	13,490,590	—	42,806,252	—	9,658,511	18,573,480	1,381.25	146.52(6)	(49,472)	214,021
2022	21,500,269	—	4,979,102	—	7,788,383	377,785	302.68	105.56(7)	(509,553)	(67,193)
2021	21,876,868	18,196,470	23,262,732	10,634,670	17,197,333	12,682,777	1,993.75	134.57(7)	(15,437)	74,909
2020	—	698,581	—	1,934,593	401,970	2,243,803	1,516.96	118.36(7)	(14,107)	(7,769)
(1)

Mr. Les became the CEO of Riot and its principal executive officer on February 8, 2021, succeeding Jeffrey McGonegal. Amounts reported for 2021 include all compensation paid to Mr. Les during the year, as reported on the Summary Compensation Table (“SCT”), in their entirety.

(2)

Mr. McGonegal served as Riot’s CEO from February 15, 2019, and as CEO and Chief Financial Officer (principal financial officer) from his appointment as of August 15, 2019 until he was succeeded by Mr. Les as CEO. Thereafter, Mr. McGonegal continued in his role as Chief Financial Officer until his retirement and transition to his present role as Senior Advisor to the Company as of September 26, 2022. Accordingly, the amounts reported for 2021 include the total compensation paid to Mr. McGonegal for 2021, as reported on the SCT, in their entirety.

(3)	Compensation Actually Paid (“CAP”) reflects the total compensation reported in the SCT for the applicable year adjusted to include or exclude the amounts shown in the tables below for Riot’s NEOs:

PEO SCT to CAP Reconciliation – Jason Les

					Summary
		Bonus and Non-	Equity-	All Other	Compensation	Exclusion of	Inclusion of
		Equity Incentive	Based	Compensation(iii)	Table Total	Stock Awards	Equity Values(iv)	Compensation
Year	Salary(i) ($)	Compensation(i) ($)	Awards(ii) ($)	($)	($)	($)	($)	Actually Paid ($)
2024	1,334,219	2,893,957	79,263,056	41,096	83,532,328	(79,263,056)	51,170,023	55,439,295
2023	963,807	1,496,478	10,991,245	39,060	13,490,590	(10,991,245)	40,306,907	42,806,252
2022	679,757	511,225	20,297,175	12,111	21,500,269	(20,297,175)	3,776,008	4,979,102
2021	631,887	1,085,963	20,155,500	3,518	21,876,868	(20,155,500)	21,541,364	23,262,732

PEO SCT to CAP Reconciliation – Jeffrey McGonegal (former PEO)

					Summary
		Bonus and Non-	Equity-	All Other	Compensation	Exclusion of	Inclusion of
		Equity Incentive	Based	Compensation(iii)	Table Total	Stock Awards	Equity Values(iv)	Compensation
Year	Salary ($)	Compensation ($)	Awards(ii) ($)	($)	($)	($)	($)	Actually Paid ($)
2021	354,077	601,931	17,229,300	11,162	18,196,470	(17,229,300)	9,667,500	10,634,670
2020	294,103	90,000	300,000	14,478	698,581	(300,000)	1,536,012	1,934,593

Average NEO SCT to CAP Reconciliation – (Non-PEO)(4)

					Summary
		Bonus and Non-	Equity-		Compensation	Exclusion of	Inclusion of
		Equity Incentive	Based	All Other	Table Total	Stock Awards	Equity Values(iv)	Compensation
Year	Salary(i) ($)	Compensation(i) ($)	Awards(ii) ($)	Compensation(iii)	($)	($)	($)	Actually Paid ($)
2024	703,788	1,126,913	34,632,291	12,942	36,724,800	(34,632,291)	24,117,615	26,210,124
2023	561,199	833,494	8,243,419	20,399	9,658,511	(8,243,419)	17,158,388	18,573,480
2022	394,767	330,174	7,055,718	7,724	7,788,383	(7,055,718)	(354,880)	377,785
2021	312,057	502,159	16,355,155	27,962	17,197,333	(16,355,155)	11,840,599	12,682,777
2020	175,000	78,000	144,000	4,970	401,970	(144,000)	1,985,833	2,243,803
(i)	Includes cash and Bitcoin compensation, as identified and explained in greater detail in the SCT and the accompanying notes.

(ii)

Represents the value, calculated in accordance with FASB ASC Topic 718, of equity compensation paid during the indicated year under the 2019 Equity Plan, as reported in the SCT and the accompanying notes.

(iii)	Represents All Other Compensation paid during the indicated year, as reported in the SCT.
(iv)	The amounts in Inclusion of Equity Values in the tables above are derived from the amounts set forth in the Fair Value Equity Awards tables below.

PEO Fair Value Equity Awards – Jason Les

					Fair Value at the
				Change in Fair	End of the Prior
	Year End Fair Value	Change in Fair	Vesting-Date Fair	Value from Prior	Year of Equity
	of Equity Awards	Value from Prior	Value of Equity	Year to Vesting Date	Awards that Failed
	Granted During the	Year to Current	Awards Granted	of Unvested Equity	to Meet Vesting
	Year That Remained	Year of Unvested	During Year that	Awards that Vested	Conditions in	Total Inclusion of
	Unvested as of Year	Equity Awards	Vested During Year	During Year	the Year	Equity Values
Year	($)	($)	($)	($)	($)	($)
2024	62,593,957	(2,592,412)	—	(8,831,522)	—	51,170,023
2023	8,577,496	18,074,579	—	13,654,832	—	40,306,907
2022	10,074,294	(5,706,698)	—	(591,588)	—	3,776,008
2021	8,513,312	—	2,461,784	10,566,268	—	21,541,364

PEO Fair Value Equity Awards – Jeffrey McGonegal (former PEO)

Fair Value at the
				Change in Fair	End of the Prior
	Year End Fair Value	Change in Fair	Vesting-Date Fair	Value from Prior	Year of Equity
	of Equity Awards	Value from Prior	Value of Equity	Year to Vesting Date	Awards that Failed
	Granted During the	Year to Current	Awards Granted	of Unvested Equity	to Meet Vesting
	Year That Remained	Year of Unvested	During Year that	Awards that Vested	Conditions in	Total Inclusion of
	Unvested as of Year	Equity Awards	Vested During Year	During Year	the Year	Equity Values
Year	($)	($)	($)	($)	($)	($)
2021	7,212,590	—	2,119,770	335,140	—	9,667,500
2020	891,083	—	644,929	—	—	1,536,012

Average NEO Fair Value Equity Awards (Non-PEO)(4)

					Fair Value at the
				Change in Fair	End of the Prior
	Year End Fair Value	Change in Fair	Vesting-Date Fair	Value from Prior	Year of Equity
	of Equity Awards	Value from Prior	Value of Equity	Year to Vesting Date	Awards that Failed
	Granted During the	Year to Current	Awards Granted	of Unvested Equity	to Meet Vesting
	Year That Remained	Year of Unvested	During Year that	Awards that Vested	Conditions in	Total Inclusion of
	Unvested as of Year	Equity Awards	Vested During Year	During Year	the Year	Equity Values
Year	($)	($)	($)	($)	($)	($)
2024	29,077,968	(1,944,304)	—	(3,016,049)	—	24,117,615
2023	6,433,111	5,900,613	—	4,824,664	—	17,158,388
2022	3,348,135	(3,358,597)	27,606	(372,024)	—	(354,880)
2021	6,756,031	—	1,845,779	3,238,789	—	11,840,599
2020	1,989,070	—	—	(3,237)	—	1,985,833
(4)

The non-PEO NEOs reflected represent the following individuals for each fiscal year shown: 2024 – Mr. Yi, Mr. Yee, Mr. Jackman, and Mr. Chung; 2023 – Mr. Yi, Mr. Yee, Mr. Jackman, and Mr. Chung; 2022 – Mr. Yi, Mr. McGonegal, Mr. Yee, Mr. Jackman, and Chad Everett Harris; 2021 – Mr. Yi, Mr. McGonegal, Mr. Jackman, and Megan Brooks; and 2020 – Ms. Brooks.

(5)

Cumulative TSR for 2024 represents the investment of $100 as of December 31, 2019, in those members of our Peer Group, including reinvestment of any dividends. The cumulative TSR for our Peer Group consisting of A10 Networks (ATEN), AppFolio, Inc. (APPF), Cleanspark, Inc. (CLSK), Fastly, Inc. (FSLY), Hut 8 Corp. (HUT), MARA Holdings (MARA), MicroStrategy, Inc. (MSTR), Rapid7, Inc. (RPD), Repay Holdings Corp. (RPAY), and TeraWulf Inc.

(WULF) representing the investment of $100 as of December 31, 2019, is $181.61. In comparison, the cumulative TSR for our 2024 Peer Group consisting of Marathon Digital Holdings, Inc. (MARA), Hut 8 Corp. (HUT), CleanSpark, Inc. (CLSK), HIVE Digital Technologies, Ltd. (HIVE), Bit Digital, Inc. (BTBT), TeraWulf Inc. (WULF), and Mawson Infrastructure Group, Inc. (MIGI) representing the investment of $100 as of December 31, 2019, is $383.88. For further information on the Company’s Peer Group in 2024 and 2025, see “Factors Considered in Setting Compensation and Role of Peer Data” in the Compensation Discussion and Analysis.

(6)

Cumulative TSR for 2023 represents the investment of $100 as of December 31, 2019, in those members of our Peer Group, including reinvestment of any dividends. The Russell 2000’s (our peer group for 2022, 2021, and 2020) cumulative TSR for 2023 representing the investment of $100 as of December 31, 2019 is $121.49.

(7)  For 2022, 2021, and 2020, reflects cumulative TSR of the Russell 2000 Index, as of December 31, 2022, weighted according to capitalization at the beginning of each period for which a return is indicated. As disclosed elsewhere in this Proxy Statement, prior to January 1, 2023, due to the nascence of our industry, we did not compare our performance against a self-constructed peer group or use a Published Industry Index. We established a peer group as of 2023. Due to the establishment of our Peer Group, for the year 2023, the cumulative TSR reflected represents the investment of $100 as of December 31, 2019 in those members of our Peer Group, including reinvestment of any dividends, with available publicly traded market data as of, and subsequent to, December 31, 2018, as disclosed in our Annual Report on Form 10-K for the year ended December 31, 2023.

(8)

Adjusted EBITDA is a Non-GAAP financial measure used by the Board to assess performance. It is defined as our EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), adjusted to eliminate the effects of certain non-cash and/or non-recurring items, that do not reflect our ongoing strategic business operations. It is presented as a supplement to, and not as a substitute for, or as superior to, the comparable measure under GAAP, Net Income. Adjusted EBITDA has limitations as an analytical tool, and investors should not place undue weight on it when assessing the Company’s performance. See Appendix A for reconciliations of GAAP to Adjusted EBITDA.

Pay-for-Performance Alignment

The following table provides an unranked list of the most important financial performance measures used by our Compensation Committee to link the compensation actually paid to our CEO and other NEOs in 2024, calculated in accordance with SEC regulations, to Company performance. The role of these performance measures on our NEOs’ compensation is discussed in the Compensation Discussion and Analysis above.

Total Shareholder Return
Net Income
Adjusted EBITDA (Company Selected Measure)

The following charts reflect the CAP over the four-year period ended December 31, 2024 and aligns trends in Riot’s TSR, net income, and Adjusted EBITDA results over the same period.

Compensation Actually Paid vs. Total Shareholder Return

Due to the relative nascence of our industry, prior to 2023 we did not compare our performance against a self-constructed peer group and instead use a Published Industry Index. We established a Peer Group as of 2023, which has subsequently been amended as further described in the Compensation Discussion and Analysis — Factors Considered in Setting Compensation and Role of Peer Data of this Proxy Statement. As such, we previously utilized the Russell 2000 Index. The graph below shows a comparison of the Company’s TSR and the Russell 2000 Index assuming a $100 investment in the Company and in the Russell 2000 Index for the period starting December 31, 2019 that was held through the end of

December 31, 2023, as it compares to CAP. Historical stock performance is not necessarily indicative of future stock performance.

The following graph shows a comparison of the Company’s TSR and that of the members of our 2024 Peer Group with available publicly traded market data as of, and subsequent to, December 31, 2018, that was held through the end of each year listed in the first table set forth. The 2024 Peer Group TSR consists of: Marathon Digital Holdings, Inc. (MARA), Hut 8 Corp. (HUT), CleanSpark, Inc. (CLSK), HIVE Digital Technologies, Ltd. (HIVE), Bit Digital, Inc. (BTBT), TeraWulf Inc. (WULF), and Mawson Infrastructure Group, Inc. (MIGI), as it compares to CAP.

The following graph shows a comparison of the Company’s TSR and that of the members of our 2025 Peer Group with available publicly traded market data as of, and subsequent to, December 31, 2018, that was held through the end of each year listed in the first table set forth. The 2025 Peer Group TSR consists of: A10 Networks (ATEN), AppFolio, Inc.

(APPF), CleanSpark, Inc. (CLSK), Fastly, Inc. (FSLY), , Hut 8 Corp. (HUT), MARA Holdings (MARA), MicroStrategy, Inc. (MSTR), Rapid7, Inc. (RPD), Repay Holdings Corp. (RPAY), and TeraWulf Inc. (WULF), as it compares to CAP.

 Compensation Actually Paid vs. Net Income

As shown in the chart below, the year-over-year changes in our CAP from 2020 to 2021, from 2021 to 2022, from 2022 to 2023, and from 2023 to 2024 generally tracked along the same trendline as our Net Income over the same period, increasing from 2020 to 2021, decreasing from 2021 to 2022, then increasing again from 2022 to 2023 and 2023 to 2024. This is largely due to our overall compensation mix, a substantial portion of which is equity-based performance shares and heavily impacted by our stock price. Year-over-year changes in CEO CAP over the same period are more pronounced due to the impact of performance-based equity compensation, which makes up a substantially larger portion of the total target direct compensation paid to our CEO than it does for our other NEOs. All performance shares vest over three years.

Compensation Actually Paid vs. Adjusted EBITDA

As shown in the chart below, the year-over-year changes in our CAP from 2020 to 2021, from 2021 to 2022, and from 2022 to 2023 generally tracked along the same trendline as our Adjusted EBITDA over the same period, increasing from 2020 to 2021, decreasing from 2021 to 2022, and increasing from 2022 to 2023. The Company’s Adjusted EBITDA from 2023 to 2024 increased. The 2022 decrease in Adjusted EBITDA was largely due to impairment charges to certain intangible assets, including the Bitcoin we held following the decline in the market value of Bitcoin during that period. The changes in CAP are primarily due to our overall pay mix, a large portion of which is equity-based performance shares and heavily impacted by stock price, as discussed above. The 2023 and 2024 increases in Adjusted EBITDA were largely due to higher Bitcoin Mining revenue resulting from our increase in deployed hash rate and higher bitcoin prices, increases in the value of our bitcoin held from higher bitcoin prices, and increases in power curtailment credits as disclosed in our 2023 and 2024 Annual Reports.

PROPOSAL NO. 3

“SAY-ON-PAY”

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS

Pursuant to Schedule 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory basis, the compensation of our “named executive officers” as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to vote on our named executive officers’ compensation as a whole. The Company has disclosed the compensation of its named executive officers pursuant to rules adopted by the SEC.

We believe that our compensation policies for our named executive officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company’s stockholders. This advisory stockholder vote gives you, as a stockholder, the opportunity, on a purely advisory basis, to approve or not approve the compensation of our named executive officers as disclosed in this Proxy Statement by voting “FOR” or “AGAINST” the following resolution (or by choosing to “ABSTAIN” with respect to the resolution):

RESOLVED, that the stockholders of the Company hereby approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s 2025 Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, and the footnotes and narratives accompanying the compensation tables.

Because your vote is advisory, it will not be binding on either the Board or the Company. However, the Company’s Compensation Committee will take into account the outcome of the stockholder vote on this proposal at the Annual Meeting when considering future executive compensation decisions regarding named executive officers. Your non-binding advisory votes described in this Proposal No. 3 will not be construed: (1) as overruling any decision by the Board, any Board Committee or the Company relating to the compensation of the named executive officers, or (2) as creating or changing any fiduciary duties or other duties on the part of the Board, any Board Committee or the Company.

We currently hold our advisory vote to approve the compensation of our named executive officers (“Say-on-Pay vote”) annually. Stockholders have an opportunity to cast an advisory vote on the frequency of the Say-on-Pay vote at least every six (6) years (including this year), and after this year the next advisory vote on the frequency of the Say-on-Pay vote will be at our 2031 Annual Meeting.

Vote Required

The affirmative vote of a majority of the votes cast on this proposal are required to approve, on an advisory basis, the compensation of our named executive officers. Abstentions and broker non-votes will be counted as votes present for quorum purposes but will not be counted as either votes cast for or against this proposal. While the results of this advisory vote are non-binding, the Compensation Committee and the Board value the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions are necessary to address the concerns raised by the vote and when making future compensation decisions for named executive officers.

BOARD VOTING RECOMMENDATION REGARDING PROPOSAL NO. 3

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS ON THE WHITE PROXY CARD.

PROPOSAL NO. 4

“SAY-ON-FREQUENCY”

APPROVAL, ON AN ADVISORY BASIS, OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with federal securities law, we are providing our stockholders with the opportunity to vote, on a non-binding, advisory basis, on the frequency of future advisory votes to approve the compensation of our named executive officers, commonly known as “Say-on-Frequency.” Stockholders may vote for one of the following frequencies: every year, every two (2) years or every three (3) years, or may abstain from voting on this proposal.

The last time a vote was held on the frequency of future Say-on-Pay votes - which was at our 2019 Annual General Meeting - our stockholders supported a frequency of “every year” as recommended by our Board. As a result, our Board decided to continue to hold Say-on-Pay votes every year. Consistent with the desire for our stockholders to provide regular input on our executive compensation philosophy, our Board recommends that stockholders vote for approval, on a non-binding, advisory basis, of “EVERY YEAR” as the frequency of future advisory votes to approve the compensation of our named executive officers.

Vote Required

The affirmative vote of a majority of the votes cast on this proposal are required to approve, on an advisory basis, the Say-on-Frequency. Abstentions and broker non-votes will be counted as votes present for quorum purposes but will not be counted as either votes cast for or against this proposal. While the results of this advisory vote are non-binding, the Compensation Committee and the Board value the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions are necessary to address the concerns raised by the vote and when making future Say-on-Frequency decisions.

BOARD VOTING RECOMMENDATION REGARDING PROPOSAL NO. 4

THE BOARD RECOMMENDS THAT YOU VOTE “EVERY YEAR” ON THIS PROPOSAL 4 TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ON THE WHITE PROXY CARD.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of shares of our common stock, issued and outstanding as of the Record Date, by: (i) any person known to us to beneficially own five percent (5%) or more of our shares outstanding; (ii) each of the Company’s NEOs and directors; and (iii) all of the Company’s then serving directors and executive officers as a group. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, as amended. In computing the number of shares beneficially owned and the percentage ownership, shares of our common stock that the owner has the right to acquire within sixty (60) days after the Record Date are deemed outstanding but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. No directors or NEOs have pledged any shares of our common stock. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned and their addresses are c/o: Riot Platforms, Inc., 3855 Ambrosia Street, Suite 301, Castle Rock, Colorado 80109.

	Number of Shares	Percentage of Shares
	Beneficially	Beneficially
Name of Beneficial Owner	Owned(1)	Owned(1)
5% stockholders
The Vanguard Group, Inc.(2)	21,554,098	[•]%
Blackrock, Inc.(3)	15,485,510	[•]%
Directors and Named Executive Officers
Lance D’Ambrosio(4)	44,441	*
Jaime Leverton(5)	6,000	*
Douglas Mouton(6)	20,384	*
Michael Turner(7)	12,000	*
Jason Les(8)	8,374,765	*
Benjamin Yi(9)	9,217,662	*
Colin Yee(10)	203,077	*
William Jackman(11)	2,509,325	*
Jason Chung(12)	2,418,805	*
All Directors and Executive Officers as a group (11 persons)(13)	24,284,415	[•]%
(1)

Percentage of class beneficially owned is based on [•] shares outstanding as of the Record Date. Each share is entitled to one vote. Shares issued pursuant to RSAs, PRSAs, RSUs and PSUs vesting within 60 days of the Record Date, made under our 2019 Equity Plan are entitled to vote at meetings of the stockholders; therefore, such restricted shares, and shares underlying such restricted and performance units vesting within 60 days of the Record Date, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such restricted shares but are not deemed outstanding for computing the percentage of any other person or group. RSUs and PSUs do not have voting rights until vested.

(2)

Based solely on information reported by The Vanguard Group, Inc. (“Vanguard”) on the Schedule 13G/A filed with the SEC on February 13, 2024, and reporting ownership as of December 29, 2023. Vanguard has sole voting power over 0 shares, shared voting power over 289,729 shares, sole dispositive power over 21,083,596 shares and shared dispositive power over 470,502 shares.

(3)

Based solely on information reported by BlackRock, Inc. (“BlackRock”) on the Schedule 13G/A filed with the SEC on January 26, 2024, and reporting ownership as of December 31, 2023. BlackRock has sole voting power over 15,209,346 shares, shared voting power over 0 shares, sole dispositive power over 15,485,510 shares and shared dispositive power over 0 shares.

(4)	Consists of (a) 38,441 shares held directly as of April 14, 2025, by Mr. D’Ambrosio; and (b) 6,000 unvested shares of RSAs.
(5)	Consists of (a) 6,000 shares held directly as of April 14, 2025, by Ms. Leverton.

(6)	Consists of (a) 14,384 shares held directly as of April 14, 2025, by Mr. Mouton; and (b) 6,000 unvested shares of RSAs.
(7)	Consists of (a) 6,000 shares held directly as of April 14, 2025, by Mr. Turner; and (b) 6,000 unvested shares of RSAs.
(8)

Consists of (a) 731,348 shares held directly as of April 14, 2025, by Mr. Les, (b) 1,019,911 shares held directly by Mr. Les, Trustee of the Jason M. Les Trust, dated March 8, 2021; (c) 6,123,408 unvested shares of PRSAs; and (d) 500,098 unvested shares of RSAs.

(9)

Consists of (a) 1,594,156 shares held directly as of April 14, 2025, by Mr. Yi; (b) 1,000,000 shares held indirectly in trust by the Acorn Capital Foundation Limited Company; (c) 6,123,408 unvested shares of PRSAs; and (d) 500,098 unvested shares of RSAs.

(10)	Consists of (a) 203,077 shares held directly as of April 14, 2025, by Mr. Yee.

(11) Consists of (a) 426,989 shares held directly as of April 14, 2025, by Mr. Jackman; (b) 1,748,938 unvested shares of PRSAs; and (c) 333,398 unvested shares of RSAs.

(12)	Consists of (a) 336,469 shares held directly as of April 14, 2025, by Mr. Chung; (b) 1,748,938 unvested shares of PRSAs; and (c) 333,398 unvested shares of RSAs.
(13)	Includes each of the items noted in footnotes (4) through (12) above.

PROPOSAL NO. 5

THE DECLASSIFICATION PROPOSAL

We have received notice from D. E. Shaw expressing its intention to present a nonbinding proposal requesting that the Board take all necessary steps in its power, including amending the Company’s bylaws, to declassify the Board so that all directors are elected on an annual basis. D. E. Shaw is located at c/o The D. E. Shaw Group, Two Manhattan West, 375 9th Ave 52nd Floor, New York, NY 10001. We will provide stockholders with information regarding the number of voting securities held by D. E. Shaw promptly upon oral or written request. D. E. Shaw has notified us that it intends to present the following proposal for consideration at the Annual Meeting:

“RESOLVED, that the stockholders of Riot Platforms, Inc. (the “Corporation”) request that the Board of Directors of the Corporation (the “Board”) take all necessary steps in its power, including amending the Corporation’s bylaws, to declassify the Board so that all directors are elected on an annual basis.”

The Board recommends that stockholders vote “FOR” D. E. Shaw’s Declassification Proposal.

D.E. SHAW’S STATEMENT IN SUPPORT OF THE DECLASSIFICATION PROPOSAL

Currently, the Board of Directors (the “Board”) is divided into three classes serving staggered three-year terms. D. E. Shaw Valence Portfolios, L.L.C. (the “Record Holder”) believes the annual election of all directors encourages board accountability to stockholders, as it focuses directors on stockholders’ interests and sustained value creation. The Record Holder notes that the Board has the power to declassify the Board and amend the Bylaws without a stockholder vote and believes the Board should do so.

A classified board, which functions as a director entrenchment mechanism, limits the current Board’s accountability to stockholders. Approximately 90% of the companies in the S&P 500 elect all board members annually. This is in consonance with the widely held view that, for a Company to abide by corporate governance best practices, it must elect all its directors annually. Amending the Bylaws to elect directors annually would meaningfully improve the Company’s corporate governance and immediately produce a more responsive Board, which could create substantial stockholder value.

If the Board desired to implement this proposal in such a manner as to make the declassification immediately effective, we note that the Board may, in its discretion (subject to the agreement of each individual member of the Board, as described in the following sentence) and in line with standard practice for companies who wish to de-stagger their boards on an expedited basis, amend the Bylaws to provide for the annual election of all three classes of directors. Concurrently, the requisite number of directors would resign from their respective directorships only to be promptly reappointed to annual terms pursuant to the amended Bylaws.

BOARD’S STATEMENT IN SUPPORT OF THE DECLASSIFICATION PROPOSAL

The Board believes that as the Company continues to mature, its Board and corporate governance profile should evolve and mature accordingly. Consistent with this belief, on February 13, 2025, the Company announced that it had significantly refreshed its Board. In conjunction with input from each of Starboard Value LP and The D. E. Shaw Group, the Company:

●	Increased the size of its Board from five to six directors;
●	Added three new directors to the Board; and
●	Announced the retirement of two then-current directors.

In the wake of these changes, the Board believes that now is the right time in the Company’s evolution to begin the process of moving towards the annual elected of all directors. The Declassification Proposal requests that the Board “take all necessary steps in its power, including amending the Company’s bylaws, to declassify the Board so that all directors are elected on an annual basis.” This statement is consistent with the Board’s belief and therefore the Board recommends stockholders vote “FOR” the Declassification Proposal.

Board Response if the Declassification Proposal Passes

The Declassification Proposal would not immediately effectuate the declassification of the Board. Should the Declassification Proposal be approved at the Annual Meeting, the Board intends to engage with stockholders following the Annual Meeting to discuss their views on the appropriate timing and process for migrating to a structure where all directors are elected annually. Following such engagement and incorporating the feedback provided therein, the Board expects to implement a phased declassification of its Board with or prior to the 2026 Annual Meeting.

Rationale for the Classified Board and Potential Board Response

The Board periodically reviews the Company’s governance practices to ensure that our approach aligns with the best interests of our stockholders. Historically, the Board believed that a classified structure was beneficial to the Company promoting the long-term retention of directors who have deep knowledge of our industry, operations, and long-term strategic goals. As a small public company in a turbulent and rapidly changing industry, the Board has believed that the stability and other benefits provided by a classified board have outweighed its drawbacks.

The Board recognizes that many of our stockholders believe that directors of public companies should be elected on an annual basis, absent special circumstances, while others may hold a different perspective, such as assessing the issue on a case-by-case basis. The Board has attempted to balance the field of stockholder perspectives with the Board’s own independent assessment of the value of a classified board to the Company, taking into consideration the Company’s specific circumstances. In weighing these perspectives, the Board believes there are several reasons that maintaining a classified board over the near term is in the best interest of stockholders:

●	The Company continues to operate in a turbulent marketplace tied to the cryptocurrency industry, which is subject to uncertainty, including with respect to expected and potential policy initiatives of the United States government;
●	The Company is undertaking a business transition with respect to the migration of certain of its facilities from bitcoin mining to data centers;
●	The classified structure does not inhibit the Board from working with stockholders to facilitate more substantial board refreshment than simply replacing a single class of directors, as evidenced by February the 2025 announcement; and
●	Since half of the directors were appointed only a few months ago, the Board believes that another refreshment of half or more of the Board would not be advisable in the near term.

However, the Board expects the benefits to the Company of a classified structure will diminish thereafter. The Board believes that the Company’s business transition will lead to a more stable revenue stream, and that that some of the uncertainty that surrounds the cryptocurrency industry (particularly as it relates to the policy initiatives of the United States government) will diminish over time. As a result, the Board strongly believes that a thoughtful and deliberate approach to declassification is more appropriate than an immediate declassification, considering the Company’s specific circumstances.

D. E. Shaw’s Supporting Statement

D. E. Shaw’s supporting statement of the Declassification Proposal references “immediate” declassification of the Board. D. E. Shaw suggests that all of our directors should voluntarily resign from the Board and then, in conjunction with an amendment to the Bylaws, be immediately reappointed to annual terms. The Board believes that this approach is not appropriate or advisable for many reasons, including those set forth above.

Stockholders should be aware that supporting statements are not part of the Declassification Proposal. Thus, a vote in favor of the Declassification Proposal does not represent an endorsement, nor lack of an endorsement, of any of the statements expressed in the either the D. E. Shaw supporting statement or the Board’s supporting statement.

Vote Required

The affirmative vote of a majority of the votes cast are required to approve the Declassification Proposal. Abstentions and broker non-votes will be counted as votes present for quorum purposes but will not be counted as either votes cast for or against this proposal. It is intended that, unless otherwise instructed, shares represented by proxy will be voted “FOR” the Declassification Proposal.

BOARD VOTING RECOMMENDATION REGARDING PROPOSAL NO. 5

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE DECLASSIFICATION PROPOSAL SET FORTH IN THIS PROPOSAL 5 ON THE WHITE PROXY CARD.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act, as amended, requires our directors and certain officers, and persons who beneficially own more than 10% of the Company’s equity securities, to file reports of ownership and reports of changes in ownership with the SEC. To our knowledge, based solely on our review of the copies of Section 16(a) reports and amendments thereto furnished to us during and with respect to 2024 and on written representations from certain reporting persons, all reportable transactions during 2024 were reported on a timely basis.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled “Compensation and Human Resources Committee Report” and “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in that other filing.

Information contained on, or accessible through, our websites is not a part of this Proxy Statement and is not deemed incorporated by reference hereunder for any purpose.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this Proxy Statement include, but are not limited to, statements about Riot’s future financial and operating performance, expectations regarding its strategies, product, and business plans, including its revenue and operational priorities, future issuances of common stock, product initiatives, product experiments, and the risks and uncertainties set forth in our Annual Report on Form 10-K for the year ended December 31, 2024. Forward-looking statements should not be relied on as predictions of future events, and these statements are not guarantees of performance or results. Forward-looking statements herein speak only as of the date each statement is made. Riot does not undertake any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed WHITE proxy card or your voting instruction card or complete, sign and date the enclosed WHITE proxy card or your voting instruction card and promptly execute and return it in the provided postage-paid envelope according to the instructions.

THE BOARD OF DIRECTORS OF RIOT PLATFORMS, INC.

April [●], 2025

APPENDIX A

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS),

THE MOST COMPARABLE GAAP FINANCIAL MEASURE

In addition to financial measures presented under generally accepted accounting principles in the United States (“GAAP”), we consistently evaluate our use of and calculation of non-GAAP financial measures such as “Adjusted EBITDA.” EBITDA is computed as net income before interest, taxes, depreciation, and amortization. Adjusted EBITDA is a financial measure defined as EBITDA adjusted to eliminate the effects of certain non-cash and/or non-recurring items that do not reflect our ongoing strategic business operations, which management believes results in a performance measurement that represents a key indicator of our core business operations of Bitcoin mining. The adjustments include fair value adjustments such as derivative power contract adjustments, equity securities value changes, and non-cash stock-based compensation expenses, in addition to financing and legacy business income and expense items.

We believe Adjusted EBITDA can be an important financial measure because it allows management, investors, and our Board of Directors to evaluate and compare our operating results, including our return on capital and operating efficiencies, from period-to-period by making such adjustments.

Additionally, Adjusted EBITDA is used as a performance metric for share-based compensation.

Adjusted EBITDA is provided in addition to, and should not be considered to be a substitute for, or superior to, net income, the most comparable measure under GAAP to Adjusted EBITDA. Further, Adjusted EBITDA should not be considered as an alternative to revenue growth, net income, diluted earnings per share or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. Adjusted EBITDA has limitations as an analytical tool, and you should not consider this financial measure either in isolation or as a substitute for analyzing our results as reported under GAAP.

The following table reconciles Adjusted EBITDA to Net income (loss), the most comparable GAAP financial measure:

	Years Ended December 31,
	2024	2023	2022
Net income (loss)	$109,401	$(49,472)	$(509,553)
Interest income	(27,166)	(11,076)	(1,763)
Interest expense	1,985	2,854	1,309
Income tax expense (benefit)	744	(5,093)	(11,749)
Depreciation and amortization	212,053	252,354	107,950
EBITDA	297,017	189,567	(413,806)

Adjustments:
Stock-based compensation expense	125,204	32,170	24,555
Acquisition-related costs	5,541	-	78
Change in fair value of derivative asset	(45,277)	(6,721)	(71,418)
Change in fair value of contingent consideration	(2,459)	-	(159)
Unrealized loss (gain) on equity method investment - marketable securities	69,489	-	8,996
Loss (gain) on sale/exchange of equipment	17,429	5,336	(16,281)
Casualty-related charges (recoveries), net	(2,795)	(5,974)	9,688
Impairment of goodwill	-	-	335,648
Impairment of miners	-	-	55,544
Other (income) expense	(863)	(260)	59
License fees	(97)	(97)	(97)
Adjusted EBITDA	$463,189	$214,021	$(67,193)

A-1

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V71937-P32628 For Withhold For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! RIOT PLATFORMS, INC. BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O RIOT PLATFORMS, INC. 3855 AMBROSIA STREET, SUITE 301 CASTLE ROCK, CO 80109 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualstockholdermeeting.com/RIOT2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Nominees: 2. Ratification a non-binding advisory basis of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025. 3. Approval, on a non-binding an advisory basis, of the compensation of the Company's Named Executive Officers. 4. Approval, on a non-binding advisory basis, of the frequency at which future Say-on-Pay votes will be held. 5. Approve, in a non-binding vote, D. E. Shaw's proposal, if properly presented at the Annual Meeting, requesting that the Board take all necessary steps in its power, including amending the Company's bylaws, to declassify the Board so that all directors are elected on an annual basis. 1. Election of Directors The Board of Directors recommends you vote FOR the following Directors: NOTE: The named proxy is also authorized, in his discretion, to consider and act upon such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1a. Jaime Leverton 1b. Douglas Mouton The Board of Directors recommends you vote FOR proposals 2-3 (management proposals), 1 YEAR on proposal 4 (frequency proposal) and FOR proposal 5 (stockholder proposal) ! ! ! ! ! ! ! 1 Year 2 Years 3 Years Abstain SCAN TO VIEW MATERIALS & VOTEw PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION – DATED APRIL 7, 2025

V71938-P32628 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, as well as the 2024 Annual Report, are available at www.proxyvote.com. Continued and to be signed on reverse side RIOT PLATFORMS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, JUNE 10, 2025 The stockholder(s) hereby constitute(s) and appoint(s) Mr. Jason Les, Chief Executive Officer of Riot Platforms, Inc., as attorney and proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Riot Platforms, Inc. that the stockholder(s) is/are entitled to vote at, and, in his discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders to be held at 10:00 AM Eastern Time, on Tuesday, June 10, 2025, virtually at www.virtualstockholdermeeting.com/RIOT2025, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 3, 1 YEAR ON PROPOSAL 4 AND FOR PROPOSAL 5. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.